EXHIBIT 10.1

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                                CREDIT AGREEMENT


                                      among


                            ZEUS MERGER ONE LIMITED,

                            ZEUS MERGER TWO LIMITED,

                          VARIOUS LENDING INSTITUTIONS,

                             BANK OF AMERICA, N.A.,
                      BEAR STEARNS CORPORATE LENDING INC.,
                                   BNP PARIBAS

                                       AND

                       MERRILL LYNCH CAPITAL CORPORATION,
                           AS CO-DOCUMENTATION AGENTS,

                           CREDIT SUISSE FIRST BOSTON

                                       AND

                              LEHMAN BROTHERS INC.,
                            AS CO-SYNDICATION AGENTS,


                                       AND


                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                 AS ADMINISTRATIVE AGENT AND AS COLLATERAL AGENT


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                          Dated as of January 28, 2005

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                         DEUTSCHE BANK SECURITIES INC.,
                         CREDIT SUISSE FIRST BOSTON AND
                              LEHMAN BROTHERS INC.,
                             AS JOINT LEAD ARRANGERS


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                               TABLE OF CONTENTS

                                                                            PAGE


SECTION 1.  Amount and Terms of Credit.........................................1

       1.01  Commitments.......................................................1
       1.02  Minimum Borrowing Amounts, etc....................................4
       1.03  Notice of Borrowing...............................................5
       1.04  Disbursement of Funds.............................................6
       1.05  Notes.............................................................7
       1.06  Conversions.......................................................8
       1.07  Pro Rata Borrowings...............................................9
       1.08  Interest..........................................................9
       1.09  Interest Periods.................................................10
       1.10  Increased Costs; Illegality; etc.................................11
       1.11  Compensation.....................................................13
       1.12  Change of Lending Office ........................................14
       1.13  Replacement of Lenders...........................................14

SECTION 2.  Letters of Credit.................................................16

       2.01  Letters of Credit................................................16
       2.02  Letter of Credit Requests........................................17
       2.03  Letter of Credit Participations..................................18
       2.04  Agreement to Repay Letter of Credit Drawings.....................20
       2.05  Increased Costs..................................................21

SECTION 3.  Fees; Commitments.................................................22

       3.01  Fees.............................................................22
       3.02  Voluntary Termination or Reduction of Total Unutilized
             Revolving Loan Commitment........................................23
       3.03  Mandatory Reduction of Commitments...............................24

SECTION 4.  Payments..........................................................24

       4.01  Voluntary Prepayments............................................24
       4.02  Mandatory Repayments.............................................26
       4.03  Method and Place of Payment......................................31
       4.04  Net Payments.....................................................31

SECTION 5.  Conditions Precedent to Initial Credit Events.....................33

       5.01  Execution of Agreement; Notes....................................33
       5.02  Officer's Certificate............................................33
       5.03  Opinions of Counsel..............................................33
       5.04  Organizational Documents.........................................33
       5.05  Adverse Change, etc..............................................34


                                       i
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       5.06  Approvals........................................................34
       5.07  Consummation of the Transaction; etc.............................34
       5.08  Pledge Agreements................................................36
       5.09  Security Agreements..............................................37
       5.10  Initial Subsidiaries Guaranty....................................37
       5.11  Consent Letter...................................................38
       5.12  Solvency Certificate; Insurance Certificates.....................38
       5.13  Projections......................................................38
       5.14  Payment of Fees..................................................38
       5.15  No Default; Representations and Warranties.......................38

SECTION 6.  Conditions Precedent to All Credit Events.........................39

       6.01  No Default; Representations and Warranties, etc..................39
       6.02  Notice of Borrowing; Letter of Credit Request....................39

SECTION 7.  Representations and Warranties....................................40

       7.01  Organizational Status............................................40
       7.02  Company Power and Authority......................................40
       7.03  No Violation.....................................................40
       7.04  Litigation.......................................................41
       7.05  Use of Proceeds; Margin Regulations..............................41
       7.06  Governmental Approvals...........................................41
       7.07  Investment Company Act...........................................42
       7.08  Public Utility Holding Company Act...............................42
       7.09  True and Complete Disclosure.....................................42
       7.10  Financial Condition; Financial Statements........................43
       7.11  Security Interests...............................................44
       7.12  Compliance with ERISA............................................44
       7.13  Satellite Licenses, etc..........................................45
       7.14  Subsidiaries.....................................................46
       7.15  Intellectual Property, etc.......................................46
       7.16  Compliance with Statutes, etc....................................46
       7.17  Environmental Matters............................................46
       7.18  Properties.......................................................47
       7.19  Labor Relations..................................................47
       7.20  Tax Returns and Payments.........................................47
       7.21  Insurance........................................................48
       7.22  TT&C Earth Station Licenses, etc.................................48
       7.23  In-Orbit Satellites..............................................48
       7.24  No Immunity......................................................48
       7.25  Proper Form......................................................48
       7.26  Employee Benefit Plans; Shareholders' Agreements;
             Management Agreements; Collective Bargaining Agreements;
             Existing Indebtedness Agreements; Tax Allocation Agreements......49

SECTION 8.  Affirmative Covenants.............................................49


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       8.01  Information Covenants............................................50
       8.02  Books, Records and Inspections...................................54
       8.03  Insurance........................................................54
       8.04  Payment of Taxes.................................................56
       8.05  Corporate Franchises.............................................56
       8.06  Compliance with Statutes; etc....................................56
       8.07  Compliance with Environmental Laws...............................56
       8.08  ERISA............................................................58
       8.09  Good Repair......................................................58
       8.10  End of Fiscal Years; Fiscal Quarters.............................59
       8.11  Additional Security; Additional Guaranties; Further
             Assurances.......................................................59
       8.12  Access and Command Codes.........................................64
       8.13  Use of Proceeds..................................................66
       8.14  Permitted Acquisitions...........................................66
       8.15  Maintenance of Organizational Separateness.......................67
       8.16  License Subsidiary...............................................67
       8.17  Intelsat General Corporation.....................................68

SECTION 9.  Negative Covenants................................................68

       9.01  Changes in Business..............................................68
       9.02  Consolidation; Merger; Sale or Purchase of Assets; etc...........68
       9.03  Liens............................................................72
       9.04  Indebtedness.....................................................75
       9.05  Advances; Investments; Loans.....................................78
       9.06  Dividends; etc...................................................83
       9.07  Transactions with Affiliates and Unrestricted Subsidiaries.......86
       9.08  Non-Material Subsidiaries........................................86
       9.09  Consolidated Interest Coverage Ratio.............................87
       9.10  Senior Secured Leverage Ratio....................................87
       9.11  Private Act......................................................87
       9.12  Limitation on Voluntary Payments and Modifications of
             Indebtedness; Modifications of Certificate of
             Incorporation, By-Laws and Certain Other Agreements;
             Issuances of Capital Stock; etc..................................87
       9.13  Limitation on Issuance of Equity Interests.......................88
       9.14  Limitation on Certain Restrictions on Subsidiaries...............89
       9.15  Limitation on the Creation of Subsidiaries, Joint Ventures
             and Unrestricted Subsidiaries....................................90
       9.16  Change of Legal Names; Type of Organization (and Whether a
             Registered Organization); Jurisdiction of Organization; etc......91

SECTION 10.  Events of Default................................................92

       10.01  Payments........................................................92
       10.02  Representations, etc............................................92
       10.03  Covenants.......................................................92
       10.04  Default Under Other Agreements..................................92
       10.05  Bankruptcy, etc.................................................93


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       10.06  ERISA...........................................................93
       10.07  Security Documents..............................................93
       10.08  Guaranties......................................................93
       10.09  Judgments.......................................................93
       10.10  Ownership.......................................................94

SECTION 11.  Definitions......................................................94


SECTION 12.  The Agents......................................................148

       12.01  Appointment....................................................148
       12.02  Delegation of Duties...........................................149
       12.03  Exculpatory Provisions.........................................149
       12.04  Reliance by Agents.............................................150
       12.05  Notice of Default..............................................150
       12.06  Nonreliance on Agents and Other Lenders........................150
       12.07  Indemnification................................................151
       12.08  Agents in their Individual Capacities..........................151
       12.09  Holders........................................................151
       12.10  Resignation of the Agents......................................151
       12.11  Collateral Matters.............................................153
       12.12  Special Appointment of Collateral Agent for German Pledge
             Agreement.......................................................154
       12.13  The Co-Documentation Agents and the Co-Syndication Agents......155

SECTION 13.  Miscellaneous...................................................155

       13.01  Payment of Expenses, etc.......................................155
       13.02  Right of Setoff................................................156
       13.03  Notices........................................................156
       13.04  Benefit of Agreement; Assignments; Participations..............157
       13.05  No Waiver; Remedies Cumulative.................................159
       13.06  Payments Pro Rata..............................................159
       13.07  Calculations; Computations.....................................160
       13.08  Governing Law; Submission to Jurisdiction; Venue...............161
       13.09  Counterparts...................................................161
       13.10  Effectiveness..................................................162
       13.11  Headings Descriptive...........................................162
       13.12  Amendment or Waiver; etc.......................................162
       13.13  Survival.......................................................164
       13.14  Domicile of Loans and Commitments..............................164
       13.15  Confidentiality................................................164
       13.16  Waiver of Jury Trial...........................................165
       13.17  Register.......................................................165
       13.18  Limitation on Additional Amounts, etc..........................165
       13.19  USA Patriot Act................................................166
       13.20  Conversion of Currencies.......................................166
       13.21  Regulatory Matters.............................................166
       13.22  Application of Proceeds........................................167


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       13.23  Acknowledgment of Indebtedness and Joint Creditorship..........169
       13.24  Provisions relating to Eurobonds...............................170

SECTION 14.  Holdings Guaranty...............................................172

       14.01  The Holdings Guaranty..........................................172
       14.02  Bankruptcy.....................................................172
       14.03  Nature of Liability............................................172
       14.04  Independent Obligation.........................................173
       14.05  Authorization..................................................173
       14.06  Reliance.......................................................174
       14.07  Subordination..................................................174
       14.08  Waivers........................................................175
       14.09  Maximum Liability..............................................175





SCHEDULE 1.01     List of Lenders and Commitments
SCHEDULE 5.07     Indebtedness
SCHEDULE 5.10 Material Subsidiaries Executing a Subsidiaries Guaranty on the Initial Borrowing Date
SCHEDULE 7.12     Plans
SCHEDULE 7.13     Satellite Licenses
SCHEDULE 7.14     Subsidiaries
SCHEDULE 7.18     Real Property
SCHEDULE 7.21     Insurance
SCHEDULE 7.22     TT&C Earth Station Licenses
SCHEDULE 7.23     In-Orbit Satellites
SCHEDULE 9.02(s)  Intelsat General Corporation Transfers
SCHEDULE 9.03     Existing Liens
SCHEDULE 9.05     Existing Investments
SCHEDULE 9.07     Affiliate Transactions
SCHEDULE 13.03    Lender Addresses


EXHIBIT A-1       Notice of Borrowing
EXHIBIT A-2       Notice of Conversion/Continuation
EXHIBIT B-1       Term Note
EXHIBIT B-2       Revolving Note
EXHIBIT B-3       Swingline Note
EXHIBIT C         Letter of Credit Request
EXHIBIT D-1       Opinion of Wachtell, Lipton, Rosen & Katz, special New York counsel to the Credit Parties
EXHIBIT D-2       Opinion of Sullivan & Cromwell LLP, special New York
                  counsel to the Credit Parties


                                       v
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EXHIBIT D-3       Opinion of Appleby Spurling Hunter, special Bermuda counsel to the Credit Parties
EXHIBIT D-4       Opinion of David Meltzer, Esq., General Counsel of Intelsat
                  Global Service Corporation
EXHIBIT D-5       Opinion of White & Case LLP, special U.K. counsel to the
                  Administrative Agent
EXHIBIT D-6       Opinion of White & Case LLP, special German counsel to the
                  Administrative Agent
EXHIBIT D-7       Opinion of Richards, Layton & Finger, PA, special Delaware counsel to the Credit Parties
EXHIBIT D-8       Opinion of Akin Gump Strauss Hauer & Feld LLP, special FCC counsel to the Credit Parties
EXHIBIT E         Officers' Certificate
EXHIBIT F-1       Holdings Pledge Agreement (Bermuda law)
EXHIBIT F-2       U.S. Pledge Agreement (New York law)
EXHIBIT F-3       U.K. Pledge Agreement (English law)
EXHIBIT F-4       German Pledge Agreement (German law)
EXHIBIT G-1       Holdings/Borrower Security Agreement (Bermuda law)
EXHIBIT G-2       U.S. Security Agreement (New York law)
EXHIBIT G-3       U.K. Security Agreement (English law)
EXHIBIT H         Initial Subsidiaries Guaranty
EXHIBIT I         Intercompany Subordination Agreement
EXHIBIT J         Solvency Certificate
EXHIBIT K         Consent Letter
EXHIBIT L         Assignment and Assumption Agreement
EXHIBIT M         Intercompany Note
EXHIBIT N         Joinder Agreement
EXHIBIT O         Satellite Health Report
EXHIBIT P         Eurobond Guaranty

            CREDIT AGREEMENT, dated as of January 28, 2005, among ZEUS MERGER ONE LIMITED, a company incorporated under the laws of Bermuda ("ZEUS MERGER ONE"; which as part of the Acquisition (as hereinafter defined) shall be amalgamated with Intelsat, Ltd., a company incorporated under the laws of Bermuda, with the resulting entity being called Intelsat, Ltd.), ZEUS MERGER TWO LIMITED, a company incorporated under the laws of Bermuda ("ZEUS MERGER TWO"; which as part of the Acquisition shall be amalgamated with Intelsat (Bermuda), Ltd., a company incorporated under the laws of Bermuda, with the resulting entity being called Intelsat (Bermuda), Ltd.), the lenders from time to time party hereto (each, a "LENDER" and, collectively, the "Lenders"), BANK OF AMERICA, N.A., BEAR STEARNS CORPORATE LENDING INC., BNP PARIBAS AND MERRILL LYNCH CAPITAL CORPORATION, as Co-Documentation Agents (in such capacity, the "CO-DOCUMENTATION AGENTS"), CREDIT SUISSE FIRST BOSTON AND LEHMAN BROTHERS INC., as Co-Syndication Agents (in such capacity, the "CO-SYNDICATION AGENTS"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT") and as Collateral Agent (as hereinafter defined) (the Administrative Agent, the Collateral Agent, the Co-Documentation Agents and the Co-Syndication Agents, each, an "AGENT" and, collectively, the "AGENTS"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 11 are used herein as so defined.


                             W I T N E S S E T H :


            WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make available to the Borrower the credit facilities provided for herein;


            NOW, THEREFORE, IT IS AGREED:

            SECTION 1. AMOUNT AND TERMS OF CREDIT.

            1.01 COMMITMENTS. (a) Subject to and upon the terms and conditions set forth herein, each Lender with a Term Loan Commitment severally agrees to make a term loan (each, a "TERM LOAN" and, collectively, the "TERM LOANS") to the Borrower, which Term Loans:

            (i) shall be incurred by the Borrower pursuant to two drawings, with
      (x) the first such drawing to be made on the Initial Borrowing Date for the purposes described in Section 7.05(a)(i) and (y) the second such drawing to be made on or prior to the Term Loan Commitment Termination Date for the purposes described in Section 7.05(a)(ii);

            (ii) shall be denominated in U.S. Dollars;

            (iii)  except as  hereafter  provided,  shall,  at the option of the
     Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, PROVIDED that (x) except as otherwise specifically provided in Section 1.10(b), all Term Loans made as part of the same Borrowing shall at all times consist of Term Loans of the same Type and (y) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than three Borrowings of Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Initial Borrowing Date (or, if later, the last day of the Interest Period applicable to the third Borrowing of Eurodollar Loans referred to below), each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on or after the third Business Day following the Initial Borrowing Date, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing;

            (iv) shall not exceed for any Lender, in initial principal amount for the Term Loans being made by such Lender on the Initial Borrowing Date, that amount which equals the lesser of (x) such Lender's TL Percentage of $150,000,000 and (y) the Term Loan Commitment of such Lender as in effect on the Initial Borrowing Date (before giving effect to any reduction thereto on such date pursuant to Section 3.03(b)(i)); and

            (v) shall not exceed for any Lender, in initial principal amount for the Term Loans being made by such Lender on the Business Day prior to or, at the Borrower's request on, the Repayment Date, that amount which equals the Term Loan Commitment of such Lender as in effect on such date (before giving effect to any reduction thereto or termination thereof on such date pursuant to Section 3.03(b)(i) or (ii)).

Once repaid or prepaid, Term Loans incurred hereunder may not be reborrowed.

            (b) Subject to and upon the terms and conditions herein set forth, each RL Lender severally agrees, at any time and from time to time after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each, a "REVOLVING LOAN" and, collectively, the "REVOLVING LOANS") to the Borrower, which Revolving Loans:

            (i) shall be denominated in U.S. Dollars;

            (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, PROVIDED that (x) except as otherwise specifically provided in Section 1.10(b), all Revolving Loans made as part of the same Borrowing shall at all times be of the same Type and (y) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than three Borrowings of Revolving Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Initial Borrowing Date (or, if later, the last day of the Interest Period applicable to the third Borrowing of Eurodollar Loans referred to below), each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on the same date as the initial Borrowing of Term Loans that are maintained as Eurodollar Loans, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing;

            (iii) may be repaid and reborrowed in accordance with the provisions hereof;

            (iv) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to the product of (x) such Lender's Adjusted RL Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Lender at such time; and

            (v) shall not exceed for all Lenders at any time outstanding that aggregate principal amount which, when added to (x) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, exceeds an amount equal to the Total Revolving Loan Commitment then in effect.

            (c) Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make at any time and from time to time after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans to the Borrower (each, a "SWINGLINE LOAN" and, collectively, the "SWINGLINE LOANS"), which Swingline Loans:

            (i) shall be denominated in U.S. Dollars;

            (ii) shall be made and maintained as Base Rate Loans;

            (iii) may be repaid and reborrowed in accordance with the provisions hereof;

            (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with (x) the aggregate principal amount of all Revolving Loans made by Non-Defaulting Lenders then outstanding and (y) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Swingline Loans) at such time, an amount equal to the Adjusted Total Revolving Loan Commitment at such time (after giving effect to any changes thereto on such date); and

            (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount.

Notwithstanding anything contained in this Section 1.01(c), (i) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's or Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Lenders' RL Percentage of the outstanding Swingline Loans and (ii) the Swingline Lender will not make a Swingline Loan after it has received written notice from the Borrower or the Required Lenders stating that a Default or an Event of Default exists until such time as the Administrative Agent shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default from the Required Lenders.

            (d) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the RL Lenders that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (PROVIDED that each such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "MANDATORY BORROWING") shall be made on the immediately succeeding Business Day by all RL Lenders PRO RATA based on each RL Lender's Adjusted RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), and the proceeds thereof shall be applied directly to repay the Swingline Lender for such outstanding Swingline Loans. Each RL Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 5 or 6 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment or the Adjusted Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each RL Lender (other than the Swingline Lender) hereby agrees that it shall forthwith purchase from the Swingline Lender (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the RL Lenders to share in such Swingline Loans ratably based upon their respective Adjusted RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), PROVIDED that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the RL Lender purchasing same from and after such date of purchase (or, if earlier, from the date on which the Mandatory Borrowing would otherwise have occurred, so long as the payments required by the following clause (y) have in fact been made) and (y) at the time any purchase of assignments pursuant to this sentence is actually made, the purchasing RL Lender shall be required to pay the Swingline Lender interest on the principal amount of assignment purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such assignment, at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

            1.02 MINIMUM BORROWING AMOUNTS, ETC. The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount applicable to such Loans, PROVIDED that Mandatory Borrowings shall be made in the amounts required by

Section 1.01(d). More than one Borrowing may be incurred on any day, PROVIDED that at no time shall there be outstanding more than eight Borrowings of Eurodollar Loans.

            1.03 NOTICE OF BORROWING. (a) Whenever the Borrower desires to make a Borrowing of Loans hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), an Authorized Officer shall give the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans, and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder (or, in the case of the Borrowings to occur on the Initial Borrowing Date, no later than 5:00 P.M. (New York time) on the Business Day prior to the Initial Borrowing Date). Each such notice (each, a "NOTICE OF BORROWING") shall, except as otherwise expressly provided in Section 1.10, be irrevocable, and, in the case of each written notice and each confirmation of telephonic notice, shall be in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the respective Borrowing shall consist of Term Loans or Revolving Loans, (iv) whether the respective Borrowing shall consist of Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto and (v) in the case of a Borrowing of Revolving Loans the proceeds of which are to be utilized to finance, in whole or in part, a Permitted Acquisition, (x) a reference to the officer's certificate, if any, delivered in accordance with Section 8.14, and (y) the aggregate principal amount of such Revolving Loans to be utilized in connection with such Permitted Acquisition. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

            (b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, an Authorized Officer shall give the Swingline Lender not later than 2:00 P.M. (New York time) on the day such Swingline Loan is to be made, written notice thereof in the form of a Notice of Borrowing (or telephone notice thereof promptly so confirmed in writing) for each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall specify in each case (x) the date of such Borrowing (which shall be a Business Day) and (y) the aggregate principal amount of the Swingline Loan to be made pursuant to such Borrowing.

            (ii) Mandatory Borrowings shall be made upon the notice (or deemed notice) specified in Section 1.01(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section 1.01(d).

            (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or the Swingline Lender (in the case of a Borrowing of Swingline Loans) or the respective Letter of Credit Issuer (in the case of the issuance of Letters of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent, the Swingline Lender or such Letter of Credit Issuer, as the case may be, in good faith to be from an Authorized Officer. In each such case, the Administrative Agent's, the Swingline Lender's or the respective Letter of Credit Issuer's, as the case may be, record of the terms of such telephonic notice shall be conclusive evidence of the contents of such notice, absent manifest error.

            1.04  DISBURSEMENT OF FUNDS.  (a) Not later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 2:00 P.M. (New York time) on the date specified in Section 1.03(b)(i), (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(d) or (z) in the case of Term Loans made on the Initial Borrowing Date, not later than 11:00 A.M. (New York time) (or such earlier time as may be agreed by the Administrative Agent) on such date), each Lender with a Commitment under the respective Tranche will make available its PRO RATA share (determined in accordance with Section 1.07), if any, of each Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Lender shall make available the full amount thereof) in the manner provided below. All amounts shall be made available to the Administrative Agent in U.S. Dollars and in immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office (or such other account at a commercial bank located in New York City as designated in the Notice of Borrowing or otherwise by the Borrower to the Administrative Agent) the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall promptly (and, in any event, no later than one Business Day following such notification) pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Rate for the first three days and the interest rate otherwise applicable to such Loans for each day thereafter or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with, and in satisfaction of its obligation to pay interest under, Section 1.08.

            (b) Nothing in this Agreement shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

            1.05 NOTES. (a) The Borrower's obligation to pay the principal of, and interest on, all the Loans made to it by each Lender shall be set forth on the Register maintained by the Administrative Agent pursuant to Section 13.17 and, subject to the provisions of Section 1.05(f), shall be evidenced (i) if Term Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a "TERM NOTE" and, collectively, the "TERM NOTES"), (ii) if Revolving Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "REVOLVING NOTE" and, collectively, the "REVOLVING NOTES") and (iii) if Swingline Loans, by a promissory note substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (the "SWINGLINE NOTE").

            (b) The Term Note issued to each Lender with a Term Loan Commitment and/or outstanding Term Loans shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial
Borrowing Date (or, in the case of any Term Note issued after the Initial Borrowing Date, the date of issuance thereof), (iii) be in a stated principal amount equal to the Term Loan Commitment of such Lender on the Initial Borrowing Date (or, in the case of any Term Note issued after the Initial Borrowing Date, in a stated principal amount equal to the sum of the Term Loan Commitment and the outstanding principal amount of the Term Loans of such Lender on the date of the issuance thereof) and be payable in the principal amount of Term Loans evidenced thereby from time to time, (iv) mature on the Term Loan Maturity Date,
(v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section
4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (c) The Revolving Note issued to each RL Lender shall (i) be executed by the Borrower, (ii) be payable to such RL Lender or its registered assigns and be dated the date of issuance thereof, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such RL Lender and be payable in the principal amount of the outstanding Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (d) The Swingline Note issued to the Swingline Lender shall (i) be executed by the Borrower, (ii) be payable to the Swingline Lender or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in Section
1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (e) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

            (f) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various
Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (e). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrower shall promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Loans.

            1.06 CONVERSIONS. The Borrower shall have the option to convert on any Business Day occurring on or after the Initial Borrowing Date, all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of Loans (other than Swingline Loans, which shall at all times be maintained as Base Rate Loans) made pursuant to one or more Borrowings of one or more Types of Loans under a single Tranche into a Borrowing or Borrowings of another Type of Loan under such Tranche; PROVIDED that (i) except as otherwise provided in Section 1.10(b) or unless the Borrower pays all breakage costs and other amounts owing to each Lender pursuant to Section 1.11 concurrently with any such conversion, Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted, and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (iii) shall no longer be applicable), prior to the 90th day after the Initial Borrowing Date, conversions of Base Rate Loans into Eurodollar Loans may only be made if any such conversion is effective on the first day of the first, second or third Interest Period referred to in clause (y) of each of Sections 1.01(a)(iii) and 1.01(b)(ii) and so long as such conversion does not result in a greater number of Borrowings of Eurodollar Loans prior to the 90th day after the Initial Borrowing Date as are permitted under Sections 1.01(a)(iii) and 1.01(b)(ii) and (iv) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in
Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a "NOTICE OF CONVERSION/CONTINUATION") in the form of Exhibit A-2, appropriately completed specifying the Loans to be so converted, the Borrowing(s) pursuant to which the Loans were made and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion, the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

            1.07 PRO RATA BORROWINGS. All Borrowings of Term Loans and Revolving Loans under this Agreement shall be incurred by the Borrower from the Lenders PRO RATA on the basis of such Lenders' Term Loan Commitments or Revolving Loan Commitments, as the case may be; PROVIDED that all Borrowings of Revolving Loans made pursuant to a Mandatory Borrowing shall be incurred from the RL Lenders PRO RATA on the basis of their respective Adjusted RL Percentages. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

            1.08 INTEREST. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan made to it from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate PER ANNUM which shall at all times be the relevant Applicable Margin PLUS the Base Rate, each as in effect from time to time.

            (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan made to it from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable, at a rate PER ANNUM which shall at all times be the relevant Applicable Margin as in effect from time to time PLUS the Eurodollar Rate for each Interest Period applicable to such Eurodollar Loan.

            (c) To the extent permitted by law, overdue principal and overdue interest in respect of each Loan shall, in each case, bear interest at a rate PER ANNUM equal to the greater of (x) the rate which is 2% in excess of the rate borne by such Loan immediately prior to the respective payment default and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche of Loans from time to time, and all other overdue amounts payable hereunder and under any other Credit Document shall bear interest at a rate per annum which is 2% in excess of the rate applicable to Revolving Loans maintained as Base Rate Loans from time to time. Interest which accrues under this Section 1.08(c) shall be payable on demand.

            (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on (x) the date of any conversion into a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable (on the amount converted) and (y) the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on (x) the date of any prepayment or repayment thereof (on the amount prepaid or repaid), (y) at maturity (whether by acceleration or otherwise) and (z) after such maturity, on demand.

            (e) All computations of interest hereunder shall be made in accordance with Section 13.07(b).

            (f) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for the respective Interest Period or Interest Periods and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

            1.09 INTEREST PERIODS. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans (in the case of any subsequent Interest Period), the Borrower shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period to be applicable to such Borrowing, which Interest Period shall, at the option of the Borrower (but otherwise subject to clause (y) of the proviso to Sections 1.01(a)(iii) and 1.01(b)(ii) and to clause (iii) of the proviso to Section 1.06), be a one, two, three, six or, with the prior written consent of each Lender with outstanding Loans and/or Commitments under the respective Tranche, nine or twelve month period. Notwithstanding anything to the contrary contained above:

            (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

            (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires;

            (iii) if any Interest Period for any Borrowing of Eurodollar Loans begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

            (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that if any Interest Period for any Borrowing of Eurodollar Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (v) no Interest Period for a Borrowing under a Tranche shall be selected which would extend beyond the respective Maturity Date for such Tranche;

            (vi) no Interest Period may be elected at any time when a Default or an Event of Default is then in existence; and

            (vii) no Interest Period in respect of any Borrowing of Term Loans shall be elected which extends beyond any date upon which a Scheduled Repayment will be required to be made under Section 4.02(b) if, after giving effect to the election of such Interest Period, the aggregate principal amount of such Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Term Loans then outstanding less the aggregate amount of such required Scheduled Repayment.

            If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

            1.10 INCREASED COSTS; ILLEGALITY; ETC. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

            (i) on any Interest Determination Date, that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

            (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request, such as, for example, but not limited to, (A) a change in the basis of taxation of payments to a Lender of the principal of or interest on the Loans or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender imposed by the jurisdiction in which its principal office or applicable lending office is located), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances affecting such Lender, the interbank Eurodollar market or the position of such Lender in such market (other than circumstances relating to taxes or any similar charges); or

            (iii) at any time since the Effective Date, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender with any law, governmental rule, regulation, guideline or order (or would conflict with any governmental rule, regulation, guideline,  request  or order not  having  the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and (except in the case of clause (i)) to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter, (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees, subject to the provisions of Section 13.18 (to the extent applicable), to pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, prepared in good faith and submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(a) upon the subsequent receipt of such notice) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as practicable and, in any event, within the time period required by law.

            (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii), the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 1.10(a)(ii) or
(iii)), or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Lender to convert each such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstance described in Section 1.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan or such earlier day as shall be required by applicable law); PROVIDED that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

            (c) If any Lender shall have determined that after the Effective Date, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on such Lender's or such other corporation's capital or assets as a consequence of such Lender's Commitment or Commitments or its obligations hereunder to the Borrower by an amount deemed by such Lender to be material to a level below that which such Lender or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Lender (with a copy to the Administrative Agent), accompanied by the notice referred to in the last sentence of this clause (c), the Borrower agrees, subject to the provisions of Section 13.18 (to the extent applicable), to pay to such Lender such additional amount or amounts as will compensate such Lender or such other corporation for such reduction in the rate of return to such Lender or such other corporation. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower (a copy of which shall be sent by such Lender to the Administrative Agent), which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligation to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice. In determining any additional amounts owing under this Section 1.10(c), each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; PROVIDED that such Lender's reasonable good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

            1.11 COMPENSATION. The Borrower agrees, subject to the provisions of
Section 13.18 (to the extent applicable), to compensate each Lender, promptly upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding any loss of anticipated profits) which such Lender may sustain and which such Lender deems to be material: (i) if for any reason (other than a default by such Lender or any Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 10 or as a result of the replacement of a Lender pursuant to Section 1.13 or 13.12(b)) or conversion of any Eurodollar Loans of the Borrower occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made by the Borrower pursuant to Section 1.10(b). Each Lender's calculation of the amount of compensation owing pursuant to this
Section 1.11 shall be made in good faith. A Lender's basis for requesting compensation pursuant to this Section 1.11 and a Lender's calculation of the amount thereof made in accordance with the requirements of this Section 1.11, shall, absent manifest error, be final and conclusive and binding on all parties hereto.

            1.12 CHANGE OF LENDING OFFICE. (a) Each Lender may at any time or from time to time designate, by written notice to the Administrative Agent to the extent not already reflected on Schedule 13.03, one or more lending offices (which, for this purpose, may include Affiliates of the respective Lender) for the various Loans made, and Letters of Credit participated in, by such Lender; PROVIDED that, for designations made after the Effective Date, to the extent such designation shall result in increased costs under Section 1.10, 2.05 or
4.04 in excess of those which would be charged in the absence of the designation of a different lending office (including a different Affiliate of the respective Lender), then the Borrower shall not be obligated to pay such excess increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which would apply in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation). Each lending office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder).

            (b) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), 1.10(c), 2.05 or 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, with the object of avoiding the consequences of the event giving rise to the operation of any such Section; PROVIDED that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 1.10, 2.05 or 4.04 (although each such Lender shall nevertheless have an obligation to change its applicable lending office subject to the terms set forth in the immediately preceding sentence).

            1.13 REPLACEMENT OF LENDERS. On and after the Term Loan Commitment Termination Date, (x) if any Lender becomes a Defaulting Lender, (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in a material amount in excess of those being generally charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as provided in Section 13.12(b), the Borrower shall have the right, in accordance with Section 13.04(b), if no Default or Event of Default then exists or would exist after giving effect to such replacement, to replace such Lender (the "REPLACED LENDER") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "REPLACEMENT LENDER") and each of which shall be reasonably acceptable to the Administrative Agent or, at the option of the Borrower, to replace only (a) the Revolving Loan Commitment (and outstandings pursuant thereto) of the Replaced Lender with an identical Revolving Loan Commitment provided by the Replacement Lender or (b) in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Lender is required with respect to less than all Tranches of its Loans or Commitments, the Commitments and/or outstanding Loans of such Lender in respect of each Tranche where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Lender; PROVIDED that:

            (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans (or, in the case of the replacement of only (a) the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans and participations in Letter of Credit Outstandings and/or (b) the outstanding Term Loans, the outstanding Term Loans) of, and in each case (except for the replacement of only the outstanding Term Loans of the respective Lender) participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans (or of the Loans of the respective Tranche being replaced) of the Replaced Lender, (B) an amount equal to all Unpaid Drawings (unless there are no Unpaid Drawings with respect to the Tranche being replaced) that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender (but only with respect to the relevant Tranche, in the case of the replacement of less than all Tranches of Loans then held by the respective Replaced Lender) pursuant to Section 3.01, (y) except in the case of the replacement of only the outstanding Term Loans of a Replaced Lender, each Letter of Credit Issuer an amount equal to such Replaced Lender's RL Percentage of any Unpaid Drawing relating to Letters of Credit issued by such Letter of Credit Issuer (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender and (z) in the case of any replacement of Revolving Loan Commitments, the Swingline Lender an amount equal to such Replaced Lender's Adjusted RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender; and

            (ii) all obligations of the Borrower then owing to the Replaced Lender (other than those (a) specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under
      Section 1.11 or (b) relating to any Tranche of Loans and/or Commitments of the respective Replaced Lender which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.17 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Lender shall become a Lender hereunder and, unless the respective Replaced Lender continues to have outstanding Term Loans and/or a Revolving Loan Commitment hereunder, the Replaced Lender shall cease to constitute a Lender hereunder,
except  with  respect  to   indemnification   provisions  under  this  Agreement
(including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Lender and (y) except in the case of the replacement of only outstanding Term Loans, the Adjusted RL Percentages of the Lenders shall be automatically adjusted at such time to give effect to such replacement.

            SECTION 2. LETTERS OF CREDIT.

            2.01 LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request a Letter of Credit Issuer at any time and from time to time after the Initial Borrowing Date and prior to the third Business Day (or the 30th day in the case of Trade Letters of Credit) preceding the Revolving Loan Maturity Date to issue (i) on a sight basis, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness, irrevocable sight standby letters of credit in a form customarily used by such Letter of Credit Issuer or in such other form as has been approved by such Letter of Credit Issuer (each such standby letter of credit, a "STANDBY LETTER OF CREDIT") in support of such L/C Supportable
Indebtedness and (y) for the account of the Borrower irrevocable sight trade letters of credit in a form customarily used by such Letter of Credit Issuer or in such other form as has been approved by such Letter of Credit Issuer (each such trade letter of credit, a "TRADE LETTER OF CREDIT") and (ii) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holder) located outside the United States of L/C Supportable Indebtedness, a bank guarantee in a form customarily used by such Letter of Credit Issuer or in such other form as has been approved by such Letter of Credit Issuer (each such bank guarantee, a "BANK GUARANTEE" and each such Standby Letter of Credit, Trade Letter of Credit and Bank Guarantee, a "LETTER OF CREDIT" and, collectively, the "LETTERS OF CREDIT").

            (b) Subject to and upon the terms and conditions set forth herein, each Letter of Credit Issuer hereby agrees that it will, at any time and from time to time after the Initial Borrowing Date and prior to the third Business Day (or the 30th day in the case of Trade Letters of Credit) preceding the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit in accordance with the terms of Section 2.01(a). Notwithstanding the foregoing, no Letter of Credit Issuer shall be under any obligation to issue any Letter of Credit if at the time of such issuance:

            (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Letter of Credit Issuer from issuing such Letter of Credit or any requirement of law applicable to such Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Letter of Credit Issuer shall prohibit, or request that such Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Letter of Credit Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Letter of Credit Issuer is not otherwise compensated) not in effect on the Effective Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Letter of Credit Issuer as of the Effective Date and which such Letter of Credit Issuer in good faith deems material to it; or

            (ii) such Letter of Credit Issuer shall have received written notice from the Borrower or the Required Lenders prior to the issuance of such Letter of Credit of the type described in clause (vi) of Section 2.01(c) or the last sentence of Section 2.02(b).

            (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (1) $200,000,000 or (2) when added to the aggregate principal amount of all Revolving Loans made by the Non-Defaulting Lenders and then outstanding and all Swingline Loans then outstanding, the Adjusted Total Revolving Loan Commitment at such time; (ii) (x) each Standby Letter of Credit and Bank Guarantee shall have an expiry date occurring not later than one year after such Standby Letter of Credit's or Bank Guarantee's date of issuance, PROVIDED that any such Standby Letter of Credit or Bank Guarantee may be extendable for successive periods of up to one year, but not beyond the third Business Day preceding the Revolving Loan Maturity Date, on terms acceptable to the Letter of Credit Issuer and (y) each Trade Letter of Credit shall have an expiry date occurring not later than 180 days after such Trade Letter of Credit's date of issuance; (iii) (x) no Standby Letter of Credit or Bank Guarantee shall have an expiry date occurring later than the third Business Day preceding the Revolving Loan Maturity Date and (y) no Trade Letter of Credit shall have an expiry date occurring later than 30 days prior to the Revolving Loan Maturity Date; (iv) each Letter of Credit shall be denominated in U.S. Dollars or Euros, PROVIDED that the aggregate Stated Amount of all Letters of Credit denominated in Euros shall not exceed $30,000,000; (v) the Stated Amount of each Letter of Credit shall not be less than $10,000 (or such lesser amount as is acceptable to the applicable Letter of Credit Issuer); PROVIDED that no more than ten Letters of Credit with a Stated Amount of less than $100,000 (or such greater number as is acceptable to the applicable Letter of Credit Issuer) shall be issued and outstanding at any time; and (vi) no Letter of Credit Issuer will issue any Letter of Credit after it has received written notice from the Borrower or the Required Lenders stating that a Default or an Event of Default exists until such time as such Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the Required Lenders.

            (d) Notwithstanding the foregoing, in the event a Lender Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless the respective Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Defaulting Lenders, including by cash collateralizing such Defaulting Lender's or Defaulting Lenders' RL Percentage of the Letter of Credit Outstandings, as the case may be.

            2.02 LETTER OF CREDIT REQUESTS. (a) Whenever the Borrower desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the respective Letter of Credit Issuer written notice thereof prior to 12:00 Noon (New York time) at least three Business Days (or such shorter period as may be acceptable to the respective Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day), which written notice shall be in the form of Exhibit C (each, a "LETTER OF CREDIT REQUEST"). Each Letter of

Credit Request shall include any other documents as such Letter of Credit Issuer customarily requires in connection therewith.

            (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and it will not violate the requirements of,
Section 2.01(c). Unless the respective Letter of Credit Issuer has received notice from the Borrower, any Agent or the Required Lenders before it issues a Letter of Credit that one or more of the applicable conditions specified in
Section 5 or 6, as the case may be, are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Letter of Credit Issuer may issue the requested Letter of Credit for the account of the Borrower in accordance with such Letter of Credit Issuer's usual and customary practice.

            2.03 LETTER OF CREDIT PARTICIPATIONS. (a) Immediately upon the issuance by a Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each other RL Lender, and each such RL Lender (each, a "PARTICIPANT") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted RL Percentage, in such Letter of Credit, each substitute Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the RL Lenders as provided in Section 3.01(c) and the Participants shall have no right to receive any portion of any Facing Fees with respect to such Letters of Credit) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or the Adjusted RL Percentages of the RL Lenders pursuant to Section 1.13 or 13.04(b) or as a result of a Lender Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings with respect thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.03 to reflect the new Adjusted RL Percentages of the assigning and assignee Lender or of all RL Lenders, as the case may be.

            (b) In determining whether to pay under any Letter of Credit, no Letter of Credit Issuer shall have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Letter of Credit Issuer under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision), shall not create for such Letter of Credit Issuer any resulting liability.

            (c) In the event that any Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to the Letter of Credit Issuer pursuant to
Section 2.04(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each such Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such Participant's Adjusted RL Percentage of such payment in U.S. Dollars or Euros, as the case may be, and in same day funds. If the Administrative Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Administrative Agent at the Payment Office for the account of the respective Letter of Credit Issuer such Participant's Adjusted RL Percentage of the amount of such payment on such Business Day in same day funds (and, to the extent such notice is given after 11:00 A.M. (New York time) on any Business Day, such Participant shall make such payment on the immediately following Business Day). If and to the extent such Participant shall not have so made its Adjusted RL Percentage of the amount of such payment available to the Administrative Agent for the account of the respective Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to the Administrative Agent for the account of the respective Letter of Credit Issuer its Adjusted RL Percentage of any payment under any Letter of Credit issued by it shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer its applicable Adjusted RL Percentage of any payment under any such Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Letter of Credit Issuer such other Participant's Adjusted RL Percentage of any such payment.

            (d) Whenever any Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its Adjusted RL Percentage thereof, in U.S. Dollars or Euros, as the case may be, and in same day funds, an amount equal to such Participant's Adjusted RL Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations.

            (e) Each Letter of Credit Issuer shall, promptly after each issuance of, or amendment or modification to, a Standby Letter of Credit or Bank Guarantee issued by it, give the Administrative Agent and the Borrower written notice of the issuance of, or amendment or modification to, such Standby Letter of Credit, or Bank Guarantee, as the case may be, which notice shall be accompanied by a copy of the Standby Letter of Credit or Bank Guarantee issued by it and each such amendment or modification thereto. Promptly upon receipt of such notice, the Administrative Agent shall notify each Participant, in writing, of such issuance, amendment or modification and if any Participant shall so request, the Administrative Agent shall furnish said Participant with a copy of such Standby Letter of Credit, Bank Guarantee, such amendment or such modification, as the case may be.

            (f) Each Letter of Credit Issuer shall deliver to the Administrative Agent, promptly on the first Business Day of each week, by facsimile transmission, the aggregate daily Stated Amount available to be drawn under the outstanding Trade Letters of Credit issued by such Letter of Credit Issuer for the previous week.

            (g) The obligations of the Participants to make payments to the Administrative Agent for the account of the respective Letter of Credit Issuer with respect to Letters of Credit issued by it shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

            (ii) the existence of any claim, set-off, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Agent, any Letter of Credit Issuer, any Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

            (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

            (v) the occurrence of any Default or Event of Default.

            2.04 AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) The Borrower hereby agrees to reimburse each Letter of Credit Issuer, by making payment to the Administrative Agent in U.S. Dollars or Euros, as the case may be, and in immediately available funds at the Payment Office, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid or disbursed until reimbursed, an "UNPAID DRAWING") on or prior to the third Business Day following the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 2:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the then
Applicable Margin for Revolving Loans maintained as Base Rate Loans plus the Base Rate, each as in effect from time to time (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of the receipt by the Borrower from such Letter of Credit Issuer of notice of such payment or disbursement), such interest also to be payable on demand; provided, that it is understood and agreed, however, that the notices referred to above in this clause (a) shall not be required to be given if a Default or an Event of Default under such Section 10.05 shall have occurred and be continuing, in which case the Unpaid Drawings shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower) and shall bear interest at a rate per annum which shall be (x) until the third Business Day following the respective drawing, the Applicable Margin for Revolving Loans maintained as Base Rate Loans plus the Base Rate, each as in effect from time to time, and (y) at all times on and after the third Business Day following the respective drawing, the rate per annum specified in preceding clause (x) plus 2%. Each Letter of Credit Issuer shall provide the Borrower prompt notice of any payment or disbursement made by it under any Letter of Credit issued by it, although the failure of, or delay in, giving any such notice shall not release or diminish the obligations of the Borrower under this Section 2.04(a) or under any other Section of this Agreement.

            (b) The Borrower's obligation under this Section 2.04 to reimburse the respective Letter of Credit Issuer with respect to drawings on Letters of Credit (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any of its Subsidiaries may have or have had against such Letter of Credit Issuer, any Agent or any Lender or other Person, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit issued by it to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such drawing; PROVIDED, HOWEVER, that the Borrower shall not be obligated to reimburse such Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer; PROVIDED FURTHER, that any reimbursement made by the Borrower shall be without prejudice to any claim it may have against such Letter of Credit Issuer as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

            2.05 INCREASED COSTS. If after the Effective Date, any Letter of Credit Issuer or any Participant determines that the adoption or effectiveness of any applicable law, rule or regulation, order, guideline or request or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Participant with any request or directive (whether or not having the force of law) by any such Governmental Authority shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Participant's participation therein, or (ii) impose on any Letter of Credit Issuer or any Participant any other conditions directly or indirectly affecting this Agreement, any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Participant hereunder or reduce the rate of return on its capital (other than any increased costs or reduction in the amount received or receivable resulting from a change in the rate of taxes or any similar charges) with respect to Letters of Credit, in each case by an amount deemed material by such Letter of Credit Issuer or such Participant, then, upon written demand to the Borrower by such Letter of Credit Issuer or such Participant (a copy of which notice shall be sent by such Letter of Credit Issuer or such Participant to the Administrative Agent), accompanied by the certificate described in the last sentence of this Section 2.05, the Borrower agrees, subject to the provisions of Section 13.18 (to the extent applicable), to pay to such Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate such Letter of Credit Issuer or such Participant for such increased cost or reduction. Any Letter of Credit Issuer or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.05, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such Participant as aforesaid and such certificate, if delivered in good faith, shall be final and conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 2.05 upon subsequent receipt of such certificate.

            SECTION 3.  Fees; Commitments.

            3.01 FEES. (a) The Borrower shall pay to the Administrative Agent for distribution to each Non-Defaulting Lender with a Revolving Loan Commitment, a commitment fee (the "RL COMMITMENT FEE") for the period from the Effective Date to but not including the Revolving Loan Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to the Applicable Commitment Fee Percentage on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Lender. Accrued RL Commitment Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date (or such earlier date upon which the Total Revolving Loan Commitment is terminated).

            (b) The Borrower shall pay to the Administrative Agent for distribution to each Non-Defaulting Lender with a Term Loan Commitment, a commitment fee (the "TL COMMITMENT FEE") for the period from the Effective Date to but not including the Term Loan Commitment Termination Date (or such earlier date as the Total Term Loan Commitment shall have been terminated), computed at a rate for each day equal to 3/4 of 1% on the daily average Term Loan Commitment of such Non-Defaulting Lender. Accrued TL Commitment Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Term Loan Commitment Termination Date (or such earlier date upon which the Total Term Loan Commitment is terminated).

            (c) The Borrower shall pay to the Administrative Agent for PRO RATA distribution to each Non-Defaulting Lender with a Revolving Loan Commitment (based on its respective Adjusted RL Percentage), a fee in respect of each Letter of Credit (the "LETTER OF CREDIT FEE") computed at a rate per annum equal to the difference of (i) the Applicable Margin for Revolving Loans maintained as Eurodollar Loans then in effect MINUS (ii) the Facing Fee with respect to such Letter of Credit on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

            (d) The Borrower shall pay to each Letter of Credit Issuer a fee in respect of each Letter of Credit issued by such Letter of Credit Issuer (the "FACING FEE") computed at the rate of 1/4 of 1% PER ANNUM on the daily Stated Amount of such Letter of Credit; PROVIDED that in no event shall the annual Facing Fee with respect to each Letter of Credit be less than $500; it being agreed that (x) on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit and (y) if on the date of the termination of any Letter of Credit, $500 actually exceeds the amount of Facing Fees paid or payable with respect to such Letter of Credit for the period beginning on the date of the issuance thereof (or if the respective Letter of Credit has been outstanding for more than one year, the date of the last anniversary of the issuance thereof occurring prior to the termination of such Letter of Credit) and ending on the date of the termination thereof, an amount equal to such excess shall be paid as additional Facing Fees with respect to such Letter of Credit on the next date upon which Facing Fees are payable in accordance with the immediately succeeding sentence. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

            (e) The Borrower shall pay directly to each Letter of Credit Issuer upon each issuance of, payment under, and/or amendment of, a Letter of Credit issued by such Letter of Credit Issuer such amount as shall at the time of such issuance, payment or amendment be the administrative charge which such Letter of Credit Issuer is generally charging for issuances of, payments under or amendments of, letters of credit issued by it.

            (f) The Borrower shall pay to each Agent, for its own account, such other fees as may be agreed to in writing from time to time between the Borrower and such Agent, when and as due.

            (g) All  computations  of Fees  shall  be  made in  accordance  with
Section 13.07(b).

            3.02  VOLUNTARY   TERMINATION  OR  REDUCTION  OF  TOTAL   UNUTILIZED
REVOLVING LOAN COMMITMENT. (a) Upon at least three Business Days' prior notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment; PROVIDED that
(i) any such termination or partial reduction shall apply to proportionately and permanently reduce the Revolving Loan Commitment of each Lender with such a Commitment, (ii) any partial reduction pursuant to this Section 3.02(a) shall be in integral multiples of $1,000,000 and (iii) no reduction to the Total Unutilized Revolving Loan Commitment shall be in an amount which would cause the Revolving Loan Commitment of any RL Lender to be reduced (as required by the preceding clause (i)) by an amount which exceeds the remainder of (A) the Unutilized Revolving Loan Commitment of such RL Lender as in effect immediately before giving effect to such reduction MINUS (B) such RL Lender's Adjusted RL Percentage of the aggregate principal amount of Swingline Loans then outstanding.

            (b) In the event of any refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in
Section 13.12(b), the Borrower shall have the right, on or after the Term Loan Commitment Termination Date, subject to obtaining the consents required by
Section 13.12(b), upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Revolving Loan Commitment of such Lender, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender (including all amounts, if any, owing pursuant to Section 1.11 but excluding amounts owing in respect of Term Loans maintained by such Lender, if such Term Loans are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination (at which time Schedule 1.01 shall be deemed modified to reflect such changed amounts) and at such time, unless the respective Lender continues to have outstanding Term Loans hereunder, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06), which shall survive as to such repaid Lender.

            (c) The Borrower shall not have the right to voluntarily terminate or partially reduce the Total Term Loan Commitment (or the Term Loan Commitment of any Lender).

            3.03 MANDATORY REDUCTION OF COMMITMENTS. (a) The Total Commitment (and the Term Loan Commitment and Revolving Loan Commitment of each Lender) shall terminate in its entirety on March 18, 2005 unless the Initial Borrowing Date has occurred on or before such date.

            (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Term Loan Commitment (and the Term Loan Commitment of each Lender) shall (i) be reduced on each date on which Term Loans are incurred (after giving effect to the making of Term Loans on such date) in an amount equal to the aggregate principal amount of Term Loans incurred on such date, (ii) terminate in its entirety (to the extent not theretofore terminated) on the Term Loan Commitment Termination Date (after giving effect to any incurrence of Term Loans on such date) and (iii) be reduced on such dates, and in such amounts, as provided in Section 13.24(f).

            (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each RL Lender) shall terminate in its entirety on the Revolving Loan Maturity Date.

            (d) Each reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03 shall be applied proportionately to reduce the Revolving Loan Commitment of each RL Lender.

            SECTION 4. PAYMENTS.

            4.01 VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay the Loans, and the right to allocate such prepayments to Term Loans, Revolving Loans and/or

Swingline Loans as the Borrower elects, in whole or in part, without premium or penalty except as otherwise provided in this Agreement, from time to time on the following terms and conditions:

            (i) the Borrower shall give the Administrative Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Term Loans, Revolving Loans or Swingline Loans, the amount of such prepayment, the Types of Loans to be repaid and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice (I) shall be given by the Borrower prior to 12:00 Noon (New York time) (x) at least one Business Day prior to the date of such prepayment in the case of Term Loans and Revolving Loans maintained as Base Rate Loans, (y) at least three Business Days prior to the date of such prepayment in the case of Eurodollar Loans and (z) on the date of such prepayment in the case of Swingline Loans, (II) shall, in the case of prepayments of Term Loans, specify the manner in which such prepayment shall be applied to reduce the then remaining Scheduled Repayments and (III) shall, except in the case of Swingline Loans, promptly be transmitted by the Administrative Agent to each of the Lenders;

            (ii) each prepayment (other than prepayments in full of (I) all outstanding Base Rate Loans or (II) any outstanding Borrowing of Eurodollar Loans) shall be in an aggregate principal amount of at least
      (x) $1,000,000, in the case of Eurodollar Loans, (y) $500,000, in the case of Revolving Loans and Term Loans maintained as Base Rate Loans and (z) $100,000, in the case of Swingline Loans and, in each case, if greater, in integral multiples of $100,000, PROVIDED that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Eurodollar Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;

            (iii) at the time of any prepayment of Eurodollar Loans pursuant to this Section 4.01 on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 1.11;

            (iv) except as provided in clause (vi) below, each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied PRO
      RATA among such Loans, PROVIDED that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Revolving Loans of a Defaulting Lender;

            (v) each  prepayment  of  principal  of Term Loans  pursuant to this
      Section 4.01 shall be applied to reduce the then remaining Scheduled Repayments in such manner as the Borrower shall designate in the notice delivered pursuant to clause (i) of this Section 4.01, PROVIDED that if the Borrower fails to make such a designation, each such prepayment of Term Loans shall be applied to reduce the then remaining Scheduled Repayments on a PRO RATA basis; and

            (vi) in the event of any refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in Section 13.12(b), the Borrower may, on or after the Term Loan Commitment Termination Date, upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), repay all Loans of such Lender (including all amounts, if any, owing pursuant to Section 1.11), together with accrued and unpaid interest, Fees and all other amounts then owing to such Lender (or owing to such Lender with respect to each Tranche which gave rise to the need to obtain such Lender's individual consent) in accordance with said Section 13.12(b), so long as (A) in the case of the repayment of Revolving Loans of any Lender pursuant to this clause (vi), the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment (at which time Schedule 1.01 shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) the consents required by Section 13.12(b) in connection with the repayment pursuant to this clause (vi) shall have been obtained.

            4.02 MANDATORY REPAYMENTS. (a) (i) If on any date the sum of (A) the aggregate outstanding principal amount of Revolving Loans made by Non-Defaulting Lenders and Swingline Loans (after giving effect to all other repayments thereof on such date) and (B) the Letter of Credit Outstandings on such date, exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall repay on any such date the principal of Swingline Loans, and if no Swingline Loans are or remain outstanding, the principal of Revolving Loans of Non-Defaulting Lenders in an aggregate amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and all outstanding Revolving Loans of Non-Defaulting Lenders, the aggregate amount of Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such date an amount in cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of Letter of Credit Outstandings at such time), and the Administrative Agent shall hold such payment as security for the obligations of the Borrower to Non-Defaulting Lenders hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent.

            (ii) On any date on which the aggregate outstanding principal amount of the Revolving Loans made by any Defaulting Lender exceeds the Revolving Loan Commitment of such Defaulting Lender, the Borrower shall prepay on such date principal of Revolving Loans of such Defaulting Lender in an amount equal to such excess.

            (iii) If on any date (including, without limitation, any date on which Dollar Equivalents are determined pursuant to Section 13.07(c)), the Letter of Credit Outstandings with respect to Letters of Credit denominated in Euros exceed $31,500,000, the Borrower shall pay to the Administrative Agent at the Payment Office on such date an amount of cash and/or Cash Equivalents equal to the amount by which such Letter of Credit Outstandings exceed $30,000,000, such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Lenders hereunder in a cash collateral account to be established by the Administrative Agent on terms reasonably satisfactory to the Administrative Agent.

            (b) In addition to any other mandatory  repayments  pursuant to this
Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(f), a "SCHEDULED REPAYMENT"):

   SCHEDULED REPAYMENT DATE                              AMOUNT
   ------------------------                              ------
      March 31, 2005                                   $375,000
      June 30, 2005                                    $375,000
      September 30, 2005                               $375,000
      December 31, 2005                                $375,000

      March 31, 2006                                   $375,000
      June 30, 2006                                    $375,000
      September 30, 2006                               $375,000
      December 31, 2006                                $375,000

      March 31, 2007                                   $375,000
      June 30, 2007                                    $375,000
      September 30, 2007                               $375,000
      December 31, 2007                                $375,000

      March 31, 2008                                   $375,000
      June 30, 2008                                    $375,000
      September 30, 2008                               $375,000
      December 31, 2008                                $375,000

      March 31, 2009                                   $375,000
      June 30, 2009                                    $375,000
      September 30, 2009                               $375,000
      December 31, 2009                                $375,000

      March 31, 2010                                   $375,000
      June 30, 2010                                    $375,000
      September 30, 2010                               $375,000
      December 31, 2010                                $375,000

      Term Loan Maturity Date                      $141,000,000

In the event that, on the Term Loan Commitment Termination Date, more than $150,000,000 in aggregate principal amount of Term Loans have been incurred on or prior to such date, an amount equal to the remainder of the aggregate principal amount of the Term Loans outstanding on the Term Loan Commitment Date (after giving effect to all Term Loans incurred on such date) less $150,000,000 shall be applied to increase the then remaining Scheduled Repayments on a PRO RATA basis (based upon the then remaining principal amount of such Scheduled Repayments after giving effect to all prior reductions thereto).

            (c) In addition to any other mandatory  repayments  pursuant to this
Section 4.02, on the next Business Day following each date on or after the Effective Date upon which the Borrower or any of its Subsidiaries receives Net Asset Disposition Proceeds from any Asset Disposition, an amount equal to 100% of the Net Asset Disposition Proceeds from such Asset Disposition shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(f) and (g); PROVIDED that there shall be no obligation to make a mandatory repayment on such date to the extent that no Default or Event of Default then exists and the Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Asset Disposition Proceeds shall be used or contractually committed to be used to purchase, construct or improve assets used or to be used in the businesses permitted pursuant to Section 9.01 (including, without limitation (but only to the extent permitted by Section 9.02), the purchase of the capital stock of a Person engaged in such businesses) within 365-days following the date of receipt of such Net Asset Disposition Proceeds from such Asset Disposition (which certificate shall set forth the estimates of the proceeds to be so expended); PROVIDED FURTHER, that (i) if all or any portion of such Net Asset Disposition Proceeds described in the immediately preceding proviso are not so used (or contractually committed to be used) within such 365 day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment as provided above (without giving effect to the immediately preceding proviso) and (ii) if all or any portion of such Net Asset Disposition Proceeds described in the immediately preceding proviso are not so used within such 365-day period referred to in clause (i) of this proviso because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment as provided above (without giving effect to the immediately preceding proviso). Notwithstanding the foregoing provisions of this Section 4.02(c), so long as no Default or Event of Default shall have occurred and be continuing, no mandatory repayments shall be required (x) pursuant to the immediately preceding proviso appearing in this
Section 4.02(c) until the date on which the aggregate Net Asset Disposition Proceeds from all Asset Dispositions not reinvested within the time periods specified by said proviso equals or exceeds $10,000,000 (at which time such entire amount not so reinvested shall be applied as a mandatory repayment hereunder), (y) pursuant to this Section 4.02(c) until the date on which the aggregate Net Asset Disposition Proceeds received by the Borrower and its Subsidiaries from Asset Dispositions exceeds $250,000,000 (and then only as to the Net Asset Disposition Proceeds in respect thereof in excess of $250,000,000) and (z) with respect to any Asset Disposition for which the aggregate Net Asset Disposition Proceeds is equal to or less than $10,000,000.

            (d) In addition to any other mandatory  repayments  pursuant to this
Section 4.02, on the next Business Day following each date on or after the Effective Date on which the Borrower or any of its Subsidiaries receives any cash proceeds from any incurrence of Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 9.04 as in effect on the Effective
Date) by the Borrower or any of its Subsidiaries an amount equal to 100% of the Net Cash Proceeds of the respective incurrence of Indebtedness shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(f) and (g). Notwithstanding the foregoing provisions of this Section 4.02(d), so long as no Default or Event of Default shall have occurred and be continuing, no mandatory repayment shall be required pursuant to this Section 4.02(d) in the event that the Senior Secured Leverage Ratio (calculated on a PRO FORMA Basis after giving effect to the respective incurrence of Indebtedness) at the end of the Test Period ended most recently prior to the date of the respective incurrence of Indebtedness for which financial statements have been delivered pursuant to Section 8.01(a) or (b), as the case may be, is less than or equal to 1.50:1.00.

            (e) In addition to any other mandatory  repayments  pursuant to this
Section 4.02, on the next Business Day following each date on or after the Effective Date on which Zeus or any of its Subsidiaries receives any cash proceeds from any sale or issuance of any Equity Interests of (or cash capital contributions to) Zeus and its Subsidiaries (other than (i) Equity Interests issued to, or cash capital contributions from, the Equity Investors and Management Participants, (ii) any issuance of ordinary Equity Interests or Qualified Preferred Stock, to the extent the proceeds therefrom are used to effect Permitted Acquisitions or Capital Expenditures, and (iii) any issuance of Equity Interests by, or cash capital contributions to, a Subsidiary of the Borrower to, or from, the Borrower or a Wholly-Owned Subsidiary of the Borrower), an amount equal to 50% of the Net Cash Proceeds of the respective equity issuance or capital contribution shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(f) and (g). Notwithstanding the foregoing provisions of this Section 4.02(e), so long as no Default or Event of Default shall have occurred and be continuing, no mandatory repayment shall be required pursuant to this Section 4.02(e) in the event that the Senior Secured Leverage Ratio at the end of the Test Period ended most recently prior to the date of the respective equity issuance or capital contribution for which financial statements have been delivered pursuant to
Section 8.01(a) or (b), as the case may be, is less than or equal to 1.50:1.00.

            (f) Except as otherwise provided in Section 4.02(i), each amount required to be applied pursuant to Sections 4.02(c), (d) and (e) in accordance with this Section 4.02(f) shall be applied (i) FIRST, to repay the outstanding principal amount of Term Loans and (ii) SECOND, to the extent in excess of the amounts required to be applied pursuant to preceding subclause (i), to repay the outstanding principal amount of Revolving Loans (without a corresponding reduction to the Total Revolving Loan Commitment). All repayments of outstanding Term Loans pursuant to Section 4.02(c), (d) or (e) shall be applied (i) first, to reduce in direct order of maturity the Scheduled Repayments which are due and payable within twelve calendar months from the date of such payment, and (ii) second, to the extent in excess of the amounts required to be applied pursuant to the preceding clause (i), to reduce the then remaining Scheduled Repayments on a PRO RATA basis (based upon the then remaining Scheduled Repayments after giving effect to all prior reductions thereto). Notwithstanding anything to the contrary contained in this Section 4.02, if Section 13.22 or Section 13.24 applies to any portion of any Net Asset Disposition Proceeds or Net Cash Proceeds, the provisions of such Section 13.22 and/or Section 13.24 shall be applied prior to application of this Section 4.02.

            (g) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, PROVIDED that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless
(x) all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full and/or (y) concurrently with such repayment, the Borrower pays all breakage costs and other amounts owing to each Lender pursuant to Section 1.11; (ii) if any repayment of Eurodollar

Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate
Loans; and (iii) each repayment of any Tranche of Loans made pursuant to a Borrowing shall be applied PRO RATA among such Tranche of Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11. Notwithstanding the foregoing provisions of this Section 4.02, if at any time the mandatory repayment of Loans pursuant to this Section
4.02 would result, after giving effect to the procedures set forth in this clause (i) above, in the Borrower incurring breakage costs under Section 1.11 as a result of Eurodollar Loans being repaid other than on the last day of an Interest Period applicable thereto (any such Eurodollar Loans, "AFFECTED LOANS"), the Borrower may elect, by written notice to the Administrative Agent, to have the provisions of the following sentence be applicable. At the time any Affected Loans are otherwise required to be prepaid, the Borrower may elect to deposit 100% (or such lesser percentage elected by the Borrower as not being repaid) of the principal amounts that otherwise would have been paid in respect of the Affected Loans with the Administrative Agent to be held as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agent, with such cash collateral to be released from such cash collateral account (and applied to repay the principal amount of such Eurodollar Loans) upon each occurrence thereafter of the last day of an Interest Period applicable to Eurodollar Loans (or such earlier date or dates as shall be requested by the Borrower), with the amount to be so released and applied on the last day of each Interest Period (or such earlier date or dates as shall be requested by the Borrower) to be the amount of such Eurodollar Loans to which such Interest Period applies (or, if less, the amount remaining in such cash collateral account).

            (h) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all then outstanding Loans shall be due and payable in full on the respective Maturity Date for such Loans.

            (i)  Notwithstanding  anything  to the  contrary  contained  in this
Section 4.02 or elsewhere in this Agreement (including, without limitation, in Section 13.12), but subject to Sections 13.22 and 13.24, the Borrower shall have the option, in its sole discretion, to give the Lenders with outstanding Term Loans the option to waive their PRO RATA share of a mandatory repayment of Term Loans which is to be made pursuant to Sections 4.02(c), (d) and/or (e) (each such repayment, a "WAIVABLE MANDATORY REPAYMENT") upon the terms and provisions set forth in this Section 4.02(i). If the Borrower elects to exercise the option referred to in the immediately preceding sentence, the Borrower shall give to the Administrative Agent written notice of its intention to give the Lenders the right to waive a Waivable Mandatory Repayment (including in such notice, the aggregate amount of such proposed repayment) at least five Business Days prior to the date of the proposed repayment, which notice the Administrative Agent shall promptly forward to all Lenders with outstanding Term Loans (indicating in such notice the amount of such repayment to be applied to each such Lender's outstanding Term Loans). The Borrower's offer to permit the Lenders with outstanding Term Loans to waive any such Waivable Mandatory Repayment may apply to all or part of such repayment, PROVIDED that any offer to waive part of such repayment must be made ratably to the Lenders with outstanding Term Loans on the basis of their outstanding Term Loans. In the event that any such Lender with outstanding Term Loans desires to waive its PRO RATA share of such Lender's right to receive any such Waivable Mandatory Repayment in whole or in part, such Lender shall so advise the Administrative Agent no later than 4:00 P.M. (New York time) on the date which is two Business Days after the date of such notice from the Administrative Agent (and the Administrative Agent shall promptly thereafter notify the Borrower thereof), which notice shall also include the amount such Lender desires to receive in respect of such repayment. If any Lender with outstanding Term Loans does not reply to the Administrative Agent within such two Business Day period, such Lender will be deemed not to have waived any part of such repayment. If any Lender with outstanding Term Loans does not specify an amount it wishes to receive, such Lender will be deemed to have accepted 100% of its share of such repayment. In the event that any such Lender waives all or part of its share of any such Waivable Mandatory Repayment, the Borrower shall retain 100% of the amount so waived by such Lender. Notwithstanding anything to the contrary contained above, if one or more Lenders with outstanding Term Loans waives its right to receive all or any part of any Waivable Mandatory Repayment, but less than all the Lenders with outstanding Term Loans waive in full their right to receive 100% of the total payment otherwise required with respect to the Term Loans, then of the amount actually applied to the repayment of Term Loans of Lenders which have waived all or any of part their right to receive 100% of such repayment, such amount shall be applied to each then outstanding Borrowing of Term Loans on a PRO RATA basis (so that each Lender with outstanding Term Loans shall, after giving effect to the application of the respective repayment, maintain the same percentage (as determined for such Lender, but not the same percentage as the other Lenders with outstanding Term Loans hold and not the same percentage held by such Lender prior to repayment) of each Borrowing of Term Loans which remains outstanding after giving effect to such application).

            4.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the ratable account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in U.S. Dollars in immediately available funds at the Payment Office. Any payments under this Agreement or under any Note which are made later than 12:00 Noon (New York time) on any Business Day shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

            4.04 NET PAYMENTS. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed with respect to such payments by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, in the case of each Lender, except as provided in the second succeeding sentence, any tax, including any income, branch profits, franchise or similar tax, which in each case is imposed on or measured by the net income, net profits or capital of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any political subdivision or taxing authority thereof or therein) and all interest, penalties or similar liabilities with respect to such nonexcluded taxes, levies, imposts, duties, fees, assessments or other charges (all such nonexcluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "TAXES"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due by the Borrower under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence (any such amounts, the "GROSS-UP AMOUNT"), the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for the net amount, if any, of any taxes such Lender shall determine are incurred by such Lender that would not have been incurred in the absence of the payment by the Borrower of (i) the Gross-Up Amount or (ii) any amount paid pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender in respect of any payments by or on behalf of the Borrower.

            (b) Each Lender agrees to use reasonable efforts (consistent with legal and regulatory restrictions and subject to overall policy considerations of such Lender) to file any certificate or document or to furnish to the Borrower any information, in each case, as reasonably requested by the Borrower that may be necessary to establish any available exemption from, or reduction in the amount of, any Taxes; PROVIDED, HOWEVER, that nothing in this Section
4.04(b) shall require a Lender to disclose any confidential information (including, without limitation, its tax returns or its calculations).

            (c) If the Borrower  pays any  additional  amount under this Section
4.04 with respect to taxes imposed on any payments made to or on behalf of a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund of tax, or any reduction of, or credit against, its tax liabilities (a "TAX BENEFIT"), such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender as a consequence of such refund, reduction or credit; PROVIDED, HOWEVER, that (i) any Lender may determine, in its sole discretion consistent with the policies of such Lender, whether to seek a Tax Benefit and (ii) nothing in this
Section 4.04(c) shall require the Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns).

            (d) Each Lender shall use reasonable efforts (consistent with legal and regulatory restrictions and subject to overall policy considerations of such Lender) (i) to file any certificate or document or to furnish any information as reasonably requested by the Borrower pursuant to any applicable treaty, law or regulation or (ii) to designate a different applicable lending office of such Lender, if the making of such filing or the furnishing of such information or the designation of such other lending office would avoid the need for or reduce the amount of any additional amounts payable by the Borrower and would not, in the sole discretion of such Lender, be disadvantageous to such Lender.

            (e) The provisions of this Section 4.04 are subject to the provisions of Section 13.18 (to the extent applicable).

            SECTION 5. CONDITIONS PRECEDENT TO INITIAL CREDIT EVENTS. The obligation of each Lender to make each Loan hereunder, and the obligation of each Letter of Credit Issuer to issue each Letter of Credit hereunder, in each case on the Initial Borrowing Date, is subject at the time of the making of such Loan or the issuance of such Letter of Credit, as the case may be, to the satisfaction of the following conditions:

            5.01 EXECUTION OF AGREEMENT; NOTES. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender requesting same the appropriate Term Note and/or Revolving Note and to the Swingline Lender, if so requested, the Swingline Note, in each case executed by the Borrower and in the amount, maturity and as otherwise provided herein.

            5.02 OFFICER'S CERTIFICATE. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate dated such date signed by an appropriate officer of the Borrower stating that all of the applicable conditions set forth in Sections 5.05 through 5.07, inclusive, and 5.15 (other than such conditions that are subject to the satisfaction of the Agents and/or the Required Lenders), have been satisfied on such date (or shall, to the extent permitted therein, be satisfied substantially simultaneously with the incurrence of Loans on the Initial Borrowing Date).

            5.03 OPINIONS OF COUNSEL. On the Initial Borrowing Date, the Administrative Agent shall have received opinions, addressed to each Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date, from (a) Wachtell, Lipton, Rosen & Katz, special New York counsel to the Credit Parties, which opinion shall be substantially in the form of Exhibit D-1, (b) Sullivan & Cromwell LLP, special New York counsel to the Credit Parties, which opinion shall be substantially in the form of Exhibit D-2, (c) Appleby Spurling Hunter, special Bermuda counsel to the Credit Parties, which opinion shall be substantially in the form of Exhibit D-3, (d) David Meltzer, Esq., the General Counsel to Intelsat Global, which opinion shall be substantially in the form of Exhibit D-4, (e) White & Case LLP, special U.K. counsel to the Administrative Agent, which opinion shall be substantially in the form of Exhibit D-5, (f) Richard, Layton & Finger, PA, special Delaware counsel to the Credit Parties, which opinion shall be substantially in the form of Exhibit D-7, and (g) Akin Gump Strauss Hauer & Feld LLP, special FCC counsel to the Credit Parties, which opinion shall be substantially in the form of Exhibit D-8.

            5.04 ORGANIZATIONAL DOCUMENTS. (a) On the Initial Borrowing Date, the Administrative Agent shall have received from the Borrower and each other Credit Party a certificate, dated the Initial Borrowing Date, signed by the chairman, a vice-chairman, the president, the chief executive officer or any vice-president (or a person with any similar position) of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit E with appropriate insertions, together with copies of the certificate of incorporation, by-laws or equivalent organizational documents of such Credit Party and the resolutions of such Credit Party referred to in such certificate and all of the foregoing (including each such certificate of incorporation, by-laws or other organizational document) shall be reasonably satisfactory to the Agents. It is understood that, notwithstanding anything to the contrary contained herein, the conditions set forth in this
Section 5.04 may occur substantially simultaneously with the incurrence of Loans on the Initial Borrowing Date.

            (b) On the Initial Borrowing Date, the Administrative Agent shall have received all good standing certificates and bring-down certificates for each U.S. Credit Party in its jurisdiction of organization and good standing certificates for Zeus Merger Two Limited and Zeus Merger One Limited in Bermuda.

            5.05 ADVERSE CHANGE, ETC. On or prior to the Initial Borrowing Date, there shall not have occurred any effect, event, change or state of fact that, individually or in the aggregate, (i) is materially adverse to the condition (financial or otherwise), properties, business or results of operations of Holdings and its Subsidiaries taken as a whole, except for any such effect, event, change or state of fact resulting from any (x) change in Law (as defined in the Acquisition Agreement), GAAP or interpretations thereof that applies to Holdings, (y) change in economic, business or financial market conditions generally or in the fixed satellite services industry specifically or (z) items set forth in Section 2.1(a)(iv)(D) of the Company Disclosure Letter (except, in the cases of clauses (x) and (y) above, to the extent such change has had a disproportionate effect on Holdings and its Subsidiaries as compared to other Persons in the fixed satellite services industry) or (ii) would prevent, render illegal, delay beyond the Termination Date or materially impair the ability of Holdings to consummate the Amalgamation, the Sub-Amalgamation or the other transactions contemplated by the Acquisition Agreement, the Amalgamation Agreement or the Sub-Amalgamation Agreement.

            5.06 APPROVALS. On the Initial Borrowing Date, all necessary governmental (domestic and foreign), regulatory and third party approvals required under the Acquisition Agreement as a condition thereunder to closing the Acquisition shall have been obtained (or waived) and remain in full force and effect and evidence thereof shall have been provided to the Administrative Agent. No court or other Governmental Entity (as defined in the Acquisition Agreement) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (as defined in the Acquisition Agreement) (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Amalgamation (including payment of the Amalgamation Consideration), the Sub Amalgamation or the other transactions contemplated by the Acquisition Agreement, the Amalgamation Agreement or the Sub Amalgamation Agreement, including the financing thereof.

            5.07 CONSUMMATION OF THE TRANSACTION; ETC. (a) On or prior to the Initial Borrowing Date, the Administrative Agent shall have received true and correct copies of all Acquisition Documents, all Equity Financing Documents and all Senior Note Documents (including the form of Senior Note but excluding each individual Senior Note) (certified as such by an appropriate officer of the Borrower), all of which Documents shall be in full force and effect.

            (b) On or prior to the Initial Borrowing Date, the Acquisition shall have been consummated in accordance with the Acquisition Agreement and no provision or condition of the Acquisition Agreement shall have been amended, waived, supplemented or otherwise modified in a manner that is material and adverse to the Administrative Agent or the Lenders without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed).

            (c) On or prior to the Initial Borrowing Date, (i) Zeus shall have received cash from the Equity Investors and Management Participants in an aggregate amount of at least $515,000,000 (the "EQUITY FINANCING") and (ii) Zeus shall have used the entire amount of such gross cash proceeds to make payments owing in connection with the Transaction. All terms and conditions (and the documentation) in connection with the Equity Financing shall be reasonably satisfactory to the Administrative Agent. The Equity Financing shall have been consummated in all material respects in accordance with the terms and conditions of the Equity Financing Documents and all applicable laws.

            (d) On or prior to the Initial Borrowing Date, (i) Zeus Merger Two Limited shall have received cash proceeds of at least $2,550,000,000 (calculated before underwriting fees, original issue discount and expenses) from the issuance of (x) $875,000,000 face amount of the 8 1/4% Senior Notes, (y) $675,000,000 face amount of the 8 5/8% Senior Notes, and (z) $1,000,000,000 face amount of the Floating Rate Notes and (ii) Zeus Merger Two Limited shall have used the entire amount of such proceeds to make payments owing in connection with the Transaction prior to (or contemporaneously with) utilizing any proceeds of Loans for such purpose. All terms and conditions (and the documentation) in connection with the Senior Notes (including, without limitation, amortization, maturities, interest rate, covenants, defaults, remedies, sinking fund provisions, pay-in-kind provisions and other terms) shall be reasonably satisfactory to the Administrative Agent and all conditions precedent to the issuance of the Senior Notes as set forth in the respective Senior Note Documents shall have been satisfied (and not waived without the prior written consent of the Administrative Agent) to the reasonable satisfaction of the Administrative Agent. The issuance of the Senior Notes shall have been consummated in all material respects in accordance with the terms and conditions of the Senior Note Documents and all applicable laws.

            (e) On the Initial Borrowing Date (prior to giving effect to the Transaction), Intelsat, Ltd. and/or its Subsidiaries, on a consolidated basis, shall have at least $23,000,000 of cash on hand.

            (f) On or prior to the Initial Borrowing Date and concurrently with the incurrence of Loans on such date, all outstanding Indebtedness under the Existing Credit Agreement shall have been repaid in full, together with all fees and other amounts owing thereon and all commitments under the Existing Credit Agreement shall have been terminated (the "REFINANCING").

            (g) On the Initial Borrowing Date and after giving effect to each component of the Transaction to be consummated on the Initial Borrowing Date, Zeus and its Subsidiaries shall have no material Indebtedness for borrowed money or equity interests outstanding other than (i) the Loans and the Guaranties,
(ii) the Senior Notes and the guaranties in respect thereof, (iii) the Holdings Existing Senior Notes, (iv) guarantees in respect of the Eurobond 8 5/8% Notes,
(v) the Equity Interests held directly or indirectly by the Equity Investors and Management Participants (other than equity held by third parties in WildBlue Communications, Inc., Galaxy Satellite Broadcasting Ltd. and Galaxy Satellite TV Holdings Ltd.), (vi) Capital Leases in an aggregate imputed principal amount not to exceed $37,000,000, and (vii) other Indebtedness in an aggregate amount not to exceed $35,000,000 existing on the Initial Borrowing Date and listed on Schedule 5.07 (with the Indebtedness described in sub-clauses (iii), (iv), (vi) and (vii) being herein called the "EXISTING INDEBTEDNESS"). On and as of the Initial Borrowing Date, all of the Existing Indebtedness shall remain outstanding after giving effect to the Transaction and the other transactions contemplated hereby without any default or event of default existing thereunder or arising as a result of the Transaction and the other transactions contemplated hereby.

            (h) The Administrative Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 5.07 have been or shall be satisfied on the Initial Borrowing Date; it being understood that, notwithstanding anything to the contrary, the conditions set forth in paragraphs (b), (c)(ii), (d), (e), (f) and (g) may occur substantially simultaneously with the incurrence of Loans on the Initial Borrowing Date.

            5.08 PLEDGE AGREEMENTS. (a) Prior to or substantially simultaneously with the incurrence of the Loans on the Initial Borrowing Date, Holdings shall have duly authorized, executed and delivered the Charge Over Shares substantially in the form of Exhibit F-1 (as amended, modified, restated and/or supplemented from time to time, the "HOLDINGS PLEDGE AGREEMENT") and shall have delivered to the Collateral Agent, as Collateral Agent thereunder, all of the certificated Pledge Agreement Collateral, if any, referred to therein and then owned by Holdings, together with (x) executed and undated transfer powers in the case of certificated Equity Interests constituting Pledge Agreement Collateral, and (y) all other items required to be delivered pursuant to Clause 3 thereof, and the Holdings Pledge Agreement shall be in full force and effect.

            (b) Prior to or substantially simultaneously with the incurrence of the Loans on the Initial Borrowing Date, the Borrower and each Subsidiary Guarantor shall have duly authorized, executed and delivered the U.S. Pledge Agreement substantially in the form of Exhibit F-2 (as amended, modified, restated and/or supplemented from time to time, the "U.S. PLEDGE AGREEMENT") and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the certificated Pledge Agreement Collateral, if any, referred to therein and then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledge Agreement Collateral and (y) together with executed and undated transfer powers in the case of certificated Equity Interests constituting Pledge Agreement Collateral, and the U.S. Pledge Agreement shall be in full force and effect.

            (c) Prior to or substantially simultaneously with the incurrence of the Loans on the Initial Borrowing Date, the Borrower shall have duly authorized, executed and delivered the Equitable Charge Over Shares substantially in the form of Exhibit F-3 (as amended, modified, restated and/or supplemented from time to time, the "U.K. PLEDGE AGREEMENT") and shall have delivered to the Collateral Agent all share certificates and other documents of title relating to the Initially Charged Shares (as defined in the U.K. Pledge agreement), together with stock transfer forms in respect of the Initially Charged Shares duly executed in blank by or on behalf of the Borrower, and the U.K. Pledge Agreement shall be in full force and effect.

            5.09 SECURITY AGREEMENTS. (a) Prior to or substantially simultaneously with the incurrence of the Loans on the Initial Borrowing Date, each of Holdings and the Borrower shall have duly authorized, executed and delivered the Deed of Debenture substantially in the form of Exhibit G-1 (as amended, modified, restated and/or supplemented from time to time, the "HOLDINGS/BORROWER SECURITY AGREEMENT") covering all of Holdings' and the Borrower's present and future Security Agreement Collateral referred to therein, together with an executed copy of registration Form 9 (appropriately completed) for filing with the Registrar of Charges in Bermuda, together with all attachments necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Holdings/Borrower Security Agreement; and the Holdings/Borrower Security Agreement shall be in full force and effect.

            (b) Prior to or substantially simultaneously with the incurrence of the Loans on the Initial Borrowing Date, each Subsidiary Guarantor (other than Intelsat Global Sales & Marketing Ltd.) shall have duly authorized, executed and delivered the U.S. Security Agreement substantially in the form of Exhibit G-2 (as amended, modified, restated and/or supplemented from time to time, the "U.S. SECURITY AGREEMENT") covering all of such Subsidiary Guarantor's present and future Security Agreement Collateral referred to therein, together with:

            (i) copies of financing statements (Form UCC-1) in appropriate form for filing under the UCC of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the U.S. Security Agreement; and

            (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of a recent date listing all effective financing statements that name any such Subsidiary Guarantor as debtor and that are filed in the jurisdictions referred to in clause (i) above, in each case together with copies of such financing statements (none of which shall cover the Collateral except (A) those with respect to which appropriate termination statements fully authorized for filing have been delivered to the Administrative Agent and (B) to the extent evidencing Permitted Liens);

and the U.S. Security Agreement shall be in full force and effect.

            (c) Prior to or substantially simultaneously with the incurrence of the Loans on the Initial Borrowing Date, Intelsat Global Sales & Marketing Ltd. shall have duly authorized, executed and delivered the Debenture substantially in the form of Exhibit G-3 (as amended, modified, restated and/or supplemented from time to time, the "U.K. SECURITY AGREEMENT") covering all of Intelsat Global Sales & Marketing Ltd.'s present and future Secured Assets referred to therein, and the U.K. Security Agreement shall be in full force and effect.

            5.10 INITIAL SUBSIDIARIES GUARANTY. Prior to or substantially simultaneously with the incurrence of the Loans on the Initial Borrowing Date, each Material Subsidiary of the Borrower (which Material Subsidiaries are listed, for reference purposes, on Schedule 5.10) shall have duly authorized, executed and delivered the Initial Subsidiaries Guaranty substantially in the form of Exhibit H (as amended, modified, restated and/or supplemented from time to time, the "INITIAL SUBSIDIARIES GUARANTY"), guaranteeing all of the obligations of the Borrower, subject to any limitations provided therein and as more fully provided therein, and the Initial Subsidiaries Guaranty shall be in full force and effect.

            5.11 CONSENT LETTER. Prior to or substantially simultaneously with the incurrence of the Loans on the Initial Borrowing Date, the Administrative Agent shall have received a letter from CT Corporation System, presently located at 111 Eighth Avenue, New York, New York, 10011, substantially in the form of Exhibit K, indicating its consent to its appointment by each Credit Party as its agent to receive service of process as specified in Section 13.08 or the Initial Subsidiaries Guaranty.

            5.12 SOLVENCY CERTIFICATE; INSURANCE CERTIFICATES. Prior to or substantially simultaneously with the incurrence of the Loans on the Initial Borrowing Date, the Administrative Agent shall have received:

            (a) a solvency certificate in the form of Exhibit J from the Chief Financial Officer, dated the Initial Borrowing Date; and

            (b) evidence of insurance complying with the requirements of Section 8.03.

            5.13 PROJECTIONS. On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent detailed projected consolidated financial statements of Holdings and its Subsidiaries for the five fiscal years ended after the Initial Borrowing Date (the "PROJECTIONS"), which Projections (x) shall reflect the forecasted consolidated financial conditions and income and expenses of the Parent and its Subsidiaries after giving effect to the Transaction and the related financing thereof and the other transactions contemplated hereby and (y) shall be reasonably satisfactory in form to the Administrative Agent.

            5.14 PAYMENT OF FEES. On the Initial Borrowing Date, all costs, fees and expenses, and all other compensation due to the Agents or the Lenders (including, without limitation, legal fees and expenses), invoiced at least one Business Day prior to the Initial Borrowing Date, shall have been paid to the extent due.

            5.15 NO DEFAULT; REPRESENTATIONS AND WARRANTIES. On the Initial Borrowing Date, after giving effect to the Transaction, (i) there shall exist no Default or Event of Default (other than pursuant to Section 10.02) and (ii) the representations and warranties contained in Sections 7.02, 7.03 (subject to the same qualifications as contained in Section 2.1(d) of the Acquisition Agreement, to the extent applicable to such representations and warranties), 7.10(a) and
7.11 shall be true and correct in all material respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

            The occurrence of the Initial Borrowing Date and the acceptance of the benefits or proceeds of each Credit Event occurring thereon shall constitute a representation and warranty by the Borrower to each Agent and each of the Lenders that all the conditions specified in Section 5 (other than such conditions that are subject to the satisfaction of the Agents and/or the Required Lenders) exist as of that time or substantially concurrently therewith. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5, unless otherwise specified, shall be delivered to the Administrative Agent.

            SECTION 6. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligation of each Lender to make Loans (excluding (x) in the case of Section 6.01, Loans made on the Initial Borrowing Date and (y) Mandatory Borrowings made after the Initial Borrowing Date, which shall be made as provided in Section 1.01(d)), and the obligation of a Letter of Credit Issuer to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

            6.01 NO DEFAULT; REPRESENTATIONS AND WARRANTIES, ETC. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default, (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), and (iii) the Holdings Senior Debt Condition shall be satisfied.

            6.02 NOTICE OF BORROWING; LETTER OF CREDIT REQUEST (a) Prior to the making of each Loan (excluding Swingline Loans and Mandatory Borrowings), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of any Swingline Loan, the Swingline Lender shall have received the notice required by Section 1.03(b)(i).

            (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 2.02(a).

            The acceptance of the benefits or proceeds of each Credit Event shall constitute a representation and warranty by the Credit Agreement Parties to each Agent and each of the Lenders that all the conditions specified in this
Section 6 and applicable to such Credit Event exist as of that time.

            SECTION 7. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders to enter into this Agreement and to make the Loans and issue and/or participate in the Letters of Credit provided for herein, each Credit Agreement Party makes the following representations and warranties to the Lenders, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit (with the occurrence of the Initial Borrowing Date and each Credit Event on and after the Initial Borrowing Date being deemed to constitute a representation and warranty by each of the Credit Agreement Parties that the matters specified in this Section 7 are true and correct in all material respects on and as of the Initial Borrowing Date or the date of each such Credit Event, as the case may be, unless stated to relate to a specific earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); PROVIDED that, in the case of any Credit Event on the Initial Borrowing Date, each Credit Agreement Party shall be required only to make the representations and warranties as specified in Section 5.15(ii).

            7.01  ORGANIZATIONAL  STATUS.  Each  of  Holdings  and  each  of its
Subsidiaries (i) is a duly organized and validly existing Organization in good standing (or, if applicable in a foreign jurisdiction, has the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, (ii) has the Organizational power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

            7.02 COMPANY POWER AND AUTHORITY. Each Credit Party has the Organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary Organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

            7.03 NO VIOLATION. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by any Credit Party with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any material provision of any applicable law, statute, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority (including, without limitation, the Bermuda Monetary Authority), (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents and the Eurobond 8 1/8% Notes) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of its Subsidiaries pursuant to the terms of any Existing Indebtedness, the Senior Notes, any other material indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement or instrument to which such Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which such Credit Party and any of its Subsidiaries may be subject (including, without limitation, the Existing Indebtedness Agreements, the Holdings Existing Senior Notes or the Senior Notes) or (iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of such Credit Party or any of its Subsidiaries.

            7.04 LITIGATION. There are no actions, suits, proceedings or investigations pending or, to the best knowledge of the Borrower, threatened (i) with respect to any Credit Document, (ii) with respect to the Transaction, any of the transactions contemplated under this Agreement or any Document, or (iii) with respect to the Borrower or any of its Subsidiaries (x) that has had, or would reasonably be expected to have, a Material Adverse Effect or (y) that has had, or would reasonably be expected to have, a material adverse effect on the rights or remedies of the Agents or the Lenders or on the ability of any Credit Party to perform its respective obligations to the Agents or the Lenders hereunder and under the other Credit Documents to which it is, or will be, a party. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event.

            7.05 USE OF PROCEEDS; MARGIN REGULATIONS. (a) The proceeds of the Term Loans shall be utilized by the Borrower (i) on the Initial Borrowing Date solely to (x) finance the Transaction, (y) refinance existing indebtedness and
(z) pay fees and expenses incurred in connection with the foregoing and (ii) on or prior to February 28, 2005 solely to finance the Eurobond 8 1/8% Notes Refinancing.

            (b) The proceeds of all Revolving Loans, Swingline Loans and Letters of Credit shall be utilized by the Borrower for the general corporate and working capital purposes of the Borrower and its Subsidiaries (including, but not limited to, Permitted Acquisitions and purchase price adjustments in connection therewith); PROVIDED that no Revolving Loans may be incurred on the Initial Borrowing Date.

            (c) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan, nor the use of the proceeds thereof, nor the occurrence of any other Credit Event, will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

            7.06 GOVERNMENTAL APPROVALS. No order, consent,  approval,  license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, or any subdivision thereof, is required to authorize or is required in connection with the Transaction, including, without limitation, (a) the execution, delivery and performance of any Credit Document or (b) the legality, validity, binding effect or enforceability of any Credit Document; in each case except for (i) the filing of Uniform Commercial Code financing statements and equivalent filings in non-U.S. jurisdictions, (ii) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (iii) such consents, approvals, registrations and filings with or by the FCC or any Governmental Authority outside of the United States as may be required in connection with the Transaction, (iv) such consents, approvals, registrations and filings with or by the FCC or any Governmental Authority outside of the United States as may be required in connection with the exercise of rights under the Security Documents following an Event of Default, (v) such consents, approvals, registrations, and filings with or by the FCC or any Governmental Authority outside of the United States as may be required in the ordinary course of business of the Borrower and its Subsidiaries in connection with the use of proceeds of the Loans hereunder,
(vi) such licenses, approvals, authorizations and consents as may be required by the U.S. Department of State pursuant to the International Traffic in Arms Regulations, the U.S. Department of Commerce pursuant to the Export
Administration Regulations, the U.S. Department of Defense pursuant to the National Industrial Security Program issued pursuant to Executive Order 12829, the Committee on Foreign Investment in the United States pursuant to the Exon Florio amendment to the Defense Production Act and implementing regulations, and the U.S. Department of Treasury pursuant to the Foreign Asset Control
Regulations in connection with the exercise of rights hereunder and under the Security Documents following an Event of Default, (vii) such approvals, authorizations and consents as may be required by the U.S. Department of Justice, the Federal Bureau of Investigation and the U.S. Department of Homeland Security regarding potential national security, law enforcement and public safety issues, (viii) such as have been made or obtained and are in full force and effect and (ix) such other orders, consents, approvals, registrations and filings (none of which shall adversely affect the execution, delivery, performance, legality, validity, binding effect or enforceability of any Credit Document) the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect.

            7.07  INVESTMENT  COMPANY  ACT.  Neither the Borrower nor any of its
Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            7.08 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            7.09 TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole, as modified or supplemented by other information so furnished and taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to any Agent or any Lender (including, without limitation, all factual information contained in the Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole, as modified or supplemented by other information so furnished and taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to any Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole, as modified or supplemented by other information so furnished and taken as a whole) not misleading at such time in light of the circumstances under which such information was provided (subject, in the case of any quarterly or interim financial statements, to normal year-end audit adjustments, none which shall be material), it being understood and agreed that for purposes of this Section 7.09, such factual information shall not include the Projections or any PRO FORMA financial information.

            7.10 FINANCIAL CONDITION; FINANCIAL STATEMENTS. (a) On and as of the Initial Borrowing Date, on a PRO FORMA basis after giving effect to the Transaction and to all Indebtedness (including the Loans and the Senior Notes) incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith, with respect to the Borrower (on a stand-alone basis) and Holdings and its Subsidiaries (on a consolidated basis),
(x) the sum of the assets, at a fair valuation, of the Borrower (on a stand-alone basis) and Holdings and its Subsidiaries (on a consolidated basis) will exceed its or their debts, (y) it has or they have not incurred nor intended to, nor believes or believe that it or they will, incur debts beyond its or their ability to pay such debts as such debts mature and (z) it or they will have sufficient capital with which to conduct its or their business. For purposes of this Section 7.10, "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            (b) The Historical Financial Statements present fairly in all material respects the consolidated financial position of Intelsat, Ltd. and its Subsidiaries at the respective dates of said financial statements and the results for the respective periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the unaudited interim financial statements referred to therein, to normal year-end audit adjustments (all of which are of a recurring nature and none of which, individually or in the aggregate, would be material) and the absence of footnotes.

            (c) Since December 31, 2003 (but after giving effect to the Transaction as if same had occurred prior thereto), nothing has occurred that has had or would reasonably be expected to have a Material Adverse Effect.

            (d) Except as fully reflected in the financial statements described in Section 7.10(b) (including the related notes thereto) and the Indebtedness incurred under this Agreement and in respect of the Eurobond 8 1/8% Notes, as of the Initial Borrowing Date (and excluding any Loans made, or Senior Notes issued, on or prior to such date), (i) there are no liabilities or obligations (excluding current obligations incurred in the ordinary course of business) with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole and (ii) the Borrower does not know of any basis for the assertion against it or any of its Subsidiaries of any such liability or obligation which, either individually or in the aggregate, is or would be reasonably likely to have, a Material Adverse Effect.

            (e) The  Projections  have been prepared on a basis  consistent with the Historical Financial Statements, and have been prepared in good faith and are based on reasonable assumptions under the then known facts and circumstances. On the Initial Borrowing Date, the management of the Borrower believes that the Projections are reasonable and attainable based upon the then known facts and circumstances (it being understood that nothing contained in this Section 7.10(e) shall constitute a representation that the results forecasted in such Projections will in fact be achieved). There is no fact known to the Borrower or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

            7.11 SECURITY INTERESTS. On and after the Initial Borrowing Date, each of the Security Documents, subject to any exceptions, conditions and qualifications expressly set forth in such Security Document, creates (or after the execution and delivery thereof and the filings, recordings and similar acts required thereby are made will create), as security for the Secured Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons, and subject to no other Liens (except that (i) the Security Agreement Collateral may be subject to Permitted Liens relating thereto, (ii) the Pledge Agreement Collateral may be subject to the Liens described in clauses (a) and
(e) of Section 9.03 and (iii) in the case of any Security Agreement Collateral acquired after the Initial Borrowing Date, the foregoing representation as to the perfection, superiority and priority of the security interest in such after-acquired Security Agreement Collateral, shall not be made hereunder until the time limit (if any) specified in the respective Security Agreement for the perfection of such Security Agreement Collateral has lapsed and shall be subject to any exceptions, conditions and qualifications expressly set forth in such Security Agreement), in favor of the Collateral Agent for the benefit of the Secured Creditors. No filings or recordings are required in order to perfect and/or render enforceable as against third parties the security interests created under any Security Agreement in respect of Security Agreement Collateral except for filings or recordings required by any such Security Agreement, which filings and recordings have been made as, at the time and to the extent, required by such Security Agreement to have been made by any Credit Party).

            7.12 COMPLIANCE WITH ERISA. (a) Part A of Schedule 7.12 sets forth each Plan and each Multiemployer Plan; except as set forth in Part B of Schedule 7.12, each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; except as set forth in Part C of Schedule 7.12, each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code or the Borrower has applied for a determination letter within the appropriate timeframe; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date of the most recent Credit Event, would not exceed an amount that would reasonably be expected to have a Material Adverse Effect; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan or Multiemployer Plan; no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect; and the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000,000 the Fair Market Value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $110,000,000 the Fair Market Value of the assets of all such underfunded Plans.

            (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither the Borrower nor any of its Subsidiaries has incurred any liability in connection with the termination of or withdrawal from any Foreign Pension Plan that has not been accrued or otherwise properly reserved on the Borrower's or such Subsidiary's balance sheet. With respect to each Foreign Pension Plan that is required by applicable local law or by its terms to be funded through a separate funding vehicle, the present value of the accrued benefit liabilities (whether or not vested) under each such Foreign Pension Plan, determined as of the latest valuation date for such Foreign Pension Plan on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities by an amount which, when added to the aggregate amount of the accrued benefit liabilities with respect to all other Foreign Pension Plans, would reasonably be expected to have a Material Adverse Effect.

            7.13  SATELLITE  LICENSES,  ETC. As of the Initial  Borrowing  Date,
Schedule 7.13 accurately and completely lists for each owned Satellite (except any Satellite that has been decommissioned or that has suffered an actual or constructive total loss) (a) all current space station licenses or authorizations (including the placement of a Satellite on the FCC's "Permitted Space Station List") for operation of Satellites with C-band or Ku-band transponders issued by the FCC to the Borrower or any of its Subsidiaries (other than licenses or authorizations that are no longer in effect, Section 214 common carrier authorizations or licenses and authorizations or licenses relating to the operation of ground facilities, including private land mobile, experimental earth station and TT&C Earth Station licenses ) and (b) all current licenses and other approvals, orders or authorizations issued or granted by any Governmental Authority outside of the United States to the Borrower or any of its
Subsidiaries  for  operation  of any such  Satellite  (other  than  licenses  or authorizations that are no longer in effect, authorizations, licenses or concessions relating to landing rights or market access, common carrier authorizations or licenses, and authorizations or licenses relating to the operation of ground facilities, including private land mobile, experimental earth station and TT&C Earth Station licenses). The FCC Licenses and the other licenses, approvals or authorizations listed on Schedule 7.13 with respect to any owned Satellite (except any Satellite that has been decommissioned or that has suffered an actual or constructive total loss) include all material authorizations, licenses and permits issued by the FCC or any other Governmental Authority to the Borrower or any of its Subsidiaries that are required or necessary by the Borrower or any of its Subsidiaries or Unrestricted Subsidiaries to launch or operate such Satellite, as applicable as of the Initial Borrowing Date. Each such license is held in the name of the Borrower or one of its Subsidiaries and is validly issued and in full force and effect as of the Initial Borrowing Date, and as of the Initial Borrowing Date, to the best of the Borrower's knowledge, the Borrower and its Subsidiaries have fulfilled and performed in all material respects all of their obligations with respect thereto required to be fulfilled or performed and have full power and authority to operate thereunder, except such non-compliance as is not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

            7.14 SUBSIDIARIES. (a) On and as of the Initial Borrowing Date, Holdings has no Subsidiaries other than those Subsidiaries listed on Part A of
Schedule 7.14. Part A of Schedule 7.14 correctly sets forth, as of the Initial Borrowing Date, the percentage ownership (direct and indirect) of Holdings in each class of capital stock or other equity interests of each of its Subsidiaries and also identifies the direct owner thereof. All outstanding shares of capital stock of each Subsidiary of the Borrower have been duly and validly issued, are fully paid and non-assessable (or the equivalent under the laws of the applicable jurisdiction) and have been issued free of preemptive rights. No Subsidiary of the Borrower has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

            (b) Part B of Schedule 7.14 sets forth, as of the Initial Borrowing Date, the exact legal name of each Credit Party, the type of organization of each U.S. Credit Party, whether or not such U.S. Credit Party is a registered organization (within the meaning of the New York UCC), the jurisdiction of organization of such Credit Party, the location (within the meaning of the New York UCC) of each such U.S. Credit Party, and the organizational identification number (if any) of each such U.S. Credit Party.

            7.15 INTELLECTUAL PROPERTY, ETC. Each of the Borrower and each of its Subsidiaries owns or has a valid existing license to use all patents, trademarks, permits, service marks, trade names, trade secrets, copyrights, licenses, franchises and other rights with respect to the foregoing reasonably necessary for the conduct of its business, without, to the knowledge of the Borrower, any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a Material Adverse Effect.

            7.16 COMPLIANCE WITH STATUTES, ETC. Each of the Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliance as is not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

            7.17 ENVIRONMENTAL MATTERS. Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) has incurred any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) would reasonably be expected to incur any Environmental Liability based on any facts, circumstances or conditions relating to their (or any of their predecessors') past or present business or operations.

            7.18 PROPERTIES. All Real Property owned by the Borrower or any of its Subsidiaries and all material Leaseholds leased by the Borrower or any of its Subsidiaries, in each case as of the Initial Borrowing Date, and the nature of the interest therein, is correctly set forth in Schedule 7.18. Each of the Borrower and each of its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all properties owned or leased by it, including all Real Property reflected in Schedule 7.18 and in the Historical Financial Statements (except such properties sold or otherwise disposed of in the ordinary course of business since the dates of the respective financial statements referred to therein or in accordance with the terms of this Agreement), free and clear of all Liens, other than Permitted Liens (or, in the case of Mortgaged Property, Permitted Encumbrances), other than with respect to any such Real Property that is not material to the business of the Borrower and its Subsidiaries taken as a whole.

            7.19 LABOR RELATIONS. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower and its Subsidiaries, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower and its Subsidiaries, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower and its Subsidiaries, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and, to the best knowledge of the Borrower and its Subsidiaries, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

            7.20 TAX RETURNS AND PAYMENTS. Each of the Borrower and each of its Subsidiaries (i) has timely filed with the appropriate taxing authority, all material returns, statements, forms and reports for taxes (the "RETURNS") required to be filed by or with respect to the income, properties or operations of the Borrower and/or any of its Subsidiaries and such Returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries and (ii) has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and fully provided for on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP. Each of the Borrower and each of its Subsidiaries has provided adequate reserves (in the good faith judgment of the management of the Credit Agreement Parties) for the payment of all federal, state and foreign income taxes which have not yet become due. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower, threatened by any authority regarding any taxes relating to the Borrower or any of its

Subsidiaries. Neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations, in each case except to the extent the liability for taxes of the Borrower or such Subsidiary giving rise to any extension of any such normally applicable statute of limitation is not material.

            7.21 INSURANCE. Set forth on Schedule 7.21 hereto is a true, correct and complete summary of all insurance carried by each Credit Party on and as of the Initial Borrowing Date, with the amounts insured set forth therein.

            7.22 TT&C EARTH STATION LICENSES, ETC. As of the Initial Borrowing Date, to the best of the Borrower's knowledge, Schedule 7.22 accurately and completely lists for each TT&C Earth Station all current licenses or authorizations issued or granted by the FCC or by any Governmental Authority outside of the United States to the Borrower or any of its Subsidiaries. As of the Initial Borrowing Date, the TT&C Earth Station licenses and authorizations listed on Schedule 7.22 include all material authorizations, licenses and permits issued by the FCC or any other Governmental Authority outside of the United States to the Borrower or any of its Subsidiaries that are required or necessary for it to operate such TT&C Earth Station. Each such license is held in the name of the Borrower or one of its Subsidiaries and is validly issued and in full force and effect as of the Initial Borrowing Date, and as of the Initial Borrowing Date, to the best of the Borrower's knowledge, the Borrower and its Subsidiaries have fulfilled and performed in all material respects all of their obligations with respect thereto and have full power and authority to operate thereunder, except such non-compliance as is not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

            7.23 IN-ORBIT SATELLITES. Schedule 7.23 accurately and completely lists as of the Initial Borrowing Date each of the In-Orbit Satellites owned by the Borrower and its Subsidiaries on the Initial Borrowing Date, and sets forth for each such In-Orbit Satellite the orbital slot of, and number and frequency band of the transponders (based on Satellite design capabilities and measured in 36 megahertz equivalents) on, such In-Orbit Satellite.

            7.24 NO IMMUNITY. Each Credit Agreement Party is subject to civil and commercial law with respect to its obligations under this Agreement. The execution, delivery and performance by the Borrower of this Agreement constitute private and commercial acts rather than public or governmental acts. Neither the Borrower nor any of its properties or revenues, is entitled to any right of immunity in any jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the obligations of the Borrower under this Agreement.

            7.25 PROPER FORM. This Agreement is in proper legal form under the law of Bermuda for the enforcement hereof against each Credit Agreement Party under such law, and if this Agreement were stated to be governed by such law, it would constitute a legal, valid and binding obligations of each such Credit Agreement Party under the law of Bermuda, enforceable in accordance with its terms. All formalities required in Bermuda for the validity and enforceability of this Agreement (including any necessary registration, recording or filing with any court or other Governmental Authority thereof or therein) have been accomplished, and no Taxes or any stamp or documentary taxes or any other excise or property taxes, charge or similar levies are required to be paid to Bermuda, or any political subdivision thereof or therein, and no notarization is required, for the validity and enforceability of this Agreement.

            7.26 EMPLOYEE BENEFIT PLANS; SHAREHOLDERS' AGREEMENTS; MANAGEMENT AGREEMENTS; COLLECTIVE BARGAINING AGREEMENTS; EXISTING INDEBTEDNESS AGREEMENTS; TAX ALLOCATION AGREEMENTS. On or prior to the Initial Borrowing Date, the Borrower has made available to the Administrative Agent true and correct copies of the following documents:

            (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor, if any) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of Holdings or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any Multiemployer Plan, only to the extent that any document described herein is in the possession of Holdings or any Subsidiary of Holdings or any ERISA Affiliate);

            (ii) all agreements (including, without limitation, shareholders' agreements, subscription agreements and registration rights agreements) entered into by Holdings, the Borrower or any of the Borrower's Subsidiaries governing the terms and relative rights of its capital stock and any agreements of which Holdings is aware entered into by shareholders relating to any such entity with respect to its capital stock (collectively, the "SHAREHOLDERS' AGREEMENTS");

            (iii) all material agreements in effect with members of the senior management of Holdings or any of its Subsidiaries (collectively, the "MANAGEMENT AGREEMENTS");

            (iv) all collective bargaining agreements in effect applying or relating to any employee of Holdings or any of its Subsidiaries;

            (v) all agreements in effect evidencing Existing Indebtedness (collectively, the "EXISTING INDEBTEDNESS AGREEMENTS"); and

            (vi) any tax sharing or tax allocation agreements in effect and entered into by Holdings or any of its Subsidiaries.

            SECTION 8. AFFIRMATIVE COVENANTS. Each Credit Agreement Party hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other

Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

            8.01 INFORMATION COVENANTS. Holdings or the Borrower, as the case may be, will furnish to the Administrative Agent:

            (a) QUARTERLY FINANCIAL STATEMENTS. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of the Borrower, (i) the consolidated balance sheet of each of Holdings and its Subsidiaries and the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of operations and of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period and the budgeted figures for such quarterly period as set forth in the respective budget delivered pursuant to Section 8.01(c) and (ii) management's discussion and analysis of significant operational and financial developments during such quarterly period, all of which shall be in reasonable detail and certified by the Chief
      Financial Officer that they fairly present in all material respects the financial condition of Holdings and its Subsidiaries or the Borrower and its Subsidiaries, as the case may be, as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes (it being understood and agreed that (i) the furnishing by Holdings or the Borrower of its Form 6-K relating to its quarterly financial statements or the filing of a Form 10-Q (or any successor or comparable forms) with the SEC as at the end of and for any fiscal quarter, certified as aforesaid, shall be deemed to satisfy its obligations under this paragraph with respect to such quarter and (ii) if permitted under applicable rules of the SEC (assuming the Borrower were an issuer of public debt), such financial statements of Holdings shall satisfy any such requirement of the Borrower). If the Borrower has designated any Unrestricted Subsidiaries hereunder, then the quarterly financial information required by this Section 8.01(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in management's discussion and analysis of operational and financial developments, of the financial condition and results of operations of the Borrower and its Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Borrower.

            (b) ANNUAL FINANCIAL STATEMENTS. Within 90 days after the close of each fiscal year of the Borrower, the consolidated balance sheet of each of Holdings and its Subsidiaries and the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations and of cash flows for such fiscal year and setting forth comparative consolidated figures for the preceding fiscal year and comparable budgeted figures for such fiscal year as set forth in the respective budget delivered pursuant to Section 8.01(c) and (except for such comparable budgeted figures) certified by KPMG LLP or such other independent certified public accountants of recognized national standing as shall be reasonably acceptable to the Administrative Agent whose opinion shall not be qualified as to scope of audit (except with respect to Intelsat General Corporation) or as to status of Holdings or any of its Subsidiaries as a going concern, in each case to the effect that such statements fairly present in all material respects the financial condition of each of Holdings and its Subsidiaries and the Borrower and its Subsidiaries, as the case may be, as of the dates indicated and the results of their operations and changes in financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (it being understood and agreed that (i) the filing by Holdings or the Borrower of its Form 20-F or Form 10-K (or any successor or comparable forms) with the SEC as at the end of and for any fiscal year, reported on as aforesaid, shall be deemed to satisfy its obligations under the foregoing portion of this paragraph with respect to such year and (ii) if permitted under applicable rules of the SEC (assuming the Borrower were an issuer of public debt), such financial statements of Holdings shall satisfy any such requirement of the Borrower), together with a certificate of such accounting firm stating that in the course of their annual audit examination, which audit examination was conducted in accordance with auditing standards generally accepted in the United States, nothing has come to their attention to cause them to believe that there has been any failure to comply with the terms, covenants, provisions or conditions of the Sections or subsections of this Agreement specified in such certificate relating to accounting matters (which will include Sections 9.08, 9.09 and 9.10) or, if such a failure has come to their attention, providing a statement as to the nature thereof. If the Borrower has designated any Unrestricted Subsidiaries hereunder, then the annual financial information required by this Section 8.01(b) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in management's discussion and analysis of operational and financial developments, of the financial condition and results of operations  of  the  Borrower  and  its  Subsidiaries  separate  from  the financial condition and results of operations of the Unrestricted Subsidiaries of the Borrower.

            (c) BUDGETS, ETC. Not more than 60 days after the commencement of each fiscal year of the Borrower, a consolidated budget of Holdings and its Subsidiaries in reasonable detail for each of the four fiscal quarters of such fiscal year, in each case as customarily prepared by management for its internal use setting forth in reasonable detail the principal assumptions upon which such budgets are based.

            (d) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b), a certificate of the Chief Financial Officer to the effect that, to the best of such officer's knowledge, no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (x) the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 9.06(ix), 9.08, 9.09 and 9.10 as at the end of such fiscal quarter or year, as the case may be, (y) the calculation of the Consolidated Interest Coverage Ratio, the Total Leverage Ratio and the Senior Secured Leverage Ratio as at the last day of the respective fiscal quarter or fiscal year of the Borrower, and (z) (i) certify that there have been no changes to any of the Schedules or Annexes to the Security Agreements, or any of the Schedules or Annexes to the Pledge Agreements or any equivalent schedules or annexes to any Additional Security Document, in each case since the Initial Borrowing Date (or, if later, the date of the most recent certificate delivered pursuant to this
      Section 8.01(d)), or (ii) to the extent that such information is no longer accurate and complete as of such date, list in reasonable detail all information necessary to make such Schedules and Annexes referred to in the preceding clause (i) accurate and complete (at which time such Schedules and Annexes, as the case may be, shall be deemed modified to reflect such information), as the case may be.

            (e) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within five Business Days after an executive officer of the Borrower or any of its Subsidiaries obtains actual knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or an Event of Default, which notice shall specify the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto, and (ii) any litigation or proceeding pending or threatened in writing (x) against the Borrower or any of its Subsidiaries which has had, or would reasonably be expected to have, a Material Adverse Effect, (y) with respect to any material Indebtedness of Holdings or any of its Subsidiaries or (z) with respect to any Document.

            (f) AUDITORS' REPORTS. Promptly upon receipt thereof, a copy of each report or "management letter" submitted to the Borrower or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any of its Subsidiaries and the management's non-privileged responses thereto.

            (g) ENVIRONMENTAL MATTERS. Promptly after an executive officer of the Borrower or any of its Subsidiaries obtains actual knowledge of any of the following (but only to the extent that any of the following, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect) written notice of:

                  (i) any pending or threatened  Environmental Claim against the
            Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries;

                  (ii) any  condition or  occurrence on any Real Property at any time owned or operated by the Borrower or any of its Subsidiaries that (x) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (y) would reasonably be anticipated to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

                  (iii) any condition or  occurrence on any Real Property  owned or operated by the Borrower or any of its Subsidiaries that would reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or such Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law; and

                  (iv) the taking of any removal or remedial  action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Borrower or any of its Subsidiaries.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's response or proposed response thereto. In addition, the Borrower agrees to provide the Lenders with such reasonably detailed reports relating to any of the matters set forth in clauses (i)-(iv) above as may reasonably be requested by the Administrative Agent.

            (h) NOTICE OF MANDATORY REPAYMENTS. On or prior to the date of any mandatory repayment of outstanding Term Loans or Revolving Loans pursuant to any of Sections 4.02(c) through (e), inclusive, the Borrower shall provide written notice of the amount of the respective repayment and the calculation thereof (in reasonable detail).

            (i) FCC REPORTS. Promptly upon receipt thereof, copies of any and all notices and other communications from the FCC or from any other Federal, state or local Governmental Authority or other Governmental Authority outside of the United States, with respect to the Borrower, any of its Subsidiaries or any Satellite relating to any matter that could reasonably be expected to result in a Material Adverse Effect.

            (j) SATELLITE HEALTH REPORT. No less than annually with respect to each In-Orbit Satellite that has a net book value exceeding $50,000,000, and upon the occurrence of an Event of Default at any time upon the reasonable request of the Administrative Agent, (i) with respect to any one or more In-Orbit Satellites operated by the Borrower or any of its Subsidiaries, a Satellite Health Report and (ii) with respect to any In-Orbit Satellite that is operated by any Person other than the Borrower or any of its Subsidiaries, any satellite health reports received by the Borrower from such Person, it being understood that to the extent that any such Satellite Health Report or other satellite health report contains any forward looking statements, estimates or projections, such statements, estimates or projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower's or any of its Subsidiaries' control, and no assurance can be given that such forward looking statements, estimates or projections will be realized, and PROVIDED that nothing in this clause (j) shall require the Borrower to deliver any information to the Administrative Agent or any Lender to the extent delivery of such information is restricted by applicable law or regulation.

            (k) OTHER INFORMATION. Promptly following transmission thereof, copies of any filings and registrations with, and reports to, the SEC by Holdings or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as Holdings or any of its Subsidiaries shall send generally to analysts and the holders of their capital stock or of the Holdings Existing Senior Notes, Senior Notes or any other Indebtedness, in their capacity as such holders (to the extent not theretofore delivered to the Lenders pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as any Agent on its own behalf or on behalf of the Required Lenders may reasonably request from time to time; provided that neither Holdings nor the Borrower shall be required to furnish any such reports and other materials to the Administrative Agent to the extent the same is available on the web site of Holdings or the Borrower or through the EDGAR system.

            8.02 BOOKS, RECORDS AND INSPECTIONS. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit, upon reasonable notice to an Authorized Officer, officers and designated representatives of any Agent or the Required Lenders (in each case which are not Disqualified Persons) to visit and inspect under the guidance of officers of Borrower any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession, and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as such Agent or the Required Lenders may desire, PROVIDED that so long as no Default or Event of Default is then in existence, the Borrower and any Credit Party shall have the right to participate in any discussions of the Agents or the Lenders with any independent accountants of the Borrower.

            8.03 INSURANCE. (a) The Borrower will, and will cause each of its Subsidiaries to, obtain, maintain and keep in full force and effect at all times
(i) with respect to each Satellite procured by the Borrower or any of its Subsidiaries for which the risk of loss passes to the Borrower or such Subsidiary at or before launch, and for which launch insurance or commitments with respect thereto are not in place as of the Initial Borrowing Date, launch insurance with respect to each such Satellite covering the launch of such Satellite and a period of time thereafter, but only to the extent, if at all, and on such terms (including coverage period, exclusions, limitations on coverage, co-insurance, deductibles and coverage amount) as is determined by the Board of Directors of the Borrower to be in the best interests of the Borrower as evidenced by a resolution of the Board of Directors, (ii) with respect to each Satellite it currently owns or for which it has risk of loss (or, if the entire Satellite is not owned, the portion it owns or for which it has risk of loss), other than any Excluded Satellite, In-Orbit Insurance and (iii) at all times subsequent to the coverage period of the launch insurance described in clause (i) above, if any, or if launch insurance is not procured, at all times subsequent to the initial completion of in-orbit testing, in each case with respect to each Satellite it then owns or for which it has risk of loss (or portion, as applicable), other than any Excluded Satellite, In-Orbit Insurance; PROVIDED, HOWEVER, that at any time with respect to a Satellite that is not an Excluded Satellite, neither the Borrower nor any of its Subsidiaries shall be required to maintain In-Orbit Insurance in excess of 33% of the aggregate net book value of all in-orbit Satellites (and portions it owns or for which it has risk of loss) insured (it being understood that any Satellite (or portion, as applicable) protected by In-Orbit Contingency Protection shall be deemed to be insured for a percentage of its net book value as set forth in the definition of "In-Orbit Contingency Protection"). In the event that the expiration and non-renewal of In-Orbit Insurance for such a Satellite (or portion, as applicable) resulting from a claim of loss under such policy causes a failure to comply with the proviso in the immediately preceding sentence, the Borrower and its Subsidiaries shall be deemed to be in compliance with such proviso for the 120 days immediately following such expiration or non-renewal, PROVIDED that the Borrower or any of its Subsidiaries, as the case may be, procures such In-Orbit Insurance or provides such In-Orbit Contingency Protection as necessary to comply with such proviso within such 120-day period. In the event of the unavailability of any In-Orbit Contingency Protection for any reason, the Borrower or any of its Subsidiaries, as the case may be, shall, subject to the first proviso above, within 120 days of such unavailability, be required to have in effect In-Orbit Insurance complying with clause (ii) or (iii) above, as applicable, with respect to all Satellites (or portions, as applicable), other than Excluded Satellites that the unavailable In-Orbit Contingency Protection was intended to protect and for so long as such In-Orbit Contingency Protection is unavailable, PROVIDED that the Borrower and its Subsidiaries shall be considered in compliance with this insurance covenant for the 120 days immediately following such unavailability.

            (b) For insurance policies obtained or renewed after the Initial Borrowing Date, the insurance policies required by Section 8.03(a) shall:

            (i) contain no exclusions other than:

                  (A) Acceptable Exclusions and such other exclusions or limitations of coverage as may be applicable to a substantial portion of satellites of the same model or relating to systemic failures or anomalies as are then customary in the satellite insurance market; and

                  (B) such specific exclusions  applicable to the performance of the Satellite (or portion, as applicable) being insured as are reasonably acceptable to the Board of Directors of the Borrower in order to obtain insurance for a price that is, and on other terms and conditions that are, commercially reasonable; and

            (ii) provide coverage for all risks of loss of and damage to the Satellite (or portion, as applicable).

            (c) The Borrower will, and will cause each of its Subsidiaries to, use its reasonable best efforts at all times keep the respective property of the Borrower and its Subsidiaries (except (x) real or personal property leased or financed through third parties in accordance with this Agreement and (y) satellites) insured in favor of the Collateral Agent for the benefit of the Secured Creditors, and all policies or certificates with respect to such insurance (and any general liability, umbrella liability coverage and workers' compensation insurance (to the extent permitted by law) maintained by, or on behalf of, the Borrower or any Subsidiary of the Borrower) (i) shall be endorsed to the Collateral Agent's reasonable satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as certificate holder, mortgagee and loss payee with respect to real property, certificate holder and loss payee with respect to personal property, additional insured with respect to general liability and umbrella liability coverage and (to the extent permitted by law) certificate holder with respect to workers' compensation insurance), (ii) shall state that such insurance policies shall not be cancelled or materially changed without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent provided, that with respect to any launch insurance or In-Orbit Insurance, such notice is available, and if available, on such terms as may be available and (iii) shall, upon the request of the Collateral Agent, be deposited with the Collateral Agent for the benefit of the Secured Creditors.

            (d) If the Borrower or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 8.03, or if the Borrower or any of its Subsidiaries shall fail to so name the Collateral Agent for the benefit of the Secured Creditors as an additional insured, mortgagee or loss payee, as the case may be, or so deposit all certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon reasonable prior notice to the Borrower of its intention to do so, to procure such insurance on such terms and against such risks as are required hereby, and the Borrower agrees to reimburse the Administrative Agent or the Collateral Agent, as the case may be, for any premium paid therefor.

            8.04 PAYMENT OF TAXES. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any material properties belonging to it, prior to the date on which penalties attach thereto, and all material lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 9.03(a); PROVIDED that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

            8.05 CORPORATE FRANCHISES. The Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, authority to do business, licenses and patents, except for rights, franchises, authority to do business, licenses and patents the loss of which (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect; PROVIDED, HOWEVER, that (a) any transaction permitted by Section 9.02 will not constitute a breach of this Section 8.05 and (b) any failure as it may relate to any FCC License for a Satellite Under Construction shall not, in itself, be considered or deemed to result in a Material Adverse Effect.

            8.06 COMPLIANCE WITH STATUTES; ETC. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including, without limitation, all FCC Licenses and all other governmental approvals or authorizations required for the launch or operation of Satellites or for the operation of TT&C Earth Stations), except for such noncompliances as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party; PROVIDED that (a) any failure as it may relate to any FCC License or other governmental approval or authorization for a Satellite Under Construction shall not, in itself, be considered or deemed to result in a Material Adverse Effect or a material adverse effect on any Credit Party's ability to perform its obligations under any Credit Document to which it is a party and (b) where a Person other than the Borrower or a Subsidiary of the Borrower has agreed in accordance with customary practices to perform any such actions on behalf of the Borrower or any of its Subsidiaries, the Borrower will, and will cause its Subsidiaries to, use commercially reasonable efforts to cause such Person to take such actions.

            8.07 COMPLIANCE WITH ENVIRONMENTAL LAWS. (a) (i) The Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to their businesses or the ownership or use of its Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, will promptly pay or, with respect to any of its Subsidiaries, cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property owned or operated by the Borrower or any of its Subsidiaries other than in compliance with Environmental Laws and as required in connection with the normal business operations of the Borrower and its Subsidiaries, or transport or permit the transportation of Hazardous Materials other than in compliance with Environmental Laws and as required in connection with the normal business operations of the Borrower and its Subsidiaries, unless the failure to comply with the requirements specified in clause (i) or (ii) above, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. If the Borrower or any of its Subsidiaries or any tenant or occupant of any Real Property owned or operated by the Borrower or any of its Subsidiaries causes or permits any intentional or unintentional act or omission resulting in the presence or Release of any Hazardous Material in a quantity or concentration sufficient to require reporting or to trigger an obligation to undertake clean-up, removal or remedial action under applicable Environmental Laws, the Borrower agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; PROVIDED that neither the Borrower nor any of its Subsidiaries shall be required to undertake any clean up, removal, remedial or other action while the requirement to undertake such clean up, removal, remedial or other action is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such clean up, removal, remedial or other action to the extent required in accordance with GAAP. Notwithstanding any provision of this Section 8.07(a), the Borrower shall not be required by this Section to exercise any degree of control over the operations of any of its Subsidiaries that would reasonably be construed under applicable Environmental Law to make the Borrower liable for Environmental Claims arising from or casually related to the Real Property or operations of such Subsidiary as an owner or an operator or upon any other basis.

            (b) At the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Borrower will provide, at its sole cost and expense, an environmental site assessment report concerning any Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm approved by the Administrative Agent, addressing the matters in clause (i) or (ii) below which gives rise to such request (or, in the case of a request pursuant to following clause (i), addressing such matter as may be requested by the Administrative Agent or the Required Lenders) and estimating the range of the potential costs of any removal, remedial or other corrective action in connection with any such matter, PROVIDED that in no event shall such request be made unless (i) an Event of Default has occurred and is continuing or (ii) the Lenders receive notice under Section 8.01(g) of any event for which notice is required to be delivered for any such Real Property. If the Borrower fails to provide the same within 60 days after such request was made, the Administrative Agent may order the same, and the Borrower shall grant and hereby grants, to the Administrative Agent and the Lenders and their agents access to such Real Property owned or operated by the Borrower or any of its Subsidiaries, and specifically grants the Administrative Agent and the Lenders and their agents an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

            8.08  ERISA.  As soon as  possible  and,  in any  event,  within ten
Business Days after the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any ERISA Event, the Borrower will deliver to the Administrative Agent a certificate of an Authorized Officer setting forth the full details as to such ERISA Event and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC or any other governmental agency, a Plan or, to the extent received by the Borrower, the Plan or Multiemployer Plan participant, or the Plan or Multiemployer Plan administrator with respect thereto. The Borrower will deliver to each of the Lenders at the request of any Lender on ten Business Days' notice
(i) a complete copy of the most recently filed annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be and have been furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of any material documents or other information required to be furnished to the PBGC, and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan, Multiemployer Plan or Foreign Pension Plan shall be delivered to the Lenders no later than ten Business Days after the date such documents and/or information has been furnished to the PBGC or such notice has been received by the Borrower, such Subsidiary or such ERISA Affiliate, as applicable. If, at any time after the Initial Borrowing Date, the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate maintains, or contributes to (or incurs an obligation to contribute to), a pension plan as defined in Section 3(2) of ERISA which is not set forth in Part A of Schedule 7.12, as may be updated from time to time, then the Borrower shall deliver to the Lenders an updated Part A of Schedule 7.12 as soon as possible and, in any event, within ten days after the Borrower, such Subsidiary or such ERISA Affiliate maintains, or contributes to (or incurs an obligation to contribute to), such pension plan. Such updated Part A of Schedule
7.12 shall supersede and replace the existing Part A of Schedule 7.12. The Borrower and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing would not be reasonably likely to result in a Material Adverse Effect.

            8.09 GOOD REPAIR. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used in its business are kept in good repair, working order and condition, ordinary wear and tear excepted, and that from time to time there are made in such properties and equipment all necessary and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.


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


            8.10 END OF FISCAL YEARS; FISCAL QUARTERS. The Borrower will, for financial reporting purposes, cause each of its Subsidiaries' (i) fiscal years to end on December 31 of each calendar year and (ii) fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

            8.11 ADDITIONAL SECURITY; ADDITIONAL GUARANTIES; FURTHER ASSURANCES.
(a) The Borrower shall use, and shall cause each of its respective Subsidiaries to use, its commercially reasonable efforts to deliver to the Collateral Agent for the benefit of the Secured Creditors as promptly as practicable following the Initial Borrowing Date a fully executed Mortgage, in form and substance reasonably satisfactory to the Collateral Agent, which Mortgage shall encumber such Real Property located in the United States or any State or territory thereof and owned by the Borrower or any of its Subsidiaries (after giving effect to the Transaction) and designated as a "Mortgaged Property" on Schedule 7.18, together with (to the extent not delivered on or prior to the Initial Borrowing Date):

            (i) evidence that counterparts of such Mortgages, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof, have been delivered to the title insurance company insuring the Lien of such Mortgage for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent desirable, to effectively create a valid and enforceable first priority mortgage lien, subject only to Permitted Encumbrances, on such Mortgaged Property described therein in favor of the Collateral Agent (or such other trustee as may be necessary or appropriate under local law) for the benefit of the Secured Creditors;

            (ii) such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall be reasonably deemed necessary by the Collateral Agent in order for the owner or holder of the fee interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property;

            (iii) Mortgage Policies insuring the Mortgage on such Mortgaged Property referred to above issued by a title insurer reasonably satisfactory to the Collateral Agent and in amounts satisfactory to the Collateral Agent and insuring the Collateral Agent that the Mortgage on such Mortgaged Property is a valid and enforceable first priority mortgage lien on such Mortgaged Property and the fixtures described therein, free and clear of all defects and encumbrances except Permitted Encumbrances, and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent and shall include, to the extent available in the applicable jurisdiction, supplemental endorsements (including, without limitation, endorsements relating to future advances under this Agreement and the Notes, usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, public road access, survey, variable rate, environmental lien and so-called comprehensive coverage over covenants and restrictions and for any other matters that the Collateral Agent in its discretion may reasonably request) and shall not include the "standard" title exceptions, a survey exception or an exception for mechanics' liens, and shall provide for affirmative insurance and such reinsurance as the Collateral Agent in its discretion may reasonably request;


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


            (iv) such affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, a so-called "gap" indemnification) as shall be required to induce the title company to issue the Mortgage Policies referred to in subsection (iii) above;

            (v) evidence reasonably acceptable to the Collateral Agent of payment by the Borrower of all Mortgage Policy premiums in respect of such Mortgaged Property, search and examination charges, and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of such Mortgages and issuance of such Mortgage Policies;

            (vi) flood certificates covering such Mortgaged Property in form and substance reasonably acceptable to the Collateral Agent, and certifying whether or not each such Mortgaged Property is located in a flood hazard area, as determined by reference to the applicable FEMA map;

            (vii) an opinion, addressed to each Agent, the Collateral Agent and each of the Lenders and dated the date of the Mortgage from local counsel to the Credit Parties and/or the Agents reasonably satisfactory to the Agents practicing in those jurisdictions inside the United States in which the Mortgaged Property is located, which opinion (x) shall cover the perfection of the Lien granted pursuant to the Mortgage and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and (y) shall be in form and substance reasonably satisfactory to the Administrative Agent;

            (viii) if reasonably required by the Administrative  Agent, a survey of such Mortgaged Property (and all improvements thereon) (v) prepared by a surveyor or engineer licensed to perform surveys in the state, commonwealth or applicable jurisdiction where such Mortgaged Property is located, (w) dated a recent date reasonably satisfactory to the Collateral Agent, (x) certified by the surveyor (in a manner reasonably acceptable to the Collateral Agent and the title company), (y) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey, and (z) sufficient for the title company to remove all standard survey exceptions from the Mortgage Policy relating to such Mortgaged Property and issue the endorsements required pursuant to the provisions of subsection (iii) above;

            (ix) to the extent requested by the Administrative Agent, copies of all leases in which the Borrower or any Subsidiary Guarantor holds the lessor's interest or other agreements relating to possessory interests, if any; provided that, to the extent any of the foregoing affect such Mortgaged Property, to the extent obtainable using commercially reasonably efforts, such agreements shall be subordinate to the Liens of the Mortgage to be recorded against such Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement (with any such agreement being reasonably acceptable to the Collateral Agent); and


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


            (x) to the extent requested by the Administrative Agent and obtainable using commercially reasonable efforts, fully executed landlord waivers and/or bailee agreements in respect of those Leaseholds of the Credit Parties designated as "Leaseholds Subject to Landlord Waivers" on
      Schedule 7.18, each of which landlord waivers and/or bailee agreements shall be in form and substance reasonably satisfactory to the Collateral Agent.

            (b) The Borrower will, and will cause its Subsidiaries which are Credit Parties to, upon the written request of the Collateral Agent, grant to the Collateral Agent for the benefit of the Secured Creditors security interests and mortgages (each, an "ADDITIONAL MORTGAGE") in such fee-owned (or the equivalent) Real Property in the United States acquired by such Person after the Initial Borrowing Date and having a Fair Market Value in excess of the $15,000,000 (unless, with respect to any such Real Property, same is subject to one or more Permitted Liens which prohibit the granting of an Additional Mortgage thereon as contemplated by this clause (b), in which case the actions otherwise required by this Section 8.11(b) with respect to such Real Property shall not be required to be taken until such prohibitions cease to be applicable) which is not covered by the original Mortgages or other Security Documents, as appropriate (each such Real Property an "ADDITIONAL MORTGAGED PROPERTY"). All such Additional Mortgages shall be granted pursuant to documentation substantially in the form of the Mortgages or in such other form as is reasonably satisfactory to the Administrative Agent and shall constitute valid and enforceable first priority perfected Liens, superior to and prior to the rights of all third Persons and subject to no other Liens (other than Permitted Liens), in favor of the Collateral Agent for the benefit of the Secured Creditors (or such other trustee or sub-agent as may be required or desired under local law). The Additional Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to create, maintain, effect, perfect, preserve, and protect the Liens in favor of the Collateral Agent for the benefit of the Secured Creditors required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. In addition, the Borrower will, and will cause its Subsidiaries which are Credit Parties to, comply with the provisions of Section 8.11(a) with respect to such Additional Mortgaged Property.

            (c) The Borrower will, and will cause each of its  Subsidiaries  to, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, confirmatory conveyances, financing statements, transfer endorsements, confirmatory powers of attorney, certificates, reports and other assurances or confirmatory instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require pursuant to this Section 8.11. Furthermore, the Borrower will cause to be delivered to the Collateral Agent such customary opinions of counsel and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section
8.11 has been complied with.

            (d) Subject to the provisions of clause (i) of this Section 8.11, if at any time any Person becomes a Material Subsidiary of the Borrower (whether as a result of creation, formation, acquisition or growth in the assets or revenues of such Person), such Material Subsidiary shall be required to execute and deliver counterparts of (or, if requested by the Administrative Agent or the Collateral Agent, a Joinder Agreement in respect of) the Initial


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


Subsidiaries Guaranty and, in each case, unless the Administrative Agent otherwise agrees based on advice of local counsel, such Security Documents as would have been entered into by the respective Material Subsidiary if same had been a Subsidiary Guarantor on the Initial Borrowing Date (determined in accordance with the criteria described in Sections 5.08, 5.09, 5.10 and 8.11(a)), and in each case shall take all action in connection therewith as would otherwise have been required to be taken pursuant to Section 5 if such Material Subsidiary had been a Credit Party on the Initial Borrowing Date; PROVIDED, HOWEVER, that no Non-U.S. Subsidiary shall be required to take such actions if, and to the extent that, based upon written advice of local counsel satisfactory to the Administrative Agent, the Borrower and/or such Non-U.S. Subsidiary concludes that the taking of such actions would violate the laws of the jurisdiction in which the respective Subsidiary is organized, PROVIDED FURTHER, that if steps (such as limiting the amount guaranteed) can be taken so that such violation would not exist, then, if requested by the Administrative Agent, the respective Non-U.S. Subsidiary shall enter into a modified Subsidiaries Guaranty, and/or such Security Documents which provides, to the maximum extent permissible under applicable law, as many of the benefits as are provided pursuant to the Subsidiaries Guaranties and/or such Security Documents executed and delivered on the Initial Borrowing Date as is possible.

            (e) In addition to the requirements contained in the Pledge Agreements, the Borrower agrees to pledge and deliver, or cause to be pledged and delivered, all of the capital stock or other Equity Interests owned by any Credit Party of each new Material Subsidiary established or created after the Initial Borrowing Date to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreements.

            (f) The Borrower will cause each Material Subsidiary which, after the Initial Borrowing Date, is required to become a Subsidiary Guarantor in accordance with the requirements of Section 8.11(d) or Section 9.15 to (i) execute and deliver counterparts of (or, if requested by the Administrative Agent or the Collateral Agent, a Joinder Agreement in respect of) the applicable Security Documents (as contemplated by Section 8.11(d) and Section 9.15), in each case in form and substance reasonably satisfactory to the Administrative Agent or the Collateral Agent, as the case may be; PROVIDED that to the extent, and only to the extent, any security interest purported to be granted under any Security Document is expressly prohibited pursuant to a Permitted Lien previously incurred by such Material Subsidiary, the granting of such Lien pursuant to any such Security Document shall not be required until such prohibition no longer exists, and (ii) in connection therewith, to furnish such updated or additional schedules as may be requested by the Administrative Agent or the Collateral Agent. Furthermore, each Credit Agreement Party will cause each Subsidiary described in the first sentence of this Section 8.11(f), at their own expense, to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation and perfection of the Liens on its assets intended to be created pursuant to the relevant Security Documents. The Borrower will take, and cause each Subsidiary described above in this clause (f) to take, all actions reasonably requested by the Administrative Agent (including, without limitation, the filing of UCC-1's (or the appropriate equivalent filings under the laws of any relevant foreign jurisdiction), the furnishing of legal opinions, etc.) in connection with the granting of such security interests.


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



            (g) The security  interests  required to be granted pursuant to this
Section 8.11 shall be granted pursuant to the respective Security Documents previously executed and delivered by the Credit Parties (or other security documentation substantially similar to such Security Documents or otherwise satisfactory in form and substance to the Collateral Agent) for the benefit of the Secured Creditors and shall constitute valid and enforceable first priority perfected security interests on all of the Collateral subject thereto prior to the rights of all third Persons and subject to no other Liens except Permitted Liens and with such exceptions, conditions and qualifications, as shall be contained in the respective Security Documents. The Additional Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to create, maintain, effect, perfect, preserve, maintain and protect the Liens, in favor of the Collateral Agent for the benefit of the respective Secured Creditors, required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of any Security Documents or Additional Security Documents, the Borrower will cause to be delivered to the Collateral Agent such customary opinions of counsel and other related documents as may be reasonably requested by the Collateral Agent to assure themselves that this Section 8.11 has been complied with.

            (h) The Borrower agrees that each action required above by Section 8.11(b) or (c) shall be completed as promptly as reasonably practicable after such action is requested to be taken by the Administrative Agent or the Collateral Agent. The Borrower further agrees that (x) each action required above by Sections 8.11(d), (e), (f) and (g) with respect to a newly formed, created or acquired Subsidiary (or a Subsidiary that becomes a Material Subsidiary as a result of a growth in its assets or revenues) shall be completed as promptly as practicable following the formation, creation or acquisition (or, in the case of a new Material Subsidiary, growth) of such Subsidiary, and (y) all other actions required to be taken pursuant to Sections 8.11(d), (e), (f) and (g) shall be taken as promptly as reasonably practicable after such action is requested to be taken by the Administrative Agent or the Collateral Agent.

            (i)  Notwithstanding  anything  to the  contrary  contained  in this
Section 8.11, to the extent the taking of any action as described above by a new Material Subsidiary acquired pursuant to a Permitted Acquisition, which is subject to Permitted Acquired Debt which at such time remains in existence as permitted by Section 9.04(d), then to the extent that the terms of the respective Permitted Acquired Debt prohibit the taking of any actions which would otherwise be required of such Subsidiary by this Section 8.11, then the time for taking the respective actions (to the extent prohibited by the terms of the respective Permitted Acquired Debt) shall be extended until 15 Business Days after the earlier of (i) the date of repayment of such Permitted Acquired Debt and (ii) the first date on which the taking of such actions would not violate the terms of the respective issue of Permitted Acquired Debt. To the extent the terms of any Permitted Acquired Debt prohibits the taking of actions otherwise required by this Section 8.11, upon the request of the Administrative Agent, the Borrower shall, or shall cause the respective Subsidiaries to, use reasonable efforts to obtain such consents or approvals as are needed so that the taking of the actions otherwise specified in this Section 8.11 would not violate the terms of the respective issue of Permitted Acquired Debt. Furthermore, to the extent any Subsidiary which is not a Wholly-Owned Subsidiary is acquired pursuant to a Permitted Acquisition (in accordance with the limitations contained in the definition thereof) or as a result of Investments


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


made pursuant to Section 9.05(k), then for so long as such Subsidiary is not a Wholly-Owned Subsidiary, to the extent the Borrower in good faith determines that the respective Subsidiary is not able, under applicable requirements of law (whether because of fiduciary duties under applicable law or other requirements of applicable law) to execute and deliver a Subsidiaries Guaranty or one or more Security Documents, the respective such Subsidiary shall not be required to become a Subsidiary Guarantor or execute and deliver such Security Documents as otherwise required above.

            (j) At all times on and after the 15th day following the Initial Borrowing Date (or such later date as the Administrative Agent shall agree in its reasonable discretion), the Borrower will cause each obligor and obligee of any loan or advance (including, without limitation, pursuant to guarantees thereof or security thereof) which are (x) made to the Borrower by Holdings or any of the Borrower's Subsidiaries or (y) made to any Credit Party by a Subsidiary of the Borrower that is not a Credit Party prior to the extension or incurrence of such loan or advance, to execute and deliver to the Administrative Agent an Intercompany Subordination Agreement substantially in the form of
Exhibit I (as modified, amended or supplemented from time to time, the "INTERCOMPANY SUBORDINATION AGREEMENT") or, to the extent the Intercompany Subordination Agreement has previously come into effect, a joinder agreement in respect of the Intercompany Subordination Agreement and, in connection therewith, promptly execute and deliver all further instruments, and take all further action, that the Administrative Agent may reasonably require; provided, that no such Intercompany Subordination Agreement is required to be entered into in respect of intercompany loans and advances in the aggregate not exceeding $20,000,000, and with such further exceptions as the Administrative Agent may agree.

            (k) On or prior to ten days after the Initial Borrowing Date, Intelsat Global shall execute and deliver to White & Case LLP a copy of a share pledge agreement in notarial form (together with a notarial reference deed containing this Agreement and the U.S. Security Agreement) substantially in the form of Exhibit F-4 (as amended, modified, restated and/or supplemented from time to time, the "German Pledge Agreement") with respect to the Equity Interests in Intelsat Kommunikations GmbH held by Intelsat Global.

            (l) Notwithstanding anything to the contrary contained above in this
Section 8.11, elsewhere in this Agreement or any other Credit Document, no License Subsidiary shall be required to (i) be a Subsidiary Guarantor or (ii) enter into any Credit Document.

            (m) The Borrower shall use, and shall cause each of its Subsidiaries to use, its best efforts to deliver (to the extent not delivered on or prior to the Initial Borrowing Date) evidence of insurance complying with the requirements of Section 8.03 as soon as practicable following the Initial Borrowing Date.

            8.12 ACCESS AND COMMAND CODES. (a) At any time upon an acceleration pursuant to Section 10, and upon notification thereof by the Administrative Agent, the Borrower will, and will cause its Subsidiaries to, promptly deliver to the Collateral Agent, subject to having obtained any requisite consent or approval of, or registration or filing with, any Governmental Authority for such delivery, all existing access codes, command codes and command encryption necessary, in the sole judgment of the Administrative Agent, to establish access to and perform TT&C Services for any Satellite for which the Borrower or any of its


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


Subsidiaries provides TT&C Services that has not been decommissioned or otherwise suffered an actual or constructive total loss, including activation and control of any spacecraft subsystems and payload components and the transponders thereon and any changes to or modifications of such codes and encryption.

            (b) The Borrower will, and will cause each of its Subsidiaries to:

            (i) at the request of the Administrative Agent, upon notification by the Administrative Agent that an acceleration pursuant to Section 10 has occurred, use commercially reasonable efforts to obtain promptly from each provider (other than the Borrower or any of its Subsidiaries) of TT&C Services for any Satellite, consents and agreements with the Collateral Agent to deliver expeditiously to the Collateral Agent, subject to having obtained any consent or approval of, or registration or filing with, any Governmental Authority for such delivery, all access codes, command codes and command encryption necessary to establish access to and perform TT&C Services for any such Satellite that has not been decommissioned or otherwise suffered an actual or constructive total loss, including activation and control of any spacecraft subsystems and payload components and the transponders thereon;

            (ii) at the request of the Administrative Agent, upon notification by the Administrative Agent that an acceleration pursuant to Section 10 has occurred, take commercially reasonable steps necessary, to obtain any consent or approval of, or registration or filing with, any Governmental Authority required to effect any transfer of operational control over any such Satellite and related technical data (including any license approving the export or re-export of such Satellite or related technical data to any Person or Persons as designated by the Administrative Agent); and

            (iii) deliver to the Collateral Agent written evidence of the issuance of any such consent, approval, registration or filing once such consent, approval, registration or filing has been obtained.

            (c) If, after having used its commercially reasonable efforts to obtain the consents and agreements referred to in clause (b) above, any such consents or agreements shall not have been so obtained, the Borrower will, and will cause any of its Subsidiaries to, instruct each such provider of TT&C Services (and each Satellite Manufacturer in respect of Satellites that have yet to be launched, to the extent that the Borrower or any of its Subsidiaries does not have in its possession all items referred to in clause (a) above) to cooperate in providing the access codes, command codes and command encryption referred to in said clause (b), in each case subject to having obtained any consent or approval of, or registration or filing with, any Governmental Authority for such delivery.

            (d) At any time following the delivery of any access codes, command codes or command encryption to the Administrative Agent pursuant to preceding clauses (a) or (b), except as otherwise required by Law, the Borrower will not, and will use its commercially reasonable efforts to cause each provider (other than the Borrower or its Subsidiaries) of TT&C Services for any Satellite that has not been decommissioned or otherwise suffered an actual or constructive total loss to agree not to, change any access codes, command codes or command


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


encryption necessary to establish access to and perform tracking, telemetry, control and monitoring of each Satellite, without promptly furnishing to the Administrative Agent the new access codes, command codes and command encryption necessary to establish access to and perform TT&C Services for such Satellite.

            8.13 USE OF PROCEEDS. All proceeds of the Loans shall be used as provided in Section 7.05.

            8.14 PERMITTED  ACQUISITIONS.  (a) Subject to the provisions of this
Section 8.14 and the requirements contained in the definition of Permitted Acquisition, the Borrower and any of its Subsidiaries may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) no Default or Event of Default shall be in existence at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) the Borrower shall have given the Administrative Agent and the Lenders at least 5 Business Days' prior written notice of any Permitted Acquisition; (iii) calculations are made by the Borrower of compliance with the covenants contained in Sections 9.09 and 9.10 (in each case, giving effect to the last sentence appearing therein) for the Calculation Period most recently ended prior to the date of such Permitted Acquisition, on a PRO FORMA Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such calculations shall show that such financial covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such Calculation Period (for this purpose, if the first day of the respective Calculation Period occurs prior to the Initial Borrowing Date, calculated as if the covenants contained in said Sections 9.09 and 9.10 (in each case, giving effect to the last sentence appearing therein) had been applicable from the first day of the Calculation Period); (iv) based on good faith projections prepared by the Borrower for the period from the date of the consummation of the Permitted Acquisition to the date which is one year thereafter, the level of financial performance measured by the covenants set forth in Sections 9.09 and
9.10 (in each case, giving effect to the last sentence appearing therein) shall be better than or equal to such level as would be required to provide that no Default or Event of Default would exist under the financial covenants contained in Sections 9.09 and 9.10 (in each case, giving effect to the last sentence appearing therein) through the date which is one year from the date of the consummation of the respective Permitted Acquisition; (v) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (vi) the Borrower provides to the Administrative Agent and the Lenders as soon as available but not later than 5 Business Days after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to such Permitted Acquisition; and (vii) the Borrower shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Officer, certifying to the best of his knowledge, compliance with the requirements of preceding clauses (i) through (vi), inclusive, and containing the calculations required by the preceding clauses
(iii) and (iv).


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


            (b) At the time of each Permitted Acquisition involving the creation or acquisition of a Material Subsidiary, the capital stock or other Equity Interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors pursuant to a Pledge Agreement in accordance with the requirements of Section 9.15.

            (c) The Borrower shall cause each Material Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver, all of the documentation required by, Sections
8.11 and 9.15, to the reasonable satisfaction of the Administrative Agent.

            (d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that the certifications by the Borrower (or by one or more Authorized Officers) pursuant to Section 8.14(a) are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes of Sections 6.01 and 10.02.

            8.15 MAINTENANCE OF ORGANIZATIONAL SEPARATENESS. (a) The Borrower will, and will cause each of its Subsidiaries and Unrestricted Subsidiaries to, satisfy customary Organizational formalities. Neither the Borrower nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the Organizational existence of the Borrower or any of its Subsidiaries or Unrestricted Subsidiaries being ignored, or in the assets and liabilities of the Borrower or any of its Subsidiaries being substantively consolidated with those of any other such Person or any Unrestricted Subsidiary in a bankruptcy, reorganization or other insolvency proceeding.

            (b) Neither the Borrower nor any of its Subsidiaries shall make any direct payment to a creditor of Holdings in respect of any liability of Holdings without clearly indicating the Organizational separateness of Holdings from such Borrower or Subsidiary, and no bank account of Holdings shall be commingled with any bank account of the Borrower or any of its Subsidiaries. Any financial statements distributed to any creditors of Holdings shall clearly establish or indicate the Organizational separateness of Holdings from the Borrower and its Subsidiaries.

            (c) Neither the Borrower nor any of its Subsidiaries shall make any direct payment to a creditor of any Unrestricted Subsidiary in respect of any liability of any Unrestricted Subsidiary without clearly indicating the Organizational separateness of such Unrestricted Subsidiary from such Borrower or Subsidiary, and no bank account of any Unrestricted Subsidiary shall be commingled with any bank account of the Borrower or any of its Subsidiaries. Any financial statements distributed to any creditors of any Unrestricted Subsidiary shall clearly establish or indicate the Organizational separateness of such Unrestricted Subsidiary from the Borrower and its Subsidiaries.

            8.16 LICENSE SUBSIDIARY. The Borrower shall create or designate one or more License Subsidiaries and pledge 100% of the Equity Interests of such License Subsidiaries to the Collateral Agent for the benefit of the Secured Creditors pursuant to the respective Security


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


Document within 30 days following the Initial Borrowing Date. The Borrower and its Subsidiaries shall transfer to the License Subsidiary or License Subsidiaries all Subject Licenses held by the Borrower and/or such Subsidiaries as of the Initial Borrowing Date within 30 days following the receipt of all necessary approvals of Governmental Authorities (which approvals the Borrower hereby agrees to use commercially reasonable efforts to obtain as soon as practicable following the Initial Borrowing Date). Following the completion of the transfer set forth in the immediately preceding sentence, the Borrower will cause all Subject Licenses at all times to be held in the name of one or more License Subsidiaries (which shall be the sole legal and beneficial owner(s) thereof). Any license issued after the Initial Borrowing Date that constitutes a Subject License shall be held in the name of a License Subsidiary (which shall be the sole legal and beneficial owner thereof).

            8.17 INTELSAT GENERAL CORPORATION. The Borrower will use its commercially reasonable efforts (as may be permitted under that certain proxy agreement (the "Proxy Agreement") among Intelsat General Corporation and the other parties thereto), and will use its commercially reasonable efforts (as may be permitted under the Proxy Agreement) to cause each of its Subsidiaries (other than Intelsat General Corporation), not to allow or permit, directly or indirectly, Intelsat General Corporation to take, or fail to take, any action that would violate the covenants and terms of this Agreement or cause any representation or warranty contained in this Agreement to be untrue.

            SECTION 9. NEGATIVE COVENANTS. Each Credit Agreement Party hereby covenants and agrees that as of the Initial Borrowing Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, no Letters of Credit or Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

            9.01 CHANGES IN BUSINESS. (a) The Borrower will not, and will not permit any of its Subsidiaries (other than any License Subsidiary) to, engage directly or indirectly in any business other than a Permitted Business.

            (b) No Unrestricted Subsidiary shall engage (directly or indirectly) in any business other than a Permitted Business.

            (c) The Borrower will not permit any License Subsidiary to, and no License Subsidiary shall, engage in any business other than holding FCC and other governmental authorizations, orders, licenses and permits, including Subject Licenses, transferred to, held by or issued to it and entering into arrangements with the Borrower or other Subsidiaries to manage and operate the facilities related to such authorizations, orders, licenses and permits, provided that in each case such License Subsidiary retains direction and control of such authorizations, orders, licenses and permits and the facilities related thereto to the maximum extent permitted by applicable law.

            9.02 CONSOLIDATION; MERGER; SALE OR PURCHASE OF ASSETS; ETC. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger, amalgamation or consolidation, or convey, transfer, sell,


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


lease or otherwise dispose ("TRANSFER") of all or any part of its property or assets (other than inventory, terrestrial communications equipment, goods, services or communications capacity made in the ordinary course of business), or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, general intangibles, equipment, goods and services in the ordinary course of business) of any Person or agree to do any of the foregoing at any future time, except that the following shall be permitted:

            (a) the Borrower and its Subsidiaries may, as lessee, enter into operating leases in the ordinary course of business with respect to real, personal, movable or immovable property;

            (b) Capital Expenditures by the Borrower and its Subsidiaries;

            (c)  Investments   permitted   pursuant  to  Section  9.05  and  the
      disposition or liquidation of Cash Equivalents in the ordinary course of business;

            (d) the Borrower and any of its Subsidiaries may sell or otherwise dispose of assets (excluding capital stock of, or other Equity Interests in, Subsidiaries, Joint Ventures and Unrestricted Subsidiaries) which, in the reasonable opinion of such Person, are obsolete, uneconomic or no longer useful in the conduct of such Person's business, PROVIDED that in the case of any sale or disposition constituting an Asset Sale, the Net Sale Proceeds therefrom are either applied or reinvested, in each case in accordance with Section 4.02(c);

            (e) any Subsidiary of the Borrower may Transfer all or any part of its properties and assets to the Borrower or to any Subsidiary Guarantor, so long as any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer) and all actions required to maintain said perfected status have been taken;

            (f)  any  Subsidiary  of  the  Borrower  may  merge,  amalgamate  or consolidate with and into, or be dissolved or liquidated into, the Borrower or any Subsidiary Guarantor, so long as (i) the Borrower or such Subsidiary Guarantor is a surviving Person of any such merger, amalgamation, consolidation, dissolution or liquidation and (ii) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, amalgamation, consolidation, dissolution or liquidation) and all actions required to maintain said perfected status have been taken;

            (g) any Subsidiary of the Borrower that is not a Subsidiary Guarantor may be merged, amalgamated or consolidated with and into, or be dissolved or liquidated into, or transfer any of its assets to, any Subsidiary of the Borrower that is not a Subsidiary Guarantor;

            (h) the Borrower and its Subsidiaries shall be permitted to make Permitted Acquisitions, so long as such Permitted Acquisitions are effected in accordance with the requirements of Section 8.14;

            (i) the Borrower and its Subsidiaries may, in the ordinary course of
      business,   license,  as  licensor  or  licensee,   patents,   trademarks,
      copyrights and know-how to or from third Persons or one another;

            (j) the Borrower and the Subsidiary Guarantors may transfer property or assets to Wholly-Owned Subsidiaries that are not Subsidiary Guarantors, so long as (x) no Default or Event of Default exists at the time of the respective transfer and (y) the aggregate fair market value of all such assets so transferred (determined in good faith by the Board of Directors or senior management of the Borrower) to all such Subsidiaries on and after the Effective Date does not exceed the sum of (i) $75,000,000 PLUS
      (ii) the aggregate fair market value of all assets of Subsidiaries of the Borrower that are not Subsidiary Guarantors (as determined in good faith by senior management of the Borrower) transferred by such Subsidiaries to the Borrower and any Subsidiary Guarantor pursuant to Section 9.02(e) or
      (f) after the Effective Date;

            (k) the Borrower and any of its Subsidiaries may sell or otherwise dispose of assets (including the capital stock of, or other Equity Interests in, any of their respective Subsidiaries, Joint Ventures and Unrestricted Subsidiaries), PROVIDED that (i) in the case of a sale or other disposition of the capital stock or other Equity Interests of any Wholly-Owned Subsidiary of the Borrower, 100% of the capital stock or other Equity Interests of such Subsidiary shall be so sold or disposed of,
      (ii) each such sale or disposition shall be for an amount at least equal to the fair market value thereof (as determined in good faith by senior management of the Borrower), (iii) each such sale results in consideration at least 75% of which (taking into account the amount of cash, the principal amount or face amount (whichever is greater) of any promissory notes and the fair market value, as determined by senior management of the Borrower in good faith, of any other consideration) shall be in the form of cash and Cash Equivalents, (iv) the aggregate Net Sale Proceeds of all assets sold or otherwise disposed of pursuant to this clause (k) after the Effective Date shall not exceed $500,000,000 in the aggregate, (v) no Default or Event of Default exists at the time of or immediately after giving effect to any such sale or disposition, (vi) after giving effect to any such sale the Borrower shall be in compliance with the covenants contained in Sections 9.09 and 9.10 (in each case, giving effect to the last sentence appearing therein) for the Calculation Period most recently ended prior to the date of such sale, (vii) the Borrower shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Officer, certifying (in reasonable detail) as to the compliance with the requirements set forth in preceding clauses (v) and
      (vi), and (viii) the Net Sale Proceeds therefrom are either applied as provided in Section 4.02(c) or reinvested to the extent permitted by
      Section 4.02(c) and/or the other relevant provisions of this Agreement;

            (l) the Borrower and its Subsidiaries may enter into agreements to effect mergers, amalgamations, consolidations, acquisitions and other Transfers of property or assets, so long as the respective transaction is permitted pursuant to the provisions of this Section


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


      9.02; PROVIDED that the Borrower and its Subsidiaries may enter into agreements to effect mergers, amalgamations, consolidations, acquisitions and other Transfers of property or assets in transactions not permitted by the provisions of this Section 9.02 at the time the respective agreement is entered into, so long as in the case of each such agreement, such agreement shall be expressly conditioned upon obtaining the requisite consent of the Required Lenders under this Agreement or the repayment of all Obligations hereunder as a condition precedent to the consummation of the respective transaction;

            (m) the Borrower or any of its Subsidiaries may effect Permitted Sale-Leaseback Transactions in respect of up to two Satellites (or, if the entire Satellite is not owned by the Borrower or any of its Subsidiaries, as the case may be, the portion of the Satellite it owns) after the Initial Borrowing Date in accordance with the definition thereof; PROVIDED that (i) no Default or Event of Default exists at the time of or immediately after giving effect to any such Permitted Sale-Leaseback Transaction, (ii) after giving effect to any such Permitted Sale-Leaseback Transaction the Borrower shall be in compliance with the covenants contained in Sections 9.09 and 9.10 (in each case, giving effect to the last sentence appearing therein) for the Calculation Period most recently ended prior to the date of such Permitted Sale-Leaseback Transaction,
      (iii) the Borrower shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Officer certifying (in reasonable detail) as to the compliance with the requirements set forth in preceding clause (ii), and (iv) except in the case of a Specified Permitted Sale-Leaseback Transaction, the Net Sale Proceeds therefrom are either applied as provided in Section 4.02(c) or reinvested to the extent permitted by Section 4.02(c);

            (n) the Transaction;

            (o) the Intermediate Holdco Transaction;

            (p) the Borrower and any Subsidiary may Transfer any Subject License to a License Subsidiary to comply with the terms and conditions of Section 8.16;

            (q) the Borrower and any Subsidiary may Transfer, or enter into any sale-leaseback transaction with respect to, all or any portion of the DC Property, PROVIDED that the Net Sale Proceeds therefrom are applied as provided in Section 4.02(c) or reinvested to the extent permitted by
      Section 4.02(c);

            (r) any Transfer of property or assets in connection with a Qualified Receivables Financing;

            (s) the  Borrower  and any  Subsidiary  may complete the Transfer of
      government-related   contracts   and   agreements   to  Intelsat   General
      Corporation to the extent set forth on Schedule 9.02(s); and

            (t) any exchange of assets for assets (including a combination of assets and cash and Cash Equivalents) related to a Permitted Business of comparable or greater market value or usefulness to the business of the Borrower and its Subsidiaries as a whole, as determined in good faith by the Borrower, which in the event of an exchange of assets with a Fair Market Value in excess of (1) $20,000,000 shall be evidenced by an


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


      certificate of an Authorized Officer, and (2) $40,000,000 shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors of the Borrower; PROVIDED that the aggregate amount of assets exchanged pursuant to this Section 9.02(t) (determined based on the Fair Market Value thereof) shall not exceed $300,000,000.

Notwithstanding the foregoing provisions of this Section 9.02, the aggregate amount of property and asset Transfers after the Initial Borrowing Date (other than (i) pursuant to Section 9.02(s) and (ii) Transfers of non-exclusive intellectual property licenses) by the Borrower and its Subsidiaries (other than Intelsat General Corporation and its Subsidiaries) to Intelsat General Corporation and its Subsidiaries shall not exceed $20,000,000 (net of asset transfers after the Initial Borrowing Date by Intelsat General Corporation and its Subsidiaries to the Borrower and its Subsidiaries (other than Intelsat General Corporation and its Subsidiaries)).

To the extent the Required Lenders waive the provisions of this Section 9.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 9.02, such Collateral (unless transferred to the Borrower or a Subsidiary Guarantor) shall (except as otherwise provided above) be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

Notwithstanding anything to the contrary herein (but subject to Section 13.24) or in any other Credit Document, at the request of the Borrower, the Administrative Agent and the Collateral Agent shall take such actions to effectuate an Intermediate Holdco Transaction, including the release of Liens to the extent contemplated thereby.

            9.03 LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible, movable or immovable) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, except for the following (collectively, the "PERMITTED LIENS"):

            (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

            (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, such as carriers', materialmen's, warehousemen's, repairmen's and mechanics' Liens, statutory and common law landlord's Liens, and other similar Liens arising in the ordinary course of business (including brokers' and bankers' liens and rights of set-off), and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;


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


            (c) Liens created by or pursuant to this Agreement and the Security Documents;

            (d) Liens in existence on the Initial Borrowing Date which are listed, and the property or assets subject thereto described, in Schedule
      9.03 or, to the extent not listed in such Schedule, where such property or assets have a Fair Market Value that does not exceed $10,000,000 in the aggregate, PROVIDED that (i) such Liens shall not extend to any other property or asset of the Borrower or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the Initial Borrowing Date and any extensions, renewals, refinancings and replacements (or successive extensions, renewals, refinancings and replacements) thereof that do not increase the principal amount thereof (excluding amounts attributable to unpaid accrued interest and premiums);

            (e) Liens arising from judgments, decrees, awards or attachments in circumstances not constituting an Event of Default under Section 10.09;

            (f) Liens (other than any Lien imposed by ERISA) (w) incurred or deposits made in the ordinary course of business in connection with insurance maintained by the Borrower and its Subsidiaries, (x) incurred or deposits made in the ordinary course of business of the Borrower and its Subsidiaries in connection with workers' compensation, unemployment insurance, old age pensions and other types of social security or retirement benefits or regulations, (y) to secure the performance by the Borrower and its Subsidiaries of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) to secure the performance by the Borrower and its Subsidiaries of leases of Real Property, to the extent incurred or made in the ordinary course of business;

            (g) licenses, sublicenses, leases or subleases granted in the ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

            (h) easements, rights-of-way, restrictions, minor defects or irregularities in title, encroachments, variations and other similar charges, encumbrances or restrictions, whether or not recorded, in each case not securing Indebtedness and not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

            (i) Liens arising from UCC financing statements regarding operating leases;

            (j) Liens created pursuant to Capital Leases and other  Indebtedness permitted pursuant to Section 9.04(d), PROVIDED that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation (and other Indebtedness permitted by Section 9.04(d) and incurred from the same Person as such Indebtedness) and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any asset of the Borrower or any of its Subsidiaries (other than other assets subject to Capitalized Lease Obligations and/or Indebtedness incurred


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


pursuant to Section 9.04(d), in each case owing to the same Person as such Capitalized Lease Obligation or Indebtedness);

            (k) Permitted Encumbrances;

            (l) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness or other obligations permitted hereunder representing the purchase price, or the cost of construction or improvement (or financing of the purchase price, or the cost of construction or improvement within 270 days after the respective purchase or the completion of such construction or improvement) of property or assets acquired (whether through the direct purchase of assets or the capital stock of any Person owning such assets), constructed or improved after the Effective Date and extensions, renewals, refinancings and replacements (or successive extensions, renewals, refinancings and replacements) thereof that do not increase the principal amount thereof (excluding amounts attributable to premiums and exchanges), PROVIDED that
      (i) any such Liens attach only to the property or assets so purchased, upgrades thereon and, if the property or asset so purchased is an upgrade, the original asset itself (and such other assets financed by the same financing source), (ii) the Indebtedness (other than Indebtedness incurred from the same financing source to purchase other property or assets and excluding Indebtedness representing obligations to pay installation and delivery charges for the property or assets so purchased) secured by any such Lien does not exceed 100%, nor is less than 50%, of the price of purchasing, constructing or improving the property or assets at the time of the incurrence of such Indebtedness and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 9.04(d);

            (m) Liens existing on property or assets prior to the acquisition thereof, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired, PROVIDED that (i) any Indebtedness that is secured by such Liens is permitted to exist under
      Section 9.04(d), and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such acquisition and do not attach to any property or asset of the Borrower or any of its Subsidiaries other than the property or assets so acquired;

            (n) Liens securing Indebtedness arising out of Permitted Sale-Leaseback Transactions permitted pursuant to Section 9.02(m) or a permitted sale-leaseback transaction permitted pursuant to Section 9.02(q);

            (o) Liens on equity interests in Joint Ventures or Investments in Unrestricted Subsidiaries securing obligations of such Joint Venture or Unrestricted Subsidiary (as the case may be);

            (p)  Liens  on  securities   that  are  the  subject  of  repurchase
      agreements constituting Cash Equivalents under clause (iii) of the definition thereof;

            (q) additional Liens incurred by the Borrower and its Subsidiaries securing Indebtedness incurred pursuant to Section 9.04(l), so long as (i) no Default or Event of Default shall exist both immediately before and
      immediately   after  giving  effect  to  the
      incurrence thereof, (ii) calculations are made by the Borrower demonstrating compliance with the covenants contained in Sections 9.09 and
      9.10 for the Calculation Period most recently ended prior to the date of the incurrence thereof (determined on a PRO FORMA Basis (after giving effect to the incurrence of the Indebtedness secured by such Liens as if such Indebtedness had been incurred on the first day of such Calculation Period)), (iii) calculations are made by the Borrower demonstrating that the Senior Secured Leverage Ratio (determined on a PRO FORMA Basis (after giving effect to the incurrence of the Indebtedness secured by such Liens as if such Indebtedness had been incurred on the first day of such Calculation Period)) at such time is less than or equal to 1.50:1.00, and
      (iv) the Borrower shall furnish to the Administrative Agent a certificate from an Authorized Officer certifying to the best of his or her knowledge as to compliance with the requirements of this Section 9.03(q) and containing the calculations required by the preceding clauses (ii) and
      (iii);

            (r) Liens on accounts receivable and related assets of the type specified in the definition of "Receivables Financing" incurred in connection with a Qualified Receivables Financing;

            (s) Liens solely on any cash earnest money deposits in connection with any letter of intent or purchase agreement permitted hereunder;

            (t) Liens in respect of grants of software and other technology licenses in the ordinary course of business; and

            (u) any extension, renewal, refinancing or replacement (or successive extensions, renewals, refinancings and replacements) of the foregoing, PROVIDED that the Liens permitted by this clause (u) shall not
      (i) exceed the original amount of Indebtedness secured by such Liens (excluding amounts attributable to unpaid accrued interest and premiums) or (ii) attach to any other property or assets of the Borrower or its Subsidiaries.

In connection  with the granting of Liens of the type  described in clauses (i),
(j), (l), (m), (n), (o), (q), (r) and (s) (and (u) to the extent it relates solely to the foregoing) of this Section 9.03 by the Borrower or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized, at the request and expense of any Credit Party, to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the assets subject to such Liens).

            9.04 INDEBTEDNESS. The Borrower will not and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

            (b) Indebtedness outstanding on the Initial Borrowing Date and listed on Schedule 5.07;

            (c) Indebtedness under (i) Interest Rate Protection Agreements entered into to protect the Borrower against fluctuations in interest rates in respect of Indebtedness otherwise permitted under this Agreement or (ii) Other Hedging Agreements providing protection against fluctuations in currency values in connection with the Borrower's or any of its Subsidiaries' operations, so long as management of the Borrower or such Subsidiary, as the case may be, has determined that the entering into of any such Other Hedging Agreement is a bona fide hedging activity (and is not for speculative purposes);

            (d)  (x)  Indebtedness  of  a  Subsidiary  acquired  pursuant  to  a
      Permitted Acquisition (or Indebtedness assumed by the Borrower or any Subsidiary pursuant to a Permitted Acquisition as a result of a merger, amalgamation or consolidation or the acquisition of an asset securing such Indebtedness) (any such Indebtedness herein referred to as "PERMITTED ACQUIRED DEBT"), so long as such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, and (y) Indebtedness (including Capitalized Lease Obligations) incurred by the Borrower or any Subsidiary to finance (whether prior to or within 270 days after) the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the capital stock of any Person owning such assets (but no other material assets)) in an aggregate principal amount which, when aggregated with all other Indebtedness outstanding that was incurred pursuant to this clause (y), does not exceed the greater of (i) $175,000,000 and (ii) 3.5% of the consolidated total assets of the Borrower and its Subsidiaries at the time of incurrence, so long as (1) calculations are made by the Borrower demonstrating compliance with the covenants contained in Sections 9.09 and 9.10 for the Calculation Period most recently ended prior to the date of the incurrence thereof (determined on a PRO FORMA Basis (after giving effect to the incurrence of the Indebtedness secured by such Liens as if such Indebtedness had been incurred on the first day of such Calculation Period)), and (2) the Borrower shall furnish to the Administrative Agent a certificate from an Authorized Officer certifying to the best of his or her knowledge as to compliance with the requirements of this Section 9.04(d)(y) and containing the calculations required by the preceding clause (i);

            (e) Indebtedness constituting Intercompany Loans to the extent permitted by Section 9.05(f);

            (f) unsecured Indebtedness of the Borrower evidenced by the Senior Notes, and unsecured guarantees thereof by Subsidiary Guarantors;

            (g) Indebtedness of the Borrower or any of its Subsidiaries which may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the Transaction or acquisitions or sales of assets and/or businesses effected in accordance with the requirements of this Agreement;

            (h)  Contingent  Obligations  of (i)  the  Borrower  in the  form of guarantees in favor of its Subsidiaries to permit foreign currency transactions or fund transfers in an aggregate amount not to exceed $10,000,000 at any time outstanding, (ii) the Borrower or any of its Subsidiaries as a guarantor of the lessee under any lease pursuant to which the Borrower or any of its Wholly-Owned Subsidiaries is the lessee so long as such lease is otherwise permitted hereunder, (iii) the Borrower or any of its Subsidiaries as a guarantor of any Capitalized Lease Obligation to which a Joint Venture is a party or any contract entered into by such Joint Venture in the ordinary course of business; PROVIDED that the maximum liability of the Borrower or any of its Subsidiaries in respect of any obligations as described pursuant to preceding clause (iii) is permitted as an Investment on such date pursuant to the requirements of Section 9.05(k), (iv) the Borrower or any of its Subsidiaries which may be deemed to exist pursuant to the Transaction or acquisition agreements entered into in connection with Permitted Acquisitions (including any obligation to pay the purchase price therefor and any indemnification, purchase price adjustment and similar obligations) and (v) the Borrower or any of its Subsidiaries in respect of Indebtedness or other obligations of the Borrower or any Subsidiary so long as the incurrence of such Indebtedness or obligations were permitted under this Agreement;

            (i) Indebtedness with respect to performance, surety, appeal or customs bonds and completion or performance guarantees required in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrower or any of its Subsidiaries or in connection with judgments that do not result in a Default or an Event of Default, or in connection with the application for or grant of any license, approval, order or authorization, or any renewal thereof;

            (j) Indebtedness of the Borrower or any Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

            (k) Capitalized Lease Obligations incurred in connection with Permitted Sale-Leaseback Transactions consummated in accordance with
      Section 9.02(m) or permitted sale-leaseback transactions consummated in accordance with Section 9.02(q);

            (l) in addition to the Indebtedness permitted pursuant to the other clauses of this Section 9.04, the Borrower and its Subsidiaries may incur (and thereafter may suffer to exist) additional Indebtedness (which may be secured to the extent the Lien created thereunder is permitted pursuant to
      Section 9.03(q)) so long as (i) no Default or Event of Default shall exist at the time of or immediately after giving effect to the incurrence thereof, (ii) calculations are made by the Borrower demonstrating compliance with the covenants contained in Sections 9.09 and 9.10 for the Calculation Period most recently ended prior to the date of the respective issuance of such Indebtedness, determined on a PRO FORMA Basis (after giving effect to the respective issuance of such Indebtedness as if same had been consummated on the first day of such Calculation Period), (iii) calculations are made by the Borrower demonstrating that the Total Leverage Ratio (determined on a PRO FORMA Basis (after giving effect to the respective issuance of such Indebtedness as if same had been consummated on the first day of the respective Calculation Period)) at the time of the incurrence of such Indebtedness is less than or equal to 4.75:1.00, and (iv) the Borrower shall furnish to the Administrative Agent a certificate from an Authorized Officer certifying to the best of his or her knowledge as to


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


      compliance with the requirements of this Section 9.04(l) and containing the calculations required by the preceding clauses (ii) and (iii);

            (m) Contribution Indebtedness, so long as (i) no Default or Event of Default shall exist at the time of or immediately after giving effect to the incurrence thereof, (ii) calculations are made by the Borrower demonstrating compliance with the covenants contained in Sections 9.09 and
      9.10 for the Calculation Period most recently ended prior to the date of the respective issuance of such Indebtedness, determined on a PRO FORMA Basis (after giving effect to the respective issuance of such Indebtedness as if same had been consummated on the first day of such Calculation Period), (iii) the Borrower shall furnish to the Administrative Agent a certificate from an Authorized Officer certifying to the best of his or her knowledge as to compliance with the requirements of this Section 9.04(m) and containing the calculations required by the preceding clause
      (ii), and (iv) the aggregate amount of such Indebtedness in excess of the aggregate amount of the cash contributions made in determining the amount of such Indebtedness pursuant to the determination of Contribution Indebtedness is subordinated in right of payment to the Obligations pursuant to subordination provisions in form and substance satisfactory to the Administrative Agent;

            (n) Indebtedness (i) of Subsidiaries that are not Subsidiary Guarantors (other than Intelsat General Corporation) for working capital purposes, so long as the Indebtedness under this clause (n)(i) does not exceed $50,000,000 in the aggregate at any time outstanding and (ii) of Intelsat General Corporation for working capital purposes, so long as the Indebtedness under this clause (n)(ii) does not exceed $30,000,000 in the aggregate at any time outstanding;

            (o) Indebtedness incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse (except for Standard Securitization Undertakings) to the Borrower or any of its Subsidiaries other than a Receivables Subsidiary;

            (p) letters of credit and bank guarantees denominated in currencies other than Dollars and Euros, so long as the aggregate U.S. Dollar equivalent of all such letters of credit and bank guarantees does not exceed $10,000,000 at any time; and

            (q)   Permitted   Refinancing   Indebtedness   in   respect  of  any
      Indebtedness  permitted  under  clauses (b), (d), (f), (k) and (m) of this
      Section 9.04.

Notwithstanding anything to the contrary contained in this Section 9.04 or elsewhere in this Agreement, after giving effect to, and at the time of, the incurrence of any secured Indebtedness permitted pursuant to this Section 9.04, the Holdings Senior Debt Condition shall have been satisfied.

            9.05 ADVANCES; INVESTMENTS; LOANS. The Borrower will not, and will not permit any of its Subsidiaries to, lend money or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (any of the foregoing, an "INVESTMENT"), except:

            (a) the Borrower and its Subsidiaries may invest in cash and Cash Equivalents;

            (b) the Borrower and its Subsidiaries may acquire and hold receivables owing to them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables) of the Borrower or such Subsidiary;

            (c) the Borrower and its Subsidiaries may acquire and own Investments (including debt obligations and equity securities) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (d) (i) Interest Rate Protection Agreements and Other Hedging Agreements entered into in compliance with Section 9.04(c) shall be permitted and (ii) foreign currency transactions and fund transfers, and Contingent Obligations in respect thereof, contemplated by Section 9.04(h)(i) shall be permitted;

            (e) advances, loans and investments in existence on, or contractually committed as of, the Initial Borrowing Date and listed on
      Schedule 9.05 shall be permitted, together with renewals and extensions thereof, so long as the principal amount of such renewal or extension does not exceed the original principal amount of such Investment (it being understood that any additional Investments made with respect to such existing Investments shall be permitted only if independently justified under the other provisions of this Section 9.05);

            (f) the Borrower and any Subsidiary may make intercompany loans and advances to the Borrower and any other Subsidiary (collectively, "INTERCOMPANY LOANS"), PROVIDED that (i) at no time shall the aggregate outstanding principal amount of all Intercompany Loans made pursuant to this clause (f) by the Credit Parties to Subsidiaries that are not
      Subsidiary Guarantors, when added to the amount of contributions, capitalizations and forgivenesses theretofore made pursuant to Section 9.05(o), exceed $150,000,000 (determined without regard to any write-downs or write-offs of such loans and advances), (ii) at all times on and after the 15th day following the Initial Borrowing Date (or such later date as the Administrative Agent shall agree in its reasonable discretion), each Intercompany Loan made or outstanding under the foregoing clause (i) shall be evidenced by an Intercompany Note; PROVIDED that Intercompany Loans shall not be required to be evidenced by an Intercompany Note so long as the aggregate outstanding amount of all such Intercompany Loans not evidenced by an Intercompany Note does not exceed $20,000,000 at any time, and with such further exceptions as the Administrative Agent may agree, and (iii) each Intercompany Note held by a Credit Party shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to a Pledge Agreement;


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


            (g) loans and  advances  by the  Borrower  and its  Subsidiaries  to employees or consultants of the Borrower and its Subsidiaries in connection with relocations, purchases by such employees of Zeus Ordinary Shares or options or similar rights to purchase Zeus Ordinary Shares and other ordinary course of business purposes (including travel and entertainment expenses) shall be permitted, so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $15,000,000;

            (h) the Borrower may acquire and hold obligations of one or more officers or other employees of Zeus or its Subsidiaries in connection with such officers' or employees' acquisition of shares of Zeus Ordinary Shares, so long as no cash is actually advanced by the Borrower or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

            (i) the Borrower and its Subsidiaries may make Permitted Acquisitions in accordance with the relevant requirements of Section 8.14 and the component definitions as used therein and any Person that becomes a Subsidiary as a result of any such Permitted Acquisition may hold Investments to the extent such Investments were not made in contemplation of such Permitted Acquisition and were in existence on the date of such Permitted Acquisition;

            (j) the Borrower and its Subsidiaries may own the capital stock of their respective Subsidiaries, Unrestricted Subsidiaries and Joint Ventures (to the extent not Subsidiaries) created or acquired in accordance with the terms of this Agreement (so long as all amounts invested in such Subsidiaries are independently justified under another provision of this Section 9.05);

            (k) so long as no Default or Event of Default exists or would exist immediately after giving effect to the respective Investment, the Borrower and its Subsidiaries shall be permitted to make Investments in any Joint Venture or any Unrestricted Subsidiary; PROVIDED that the sum of (i) the aggregate amount of Investments made (including for such purpose the Fair Market Value of any assets contributed to any Joint Venture (to the extent not a Subsidiary) or Unrestricted Subsidiary (as determined in good faith by senior management of the Borrower), net of Indebtedness and, without duplication, Capitalized Lease Obligations assigned to, and assumed by, the respective Joint Venture or Unrestricted Subsidiary in connection therewith) pursuant to this Section 9.05(k) after the Effective Date, PLUS
      (ii) the aggregate amount of Indebtedness or other obligations (whether absolute, accrued, contingent or otherwise and whether or not due) of any Joint Venture (to the extent not a Subsidiary) or Unrestricted Subsidiary for which the Borrower or any of its Subsidiaries (other than the respective Joint Venture or Unrestricted Subsidiary) is liable, PLUS (iii) all payments made by the Borrower or any of its Subsidiaries (other than the respective Joint Venture or Unrestricted Subsidiary) in respect of Indebtedness or other obligations of the respective Joint Venture or Unrestricted Subsidiary (including, without limitation, payments in respect of obligations described in preceding clause (ii)) after the Effective Date, MINUS (iv) in the case of any Subsidiary Redesignation, an amount equal to the lesser of (A) the aggregate amount of all cash Investments theretofore made in the Unrestricted Subsidiary subject to such


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


      Subsidiary Redesignation and (B) the Fair Market Value (as determined in good faith by the Borrower) of the assets of such Unrestricted Subsidiary (net of all consolidated Indebtedness and other consolidated obligations of such Unrestricted Subsidiary), shall not exceed the lesser of (I) $100,000,000 and (II) when added to the aggregate amount of all
      Investments made pursuant to Section 9.05(u) after the Effective Date, $250,000,000; PROVIDED that (x) such amount shall be increased by an amount equal to 5% of the cumulative Consolidated EBITDA of the Borrower for the period (taken as one accounting period) from January 1, 2005 to the end of the Borrower's most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 8.01(a) or
      (b) and (y) to the extent the Borrower or one or more of its Subsidiaries (after the respective Investment has been made) receives a cash return from the respective Joint Venture or Unrestricted Subsidiary of amounts previously invested pursuant to this clause (k) (which cash return may be made by way of repayment of principal in the case of loans and cash equity returns (whether as a distribution, dividend or redemption) in the case of equity investments) or a return in the form of an asset distribution from the respective Joint Venture or Unrestricted Subsidiary of any asset previously contributed pursuant to this clause (k), then the amount of such cash return of investment or the Fair Market Value of such distributed asset (as determined in good faith by senior management of the Borrower), as the case may be, shall, upon the Administrative Agent's receipt of a certification of the amount of the return of investment from an Authorized Officer, apply to increase the amount of Investments permitted to be made pursuant to this clause (k), PROVIDED that the aggregate amount of increases described in this subclause (y) shall not exceed the amount of returned investment and, in no event, shall the amount of the increases to the amount of Investments permitted under this clause (k) exceed the amount previously invested pursuant to this clause
      (k);

            (l)  the  Borrower  and  its   Subsidiaries  may  receive  and  hold
      promissory notes and other non-cash consideration received in connection with any asset sale permitted by Section 9.02;

            (m) the Borrower and its Subsidiaries may Transfer or acquire assets and properties to the extent permitted by Section 9.02;

            (n) the Borrower and its Subsidiaries may make advances in the form of a prepayment of expenses, so long as such expenses were incurred in the ordinary course of business and are being paid in accordance with customary trade terms of the Borrower or such Subsidiary;

            (o) the Borrower and its Subsidiaries may make capital contributions to Subsidiaries that are not Subsidiary Guarantors, and may capitalize or forgive any Indebtedness owed to them by a Subsidiary that is not a Subsidiary Guarantor and outstanding under subclause (i) of clause (f) of this Section 9.05, PROVIDED that the aggregate amount of such contributions, capitalizations and forgiveness on and after the Initial Borrowing Date, when added to the aggregate outstanding principal amount of Intercompany Loans made to Subsidiaries that are not Subsidiary Guarantors under such clause (f) (determined without regard to any write-downs or write-offs thereof) shall not exceed an amount equal to $150,000,000;

            (p) (i) the Borrower and any Subsidiary Guarantor may make cash equity contributions to any other Credit Party which is a direct Wholly-Owned Subsidiary of the Person making such contribution and (ii) the Borrower and any Subsidiary Guarantor may make non-cash equity contributions to any other Credit Party which is a direct Wholly-Owned Subsidiary of the Person making such contribution, so long as any security interest granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in any assets so contributed shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such contribution) and all actions required to maintain said perfected status have been taken;

            (q) the Borrower and its Subsidiaries may make (i) prepayments under contracts for the construction, launch, operation or insurance of Satellites (and, if the entire Satellite is not owned by the Borrower or any of its Subsidiaries, the portion of the Satellite owned by the Borrower and/or any Subsidiaries) entered into in the ordinary course of business on customary business terms and (ii) any deposit, advance, loan or extension of credit arising in the ordinary course of business in connection with the sale or lease of satellite capacity or other communication services, operational services, administrative services or any other similar services on customary business terms;

            (r) Investments that are made with Excluded Contributions;

            (s) (x) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a purchase money note, contribution of additional receivables or any equity interest and (y) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Refinancing and the payment or distribution of Receivables Fees;

            (t) Investments in Subsidiaries, Unrestricted Subsidiaries or Joint Ventures formed for the purpose of selling or leasing transponder capacity to third-party customers in the ordinary course of business which investments are in the form of transfers to such Persons for fair market value transponders or transponder capacity sold or to be sold or leased or to be leased by such Persons; PROVIDED that all such Investments in such Persons do not exceed 10% of the aggregate transponder capacity for all in-orbit transponders then owned by the Borrower and its Subsidiaries; and

            (u) in addition to Investments permitted by clauses (a) through (t) of this Section 9.05, the Borrower and its Subsidiaries may make additional loans, advances and other Investments to or in a Person in an aggregate amount (determined without regard to any write downs or write offs thereof), not to exceed, when added to the aggregate amount of Investments made pursuant to Section 9.05(k) (but excluding the increases permitted under clause (y) of the second proviso thereof), $250,000,000, PROVIDED that such amount shall be increased by an amount equal to 5% of the cumulative Consolidated EBITDA of the Borrower for the period (taken as one accounting period) from January 1, 2005 to the


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


      end of the Borrower's most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 8.01(a) or
      (b).

            9.06 DIVIDENDS; ETC. The Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any dividends or return any capital to, its stockholders or other equityholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders or other equityholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of Equity Interests of the Borrower or any Subsidiary, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes (all of the foregoing, except to the extent paid by such Person to its shareholders with the common stock or ordinary shares of such Person, "DIVIDENDS"), except that:

            (i) any Subsidiary or Unrestricted Subsidiary of the Borrower may pay Dividends to the Borrower or any other Subsidiary of the Borrower;

            (ii) the Borrower may pay Dividends to any Parent of the Borrower the proceeds of which are used, directly or indirectly, to redeem or purchase shares of Zeus Ordinary Shares or options to purchase Zeus Ordinary Shares, as the case may be, held by any future, present or former employee, director or consultant of the Borrower or any of its Subsidiaries or any Parent pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement, PROVIDED that (x) the aggregate amount paid pursuant to this clause (ii) (whether such consideration is in the form of cash, forgiveness of Indebtedness or otherwise) in respect of all such redemptions and/or purchases after the Initial Borrowing Date shall not exceed $20,000,000 in any fiscal year of the Borrower (it being understood and agreed that, to the extent the amount of such redemptions and purchases made pursuant to this Section 9.06(ii) in any fiscal year of the Borrower is less than $20,000,000, an amount equal to such unutilized amount may be carried forward and utilized to make redemptions and purchases pursuant to this Section 9.06(ii) in succeeding fiscal years, PROVIDED that in no event shall more than $35,000,000 be applied pursuant to this clause (ii) in any fiscal year; and (y) at the time of any Dividends pursuant to this clause (ii), no Default or Event of Default shall then exist or result therefrom;

            (iii) so long as no Default or Event of Default exists or would result therefrom, the Borrower may pay Dividends to pay regularly accruing cash Dividends on Disqualified Preferred Stock issued pursuant to Section 9.13(c), directly or indirectly, with such Dividends to be paid in accordance with the terms of the respective certificate of designation therefor;

            (iv)  any  Subsidiary  of the  Borrower  that is not a  Wholly-Owned
      Subsidiary may pay cash Dividends to its shareholders or partners generally, so long as the Borrower or its respective Subsidiary which owns the Equity Interest or Interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of Equity Interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests in such Subsidiary or the terms of any agreements applicable thereto);

          (v) the Borrower may pay cash Dividends, directly or indirectly, to Holdings so long as the proceeds thereof are promptly used by Holdings to pay operating expenses incurred in the ordinary course of business and other similar corporate overhead costs and expenses, in each case to the extent such expenses and costs are attributable to the ownership or operation of the Borrower and its Subsidiaries;

          (vi) the Borrower may pay cash Dividends to Holdings at the times and in the amounts necessary to enable Holdings to (x) make regularly scheduled interest payments in connection with the Holdings Existing Senior Notes and any Permitted Refinancing Indebtedness in respect thereof, and (y) to redeem when due the Holdings Existing 5 1/4% Senior Notes and, on or before when due, the Eurobond 8 1/8% Notes (pursuant to the Eurobond 8 1/8% Notes Refinancing); PROVIDED that the amount of cash Dividends paid pursuant to this clause (vi) to enable Holdings to make such payments and redemptions shall not exceed the amount necessary to make such payments and redemptions at such time;

          (vii) the Borrower may pay cash Dividends, directly or indirectly, to Holdings so long as Holdings, in turn, pays such cash Dividends to Zeus and the proceeds thereof are promptly used by Zeus to pay operating expenses incurred in the ordinary course of business and other similar corporate overhead costs and expenses, in each case to the extent such expenses and costs are attributable to the ownership and operation of the Borrower and its Subsidiaries;

          (viii) the Borrower may pay cash Dividends to make payments in connection with the Transaction;

          (ix) the Borrower may pay additional cash Dividends, so long as (x) no Default or Event of Default then exists or would result therefrom and (y) the aggregate amount of cash Dividends paid pursuant to this clause (ix), when added to all payments, prepayments, redemptions, repurchases and acquisitions made pursuant to clause (iii) of the proviso contained in
     Section 9.12(b), shall not exceed at any time the Permitted Restricted Payment Amount then in effect;

          (x) the Borrower may pay cash Dividends, directly or indirectly, to Holdings to pay, directly or indirectly, fees and expense reimbursements permitted pursuant to Sections 9.07(iii), (iv), (v), (vi), (vii) and
     (viii);

          (xi) the Borrower may pay regularly accruing Dividends with respect to Qualified Preferred Stock through the issuance of additional shares of Qualified Preferred Stock (but not in cash) in accordance with the terms of the documentation governing the same;

          (xii) with respect to any tax year or portion thereof that a Tax-affected Investor would be required to recognize on a current basis taxable income attributable to earnings and profits of the Borrower or its Subsidiaries or Unrestricted Subsidiaries in advance of any distribution of such earnings and profits by the Borrower, the Borrower may pay Dividends in an amount equal to the product of (i) the amount of the income so required to be included and (ii) the Presumed Tax Rate; PROVIDED that in the case of any such distribution other than a distribution solely on account of any Parent of the Borrower qualifying as a Flow Through Entity, the Administrative Agent shall have received an opinion of nationally recognized tax counsel to the effect that the earnings and profits of the Borrower and its Subsidiaries and Unrestricted Subsidiaries are subject to inclusion in income of a Tax-affected Investor on a current basis in advance of any distribution of such earnings and profits and (b) for any taxable year, the Borrower may pay Dividends to Holdings if any Parent of the Borrower is required to file a consolidated, unitary or similar tax return reflecting income of the Borrower or its Subsidiaries in an amount equal to the portion of such taxes attributable to the Borrower and/or its Subsidiaries that are not payable directly by the Borrower or its Subsidiaries, but not to exceed the amount that the Borrower or such Subsidiaries would have been required to pay in respect of taxes if the Borrower and such Subsidiaries had been required to pay such taxes directly as standalone taxpayers (or a standalone group separate from such Parent);

            (xiii) the Borrower and its Subsidiaries may (i) repurchase, retire or otherwise acquire any Equity Interests ("RETIRED CAPITAL Stock") of the Borrower or any Parent of the Borrower or any Subsidiary Guarantor in exchange for, or out of the proceeds of the substantially concurrent sale (other than the sale of any Disqualified Preferred Stock or any Equity Interests sold to a Subsidiary of the Borrower or to an employee stock ownership plan or any trust established by the Borrower or any of its Subsidiaries) of Equity Interests of the Borrower or contributions to the equity capital of the Borrower (collectively, including any such contributions, "REFUNDING SHARE CAPITAL") and (ii) declare and pay accrued dividends on any Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Borrower or to any employee stock ownership plan or any trust established by the Borrower or any of its Subsidiaries) of Refunding Share Capital;

            (xiv) the Borrower and its Subsidiaries may declare and pay Dividends (a) to holders of any class or series of Designated Preferred Stock (other than Disqualified Preferred Stock) issued after the Initial Borrowing Date, (b) to any Parent of the Borrower the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Preferred Stock) of any Parent of the Borrower issued after the Initial Borrowing Date and (c) on Retired Capital Stock in excess of amounts permitted pursuant to Section 9.06(xiii), PROVIDED, HOWEVER, that the aggregate amount of dividends declared and paid pursuant to (i) this Section 9.06(xiv) shall not exceed the net cash proceeds actually received by the Borrower from any such sale of Designated Preferred Stock (other than Disqualified Preferred Stock) issued after the Initial Borrowing Date and
      (ii) this Section 9.06(xiv), when added to the aggregate amount of Dividends paid as permitted pursuant to Section 9.06(xvi), shall not exceed $10,000,000 in any fiscal year of the Parent;

            (xv) the Borrower may pay Dividends with respect to its common stock or ordinary shares payable solely in additional common stock or ordinary shares;


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


            (xvi) the Borrower may pay Dividends pursuant to and in accordance with stock option plans or other benefit plans for management, employees or consultants of the Borrower and its Subsidiaries and any Parent of the Borrower in an aggregate amount, when added to the aggregate amount of Dividends paid as permitted pursuant to Section 9.06(xiv), not to exceed $10,000,000 in any fiscal year of the Borrower; and

            (xvii) the Borrower may pay Dividends with the net cash proceeds of a Specified Permitted Sale-Leaseback Transaction, so long as such net cash proceeds are applied by Holdings to prepay Indebtedness of Holdings.

            9.07 TRANSACTIONS WITH AFFILIATES AND UNRESTRICTED SUBSIDIARIES. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of the Borrower or any of its Subsidiaries or with any Unrestricted Subsidiary other than on terms and conditions not materially less favorable to the Borrower or such Subsidiary as would be reasonably expected to be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate or an Unrestricted Subsidiary; PROVIDED that the following shall in any event be permitted: (i) the Transaction; (ii) transactions permitted by Sections 9.02, 9.04, 9.05, 9.06 and 9.13; (iii) the payment, on a quarterly basis, of management and consulting fees to the Equity Investors in an aggregate amount not to exceed in any fiscal year of the Borrower the greater of (x) $12,500,000 and (y) 2.5% of Consolidated EBITDA for the immediately preceding fiscal year; (iv) the payment of customary fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of Zeus and its Subsidiaries; (v) the Borrower and its Subsidiaries may enter into employment arrangements and other compensation arrangements with respect to the procurement of services with their respective officers and employees in the ordinary course of business; (vi) the reimbursement of the Equity Investors for their reasonable out-of-pocket expenses incurred in connection with performing management services to Zeus and its Subsidiaries;
(vii) the payment to the Equity Investors of merger advisory fees for each Permitted Acquisition or Asset Sale so long as such payment is approved by a majority of the Board of Directors of the Borrower in good faith; (viii) transactions between or among the Borrower and any Subsidiary not involving any other Affiliate of the Borrower; and (ix) agreements in effect on the Effective Date and listed on Schedule 9.07. In no event shall any management, consulting or similar fee be paid or payable by the Borrower or any of its Subsidiaries to any Affiliate of the Borrower except as specifically provided in this Section 9.07.

            9.08 NON-MATERIAL SUBSIDIARIES. The Borrower will not permit, at any time, (i) the total assets of all Subsidiaries of the Borrower (other than Intelsat General Corporation and its Subsidiaries and any License Subsidiary) which are not Material Subsidiaries at the last day of the Test Period ending on the last day of the most recent fiscal period for which financial statements have been delivered pursuant to Section 8.01(a) or (b) to equal or exceed 10% of the consolidated total assets of the Borrower and its Subsidiaries at such date or (ii) gross revenues of all Subsidiaries of the Borrower (other than Intelsat General Corporation and its Subsidiaries and any License Subsidiary) which are not Material Subsidiaries for such Test Period to equal or exceed 10% of the consolidated gross revenues of the Borrower and its Subsidiaries for such period, in each case determined in accordance with GAAP.

            9.09 CONSOLIDATED INTEREST COVERAGE RATIO. The Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period ending on the last day of any fiscal quarter of the Borrower to be less than 1.50:1.00. Notwithstanding anything to the contrary contained in this Agreement, all calculations of compliance with this Section 9.09 shall be made on a PRO FORMA Basis.

            9.10 SENIOR SECURED LEVERAGE RATIO. The Borrower will not permit the Senior Secured Leverage Ratio on the last day of any fiscal quarter of the Borrower to exceed 1.50:1.00. Notwithstanding anything contrary contained above or elsewhere in this Agreement, all calculations of compliance with this Section
9.10 shall be made on a PRO FORMA Basis.

            9.11 PRIVATE ACT. No Credit Party will become subject to a Private Act.

            9.12 LIMITATION ON VOLUNTARY PAYMENTS AND MODIFICATIONS OF INDEBTEDNESS; MODIFICATIONS OF CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTAIN OTHER AGREEMENTS; ISSUANCES OF CAPITAL STOCK; ETC. No Credit Agreement Party will, or will permit any of its Subsidiaries to:

            (a) amend or modify, or permit the amendment or modification of, any provision of any Senior Notes, any Holdings Existing Senior Notes, or, after the incurrence or issuance thereof, any Qualified Preferred Stock or Disqualified Preferred Stock or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement, security agreement or certificate of designation) relating thereto in a manner that would reasonably be expected to be adverse to the interests of the Lenders in any material respect;

            (b) make (or  give  any  notice  in  respect  of) any  voluntary  or optional payment or prepayment on or redemption, repurchase or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Holdings Existing Senior Notes, Senior Notes or Subordinated Indebtedness, PROVIDED that such payments, prepayments, redemptions, repurchases or acquisitions made pursuant to this clause (b) on or of (i) such Holdings Existing Senior Notes, Senior Notes or Subordinated
      Indebtedness shall be permitted to the extent made with proceeds of Permitted Refinancing Indebtedness related thereto, (ii) Eurobond 8?% Notes shall be permitted pursuant to the Eurobond 8?% Notes Refinancing or pursuant to the terms of the Credit Documents, (iii) any Holdings Existing Senior Notes, Senior Notes or Subordinated Indebtedness shall be permitted so long as the aggregate amount of all such payments, prepayments, redemptions, repurchases and acquisitions do not at any time, exceed, when added to the aggregate amount of all Dividends paid pursuant to Section 9.06(ix), the Permitted Restricted Payment Amount at such time and (iv) any Indebtedness of Holdings shall be permitted with the net cash proceeds from any Specified Permitted Sale-Leaseback Transaction;

            (c) amend or modify, or permit the amendment or modification of, any Subordinated Indebtedness or any provision of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement)


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


      relating thereto in a manner that would be reasonably expected to be adverse to the interests of the Lenders in any material respect;

            (d) amend, modify or change in any way which would reasonably be expected to be adverse to the interests of the Lenders in any material respect its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation other than any certificates of designation relating to Qualified Preferred Stock or Disqualified Preferred Stock issued as permitted herein), by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or any similar Organizational document or any agreement entered into by it, with respect to its capital stock or other Equity Interests (including any Shareholders' Agreement); PROVIDED that the foregoing clause shall not restrict the ability of the Borrower and its Subsidiaries to amend their respective certificates of incorporation (or equivalent Organizational documents) to authorize the issuance of Equity Interests otherwise permitted to be issued pursuant to the terms of this Agreement or to consummate a transaction permitted pursuant to the terms of this Agreement; or

            (e) amend, waive, supplement or otherwise modify the Acquisition Agreement in a manner that is material and adverse to the Administrative Agent or the Lenders.

            9.13 LIMITATION ON ISSUANCE OF EQUITY INTERESTS. (a) The Borrower will not, and will not permit any of its Subsidiaries to, issue (i) any Preferred Stock (other than Preferred Stock issued pursuant to clauses (c) and (d) below) or any options, warrants or rights to purchase Preferred Stock or
(ii) any redeemable ordinary Equity Interests (other than Equity Interests issued pursuant to clauses (c) and (d) below) unless, in either case, the issuance thereof is, and all terms thereof are, satisfactory to the Required Lenders in their sole discretion.

            (b) The Borrower will not permit any of its Subsidiaries to issue any Equity Interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, Equity Interests, except (i) for transfers and replacements of then outstanding shares of Equity Interests, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the Equity Interests of such Subsidiaries,
(iii) in respect of director's qualifying shares and/or other nominal amounts of shares to the extent required to be held under applicable Law, (iv) Subsidiaries formed after the Initial Borrowing Date pursuant to Section 9.15 may issue Equity Interests in accordance with the requirements of Section 9.15 and (v) Subsidiaries may issue common stock or ordinary shares to the Borrower and its Subsidiaries in connection with any transaction permitted by Section 9.02 and Sections 9.05(o) or (p). All Equity Interests issued in accordance with this
Section 9.13(b) shall, to the extent owned by any Credit Party and required hereunder or under any Pledge Agreement or other Security Document, be delivered to the Collateral Agent for the benefit of the Secured Creditors pursuant to such Pledge Agreement or other Security Document, as the case may be.

            (c) The Borrower may issue  Disqualified  Preferred Stock so long as
(i) no Default or Event of Default then exists or would exist immediately after giving effect to the respective issuance, (ii) the aggregate liquidation preference for all Disqualified Preferred Stock


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


issued after the Initial Borrowing Date pursuant to this Section 9.13(c) shall not exceed an amount which, when added to the aggregate principal amount of Indebtedness outstanding under Section 9.04(l), and counting for purposes of this clause (ii) such Disqualified Preferred Stock as Indebtedness, would cause the Total Leverage Ratio (determined on a PRO FORMA Basis (after giving effect to the respective issuance of such Disqualified Preferred Stock as if same had been consummated on the first day of the respective Calculation Period)) to exceed 4.75.1.00, (iii) with respect to each issue of Disqualified Preferred
Stock,  the  gross  cash  proceeds  therefrom  (or in the  case of  Disqualified
Preferred Stock directly issued as consideration for a Permitted Acquisition, the Fair Market Value thereof (as determined in good faith by the Borrower) of the assets received therefor) shall not exceed the liquidation preference thereof at the time of issuance, (iv) calculations are made by the Borrower of compliance with the financial covenants contained in Sections 9.09 and 9.10 for the Calculation Period most recently ended prior to the date of the respective issuance of Disqualified Preferred Stock, on a PRO FORMA Basis after giving effect to the respective issuance of Disqualified Preferred Stock, and such calculations shall show that such financial covenants would have been complied with if such issuance of Disqualified Preferred Stock had been consummated on the first day of the respective Calculation Period, and (v) the Borrower shall furnish to the Administrative Agent a certificate by an Authorized Officer certifying to the best of his or her knowledge as to compliance with the requirements of this Section 9.13(c) and containing the PRO FORMA calculations required by the preceding clauses (ii) and (iv).

            (d) The Borrower may issue Qualified Preferred Stock (x) in payment of regularly accruing dividends on theretofore outstanding shares of Qualified Preferred Stock as contemplated by Section 9.06(xi) and (y) so long as, with respect to each other issue of Qualified Preferred Stock, the Borrower receives reasonably equivalent consideration therefor (as determined in good faith by the Borrower).

            9.14 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any such Subsidiary to (x) pay dividends or make any other distributions on its Equity Interests or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (y) make loans or advances to the Borrower or any Subsidiary of the Borrower or (z) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable Law, (ii) this Agreement and the other Credit Documents, (iii) the provisions contained in the Existing Indebtedness (and in any Permitted Refinancing Indebtedness issued to refinance any Existing Indebtedness so long as no more restrictive than those contained in the respective Existing Indebtedness so refinanced), (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower entered into in the ordinary course of business, (v) customary restrictions and conditions contained in the documents relating to any Lien, so long as (A) such Lien is permitted under
Section 9.03 and such restrictions or conditions relate only to the specific asset subject to such Lien and (B) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 9.14, (vi) customary provisions restricting assignment of any contract entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business, (vii) any agreement or instrument governing Permitted Acquired Debt, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the properties or assets of the Person acquired pursuant to the respective Permitted Acquisition and so long as the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition, (viii) customary provisions restricting the assignment of licensing agreements, management agreements or franchise agreements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, (ix) restrictions applicable to any Joint Venture that is a Subsidiary existing at the time of the acquisition thereof as a result of an Investment pursuant to Section 9.05 or a Permitted Acquisition effected in accordance with Section 8.14, (x) any restriction or encumbrance with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, so long as such sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary is permitted under this Agreement, (xi) restrictions on the transfer of any asset pending the close of the sale of such asset, so long as such sale is permitted under this Agreement, (xii) restrictions on the transfer of assets securing purchase money obligations and Capitalized Lease obligations otherwise permitted under this Agreement, (xiii) customary net worth provisions contained in Real Property leases entered into by Subsidiaries of the Borrower, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations (including those under this Agreement, the Holdings Existing Senior Notes, the Senior Notes and any Permitted Acquired Debt), (xiv) the Senior Notes (and in any Permitted Refinancing Indebtedness issued to refinance same so long as no more restrictive than those contained in the Senior Notes) and (xv) any restriction applicable to a Receivables Subsidiary effected in connection with a Qualified Receivables Financing that, in the good faith judgment of the Borrower, is necessary or advisable in connection therewith; provided, however, that such restrictions apply only to such Receivables Subsidiary.

            9.15 LIMITATION ON THE CREATION OF SUBSIDIARIES, JOINT VENTURES AND UNRESTRICTED SUBSIDIARIES. (a) Notwithstanding anything to the contrary contained in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary or Unrestricted Subsidiary (other than Joint Ventures permitted to be established in accordance with the requirements of Section 9.05(k) or (t)); PROVIDED that (i) the Borrower and any of its Subsidiaries shall be permitted to establish or create an Unrestricted Subsidiary, so long as
(A) all of the Equity Interests or other Equity Interests of such new Unrestricted Subsidiary owned by the Borrower or any Subsidiary Guarantor shall be pledged pursuant to a Pledge Agreement to the Collateral Agent for the benefit of the Secured Creditors and, if required by such Pledge Agreement, the certificates representing such stock or other Equity Interests, together with appropriate transfer powers duly executed in blank, shall be delivered to the Collateral Agent, and (B) all Investments by the Borrower and its Subsidiaries in any Unrestricted Subsidiary are permitted pursuant to Section 9.05(k) or (t),
(ii) the Borrower and its Subsidiaries shall be permitted to establish or create Wholly-Owned Subsidiaries so long as, in each case, (A) at least five days' prior written notice thereof is given to the Administrative Agent (or such shorter period of time as is acceptable to the Administrative Agent), (B) the capital stock or other Equity Interests of such new Subsidiary, to the extent owned by the Borrower or a Subsidiary Guarantor, are promptly pledged pursuant to, and to the extent required by, this Agreement and the Pledge Agreements to the Collateral Agent for the benefit of the

Secured Creditors and the certificates, if any, representing such stock or other Equity Interests, together, if required by such Pledge Agreement, with stock or other appropriate powers duly executed in blank, are delivered to the Collateral Agent, (C) to the extent that such new Subsidiary is a Material Subsidiary, such new Subsidiary promptly executes a counterpart of (or, if requested by the Administrative Agent or the Collateral Agent, a Joinder Agreement in respect of) a Subsidiaries Guaranty, a Pledge Agreement and the relevant Security Documents, and (D) to the extent requested by the Administrative Agent, such new Subsidiary takes all actions required pursuant to Section 8.11, (iii) Subsidiaries may be established, created or acquired pursuant to Permitted Acquisitions so long as, in each such case (A) with respect to each Wholly-Owned Subsidiary acquired pursuant to a Permitted Acquisition, the actions specified in preceding clauses
(ii)(B) and (C), shall be taken and (B) with respect to each Subsidiary which is not a Wholly-Owned Subsidiary and is acquired pursuant to a Permitted Acquisition, all capital stock or other Equity Interests thereof owned by any Credit Party shall be pledged pursuant to a Pledge Agreement to the Collateral Agent for the benefit of the Secured Creditors and (iv) the Borrower and any of its Subsidiaries shall be permitted to establish or create a Non-Wholly Owned Subsidiary, so long as (A) all of the capital stock or other Equity Interests of such new Non-Wholly-Owned Subsidiary owned by the Borrower or any Subsidiary Guarantor shall be pledged pursuant to a Pledge Agreement to the Collateral Agent for the benefit of the Secured Creditors and the certificates representing such stock or other Equity Interests, together, if required by such Pledge Agreement, with appropriate transfer powers duly executed in blank, shall be delivered to the Collateral Agent, and (B) all Investments by the Borrower and its Subsidiaries in any Non-Wholly-Owned Subsidiary are permitted pursuant to
Section 9.05(t). In addition, each new Subsidiary that is required to execute any Credit Document shall execute and deliver, or cause to be executed and delivered to the Collateral Agent for the benefit of the Secured Creditors, all other relevant documentation of the type described in Section 5 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Initial Borrowing Date.

            (b) The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Joint Venture, except to the extent permitted by
Section 9.05(k) or (u).

            9.16 CHANGE OF LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION); JURISDICTION OF ORGANIZATION; ETC. (a) No U.S. Credit Party shall change (i) its legal name, (ii) its type of organization, (iii) its status as a registered organization (in the case of a registered organization),
(iv) its jurisdiction of organization, (v) its location (as defined in the New York UCC), or (vi) its organizational identification number (if any), and (b) no other Credit Party shall change (i) its legal name or (ii) the address of its chief executive office, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Security Documents and, in the case of a U.S. Credit Party, so long as same do not involve (x) a registered organization ceasing to constitute the same or (y) any Subsidiary Guarantor located in the United States changing its jurisdiction of organization or location from the United States or a State thereof to a jurisdiction of organization or location, as the case may be, outside the United States or a State thereof) if (I) it shall have given to the Collateral Agent not less than 15 days' prior written notice of each change to the information listed on
Schedule 7.14 (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Schedule 7.14 which shall correct all information contained therein for the Credit Parties, and (II) in connection with the respective such change or changes,


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


it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent for the benefit of the Secured Creditors in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

            SECTION 10. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each, an "EVENT OF DEFAULT"):

            10.01 PAYMENTS. The Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

            10.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; PROVIDED, HOWEVER, that to the extent any such representation, warranty or statement is untrue solely as a result of an action or inaction by Intelsat General Corporation or any of its Subsidiaries, and the Borrower has otherwise complied with the terms and conditions of Section 8.17 hereof, no Default or Event of Default shall occur; or

            10.03 COVENANTS. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8.01(e)(i), 8.10, 8.13, 8.14 or 9, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 10.01, 10.02 or clause (a) of this Section 10.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Administrative Agent or the Required Lenders; PROVIDED, HOWEVER, that to the extent such failure relates solely to an action or inaction by Intelsat General Corporation or any of its Subsidiaries, and the Borrower has otherwise complied with the terms and conditions of Section 8.17 hereof, no Default or Event of Default shall occur; or

            10.04 DEFAULT UNDER OTHER AGREEMENTS. (a) Holdings or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or
(b) any Indebtedness (other than the Obligations) of Holdings or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; PROVIDED that it shall not constitute an Event of Default pursuant to clause (a) or (b) of this


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Section 10.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness  referred to in clauses (a) and
(b) above, exceeds $35,000,000 at any one time; or

            10.05 BANKRUPTCY, ETC. Holdings or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or an involuntary case is commenced against Holdings or any of its Subsidiaries and the petition is not controverted within 20 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries; or Holdings or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries; or there is commenced against Holdings or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or Holdings or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

            10.06 ERISA. An ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred and are continuing, would reasonably be expected to result in a Material Adverse Effect; or

            10.07 SECURITY DOCUMENTS. (a) Any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent for the benefit of the Secured Creditors, superior to and prior to the rights of all third Persons (except as permitted by Section 9.03), and subject to no other Liens (except as permitted by Section 9.03), or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of any such Security Document; or

            10.08 GUARANTIES. Any Guaranty or any provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty; or

            10.09 JUDGMENTS. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability (to the extent not paid or not fully covered by insurance) in excess of $35,000,000 for all such judgments and decrees and all such


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


judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

            10.10 OWNERSHIP. A Change of Control Event shall have occurred;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders (or, in the case of clause (iii) below, the Required Secured Creditors), by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent or any Lender to enforce its claims against any Guarantor or the Borrower, except as otherwise specifically provided for in this Agreement (PROVIDED that if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i), (ii) and (iii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any Commitment Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable by the Borrower without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;
(iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; (v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 10.05, to pay) to the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding, equal to the aggregate Stated Amount of all Letters of Credit then outstanding; and (vi) apply any cash collateral as provided in Section 4.02 (or, to the extent applicable, Section 13.22).

            SECTION 11. DEFINITIONS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

            "8 1/4% SENIOR NOTES" shall mean the Borrower's 8 1/4% Senior Notes due 2013, as in effect on the Initial Borrowing Date and as the same may be exchanged, modified, supplemented, restated and/or amended from time to time in accordance with the terms hereof and thereof.

            "8 5/8% SENIOR NOTES" shall mean the Borrower's 8 5/8% Senior Notes due 2015, as in effect on the Initial Borrowing Date and as the same may be exchanged, modified, supplemented, restated and/or amended from time to time in accordance with the terms hereof and thereof.

            "ACCEPTABLE EXCLUSION" shall mean any of the following:


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



            (1) war, invasion or hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by:

                  (a) any government or sovereign power (de jure or de facto),

                  (b) any authority  maintaining  or using a military,  naval or air force,

                  (c) a military, naval or air force, or

                  (d) any  agent of any such  government,  power,  authority  or force;

            (2) any anti-satellite device, or device employing atomic or nuclear fission or fusion, or device employing laser or directed energy beams;

            (3) insurrection, strikes, labor disturbances, riots, civil commotion, rebellion, revolution, civil war, usurpation, or action taken by a Governmental Authority in hindering, combating or defending against such an occurrence, whether there be declaration of war or not;

            (4) confiscation, nationalization, seizure, restraint, detention, appropriation, requisition for title or use by or under the order of any government or Governmental Authority or agent (whether secret or otherwise or whether civil, military or de facto) or public or local authority or agency;

            (5) nuclear reaction, nuclear radiation, or radioactive contamination of any nature, whether such loss or damage be direct or indirect, except for radiation naturally occurring in the space environment;

            (6) electromagnetic or radio frequency interference, except for physical damage to a Satellite directly resulting from such interference;

            (7) willful or intentional acts of the directors or officers of the named insured, acting within the scope of their duties, designed to cause loss or failure of any Satellite;

            (8) an act of one or more individuals, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss, damage or failure resulting therefrom is accidental or intentional;

            (9) any unlawful seizure or wrongful exercise of control of any Satellite made by any individual or individuals acting for political or terrorist purposes;

            (10) loss of revenue, incidental damages or consequential loss;

            (11) extra expenses, other than the expenses insured under such policy;

            (12) third party liability;


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


            (13) loss of a redundant component that does not cause a transponder failure; and

            (14) such other similar exclusions or modifications to the foregoing exclusions as may be customary for policies of such type as of the date of issuance or renewal of such coverage.

            "ACQUIRED PERSON" shall have the meaning provided in the definition of Permitted Acquisition.

            "ACQUISITION" shall mean the amalgamation of (i) Intelsat, Ltd., a Bermuda company, with Zeus Merger One, and (ii) Intelsat (Bermuda), Ltd., a Bermuda company with Zeus Merger Two, in each case pursuant to an amalgamation in accordance with the terms and conditions of the Acquisition Agreement.

            "ACQUISITION AGREEMENT" shall mean that certain Transaction Agreement and Plan of Amalgamation among Intelsat, Ltd., Intelsat (Bermuda), Ltd., Zeus, Zeus Merger One and Zeus Merger Two, dated as of August 16, 2004, as the same may be modified, supplemented, restated and/or amended from time to time in accordance with the terms hereof and thereof.

            "ACQUISITION DOCUMENTS" shall mean the Acquisition Agreement and any other operative documents and agreements entered into and/or delivered in connection therewith and all amendments and modifications to any of the foregoing.

            "ADDITIONAL MORTGAGE" shall have the meaning provided in Section 8.11(b).

            "ADDITIONAL  MORTGAGED  PROPERTY" shall have the meaning provided in
Section 8.11(b).

            "ADDITIONAL SECURITY DOCUMENTS" shall mean all mortgages, pledge agreements, security agreements and other security documents entered into from time to time pursuant to Sections 8.11 and 9.15.

            "ADJUSTED RL PERCENTAGE" shall mean (x) at a time when no Lender Default exists, for each Lender, such Lender's RL Percentage and (y) at a time when a Lender Default exists, (i) for each Lender that is a Defaulting Lender, zero and (ii) for each Lender that is a Non-Defaulting Lender, the percentage determined by dividing such Lender's Revolving Loan Commitment at such time by the Adjusted Total Revolving Loan Commitment at such time, it being understood that all references herein to Revolving Loan Commitments and the Adjusted Total Revolving Loan Commitment at a time when the Total Revolving Loan Commitment or Adjusted Total Revolving Loan Commitment, as the case may be, has been terminated shall be references to the Revolving Loan Commitments or Adjusted Total Revolving Loan Commitment, as the case may be, in effect immediately prior to such termination, PROVIDED that (A) no Lender's Adjusted RL Percentage shall change upon the occurrence of a Lender Default from that in effect immediately prior to such Lender Default if after giving effect to such Lender Default, and any repayment of Revolving Loans and Swingline Loans at such time pursuant to
Section 4.02(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Lenders, PLUS (ii) the aggregate outstanding principal


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


amount of Swingline Loans, PLUS (iii) the Letter of Credit Outstandings, exceed the Adjusted Total Revolving Loan Commitment; (B) the changes to the Adjusted RL Percentage that would have become effective upon the occurrence of a Lender Default but that did not become effective as a result of the preceding clause
(A) shall become effective on the first date after the occurrence of the relevant Lender Default on which the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Lenders, PLUS (ii) the aggregate outstanding principal amount of Swingline Loans, PLUS (iii) the Letter of Credit Outstandings, is equal to or less than the Adjusted Total Revolving Loan Commitment; and (C) if (i) a Non-Defaulting Lender's Adjusted RL Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Lender's Revolving Loans or of Unpaid Drawings or of Swingline Loans that were made during the period commencing after the date of the relevant Lender Default and ending on the date of such change to its Adjusted RL Percentage must be returned to the Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of the Borrower, then the change to such Non-Defaulting Lender's Adjusted RL Percentage effected pursuant to said clause
(B) shall be reduced to that positive change, if any, as would have been made to its Adjusted RL Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted RL Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Lender plus such Lender's new Adjusted RL Percentage of the outstanding principal amount of Swingline Loans and of Letter of Credit Outstandings equaling such Lender's Revolving Loan Commitment at such time.

            "ADJUSTED  TOTAL REVOLVING LOAN  COMMITMENT"  shall mean at any time
the  Total  Revolving  Loan   Commitment  LESS  the  aggregate   Revolving  Loan
Commitments of all Defaulting Lenders.

            "ADMINISTRATIVE  AGENT" shall have the meaning provided in the first
paragraph  of  this   Agreement   and  shall   include  any   successor  to  the
Administrative Agent appointed pursuant to Section 12.10.

            "AFFECTED LOANS" shall have the meaning provided in Section 4.02(g).

            "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person; PROVIDED, HOWEVER, that for purposes of Section 9.07, an Affiliate of any Credit Agreement Party shall include any Person that directly or indirectly owns more than 10% of the ordinary voting power for the election of directors of such Credit Agreement Party. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

            "AGENT" shall have the meaning provided in the first paragraph of this Agreement.

            "AGREEMENT" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.


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


            "AGREEMENT CURRENCY" shall have the meaning provided in Section 13.20(b).

            "AMALGAMATION" shall have the meaning provided in the Acquisition Agreement.

            "AMALGAMATION AGREEMENT" shall have the meaning provided in the Acquisition Agreement.

            "AMALGAMATION CONSIDERATION" shall have the meaning provided in the Acquisition Agreement.

            "APPLICABLE COMMITMENT FEE PERCENTAGE" and "APPLICABLE MARGIN" initially shall mean a percentage per annum equal to (i) in the case of Base Rate Loans, 0.75%, (ii) in the case of Eurodollar Loans, 1.75%, and (iii) in the case of the Commitment Fee, 0.375%. From and after each day of delivery of any certificate delivered in accordance with the first sentence of the following paragraph indicating a different margin than that described in the immediately preceding sentence (each, a "START DATE") to and including the applicable End Date described below, the Applicable Margin and/or Applicable Commitment Fee Percentage shall (subject to any adjustment pursuant to the immediately succeeding paragraph) be that set forth below opposite the Total Leverage Ratio indicated to have been achieved in any certificate delivered in accordance with the following sentence:

            -------------------------------------------------------
                               EURODOLLAR  BASE RATE   APPLICABLE
              TOTAL LEVERAGE      LOAN        LOAN     COMMITMENT
                 RATIO          MARGIN      MARGIN        FEE
            -------------------------------------------------------
              Greater than        1.75%       0.75%       0.375%
              3.5:1.0
            -------------------------------------------------------
              Equal to or         1.50%       0.50%       0.375%
              less than
              3.5:1.0
            -------------------------------------------------------

            The Total Leverage Ratio shall be determined based on the delivery of a certificate of the Borrower by an Authorized Officer to the Administrative Agent (with a copy to be sent by the Administrative Agent to each Lender), within 45 days of the last day of any fiscal quarter of the Borrower, which certificate shall set forth the calculation of the Total Leverage Ratio as at the last day of the Test Period ended immediately prior to the relevant Start Date (but determined on a PRO FORMA Basis to give effect to any Permitted Acquisition or Subsidiary Redesignation effected on or prior to the date of the delivery of such certificate) and the Applicable Margins and Applicable Commitment Fee Percentage which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences); PROVIDED that at the time of the consummation of any Permitted Acquisition or Subsidiary Redesignation or any issuance of Permitted Acquired Debt or Disqualified Preferred Stock, an Authorized Officer shall deliver to the Administrative Agent a certificate setting forth the calculation of the Total Leverage Ratio on a PRO FORMA Basis as of the last day of the last Calculation Period ended prior to the date on which such Permitted Acquisition or Subsidiary Redesignation is consummated or such Permitted Acquired Debt or Disqualified Preferred Stock is/are issued for which financial statements have been made available (or were required to be made available) pursuant to Section 8.01(a) or (b), as the case may be, and the date of such


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


consummation shall be deemed to be a Start Date and the Applicable Margins and Applicable Commitment Fee Percentage which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentence) shall be based upon the Total Leverage Ratio as so calculated. The Applicable Margins and Applicable Commitment Fee Percentage so determined shall apply, except as set forth in the succeeding sentence, from the relevant Start Date to the earliest of (x) the date on which the next certificate is delivered to the Administrative Agent, (y) the date on which the next Permitted Acquisition or Subsidiary Redesignation is consummated or Permitted Acquired Debt or Disqualified Preferred Stock is/are issued or (z) the date which is 45 days following the last day of the Test Period in which the previous Start Date occurred (such earliest date, the "END DATE"), at which time, if no certificate has been delivered to the Administrative Agent indicating an entitlement to new Applicable Margins and new Applicable Commitment Fee Percentage (and thus commencing a new Start Date), the Applicable Margins and Applicable Commitment Fee Percentage shall be those set forth in the first sentence of this definition (such Applicable Margins and Applicable Commitment Fee Percentage as so
determined, the "HIGHEST APPLICABLE MARGINS/COMMITMENT FEE PERCENTAGE"). Notwithstanding anything to the contrary contained above in this definition, the Applicable Margins shall be the Highest Applicable Margins/Commitment Fee Percentage (x) at all times during which there shall exist any Default or Event of Default and (y) prior to the date of delivery of the financial statements pursuant to Section 8.01(a) for the fiscal quarter of the Borrower ending June 30, 2005.

            "APPLICABLE CREDITOR" shall have the meaning provided in Section 13.20(b).

            "ASSET DISPOSITION" shall mean and include each Asset Sale and each Recovery Event.

            "ASSET SALE" shall mean any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any Equity Interests or other securities of such Person or another Person) of the Borrower or such Subsidiary other than (i) sales, transfers or other dispositions of inventory, terrestrial communications equipment, goods, services or communications capacity made in the ordinary course of business,
(ii) dispositions or transfers arising out of, or in connection with, the events described in the definition of Recovery Event, (iii) any sale or other disposition of Cash Equivalents in the ordinary course of business, (iv) any merger, amalgamation, consolidation or liquidation permitted by Sections 9.02(f) and (g), (v) any transfer of property or assets permitted pursuant to Sections 9.02(a), (e), (g), (i), (j), (n), (o), (p) or (s), (vi) any sale, transfer or other disposition of property or assets in connection with a Qualified Receivables Financing and (vii) any Specified Permitted Sale-Leaseback Transaction.

            "ASSIGNMENT AND ASSUMPTION AGREEMENT" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit L (appropriately completed).

            "ASSUMPTION AGREEMENT" shall have the meaning provided in the definition of "Intermediate Holdco Transaction."


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


            "ATTRIBUTABLE DEBT" in respect of a Permitted Sale-Leaseback Transaction shall mean, as at the time of determination, the present value
(discounted at the interest rate borne at such time by Revolving Loans maintained as Eurodollar Loans, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Permitted Sale-Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Permitted Sale-Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of Capitalized Lease Obligations.

            "AUTHORIZED OFFICER" shall mean, with respect to (i) the delivery of Notices of Borrowing, Notices of Conversion/Continuation, Letter of Credit Requests and similar notices, the Chief Financial Officer, the chief operating officer, the controller, any treasurer or any other financial officer (and, in connection with any Notice of Borrowing in respect of a Borrowing to occur on the Initial Borrowing Date, any vice president) of the Borrower, (ii) delivery of financial information and officer's certificates pursuant to this Agreement, the Chief Financial Officer, the chief operating officer, the controller, any treasurer or any other financial officer of the Borrower and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of the Borrower, in each case to the extent reasonably acceptable to the Administrative Agent; provided, that if and to the extent his or her legal authority to act on behalf of the Borrower is demonstrated to the reasonable satisfaction of the Administrative Agent, the chief executive officer, chief financial officer, principal accounting officer, treasurer or controller of Holdings or Intelsat Global shall be an Authorized Officer for purposes of clauses (i), (ii) and
(iii) above.

            "BANK GUARANTEE" shall have the meaning provided in Section 2.01(a).

            "BANKRUPTCY CODE" shall have the meaning provided in Section 10.05.

            "BASE RATE" at any time shall mean the higher of (x) the rate which is 1/2 of 1% in excess of the Federal Funds Rate and (y) the Prime Lending Rate.

            "BASE RATE LOAN" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

            "BOARD OF DIRECTORS" shall mean, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or, as the context may permit, any duly authorized committee thereof.

            "BORROWER" shall mean (a) prior to the consummation of the Acquisition, Zeus Merger Two, (b) at all times following the consummation of the Acquisition (but subject to clause (c) below), the resulting entity of the amalgamation of Zeus Merger Two with Intelsat (Bermuda), Ltd. pursuant to the Acquisition and (c) following the consummation of a transaction of the type described in clause (b) of the definition of "Intermediate Holdco Transaction," the Person which assumes all obligations of the Borrower in accordance with the terms of such definition.


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


            "BORROWING" shall mean and include (i) the borrowing of Swingline Loans from the Swingline Lender on a given date and (ii) the borrowing of one Type of Loan pursuant to a single Tranche by the Borrower from all of the Lenders having Commitments with respect to such Tranche on a PRO RATA basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; PROVIDED that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

            "BUSINESS DAY" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in U.S. dollar deposits in the New York or London interbank Eurodollar market.

            "CALCULATION PERIOD" shall mean, with respect to any Permitted Acquisition, any Subsidiary Redesignation or any other event expressly required to be calculated on a PRO FORMA Basis pursuant to the terms of this Agreement, the Test Period most recently ended prior to the date of such Permitted Acquisition, Subsidiary Redesignation or other event.

            "CAPITAL EXPENDITURES" shall mean, with respect to any Person, for any period, all expenditures by such Person which should be capitalized in accordance with GAAP during such period, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and, without duplication, the amount of all Capitalized Lease Obligations incurred by such Person during such period.

            "CAPITAL LEASE," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

            "CAPITALIZED LEASE OBLIGATIONS" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

            "CASH CONTRIBUTION AMOUNT" shall mean the aggregate amount of cash contributions made to the capital of the Borrower or any Subsidiary Guarantor described in the definition of "Contribution Indebtedness."

            "CASH EQUIVALENTS" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or, in the case of any Non-U.S. Subsidiary, any country that is a member of the European Union or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States or, in the case of any Non-U.S. Subsidiary, any country that is a member of the European Union, is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits, certificates of deposit and bankers' acceptances of any Lender or any commercial bank having,


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


or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $200,000,000 and having a long-term unsecured debt rating of at least "A" or the equivalent thereof from S&P or "A2" or the equivalent thereof from Moody's, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase agreements with a term of not more than 30 days, involving securities of the types described in preceding clause (i), and entered into with commercial banks meeting the requirements of preceding clause (ii), (iv) commercial paper issued by any Person rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than one year after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above and (vi) overnight deposits and demand deposit accounts (in the respective local currencies) maintained in the ordinary course of business. Furthermore, with respect to Non-U.S. Subsidiaries of the Borrower, Cash Equivalents shall include short-term investments made in accordance with normal and customary investment practices for cash management or management of local currency working capital requirements of such Non-U.S. Subsidiaries of the Borrower.

            "CHANGE OF CONTROL EVENT" shall mean (a) at any time prior to the consummation of a Qualified IPO, (i) the Permitted Holders shall cease to own, directly or indirectly, on a fully diluted basis in the aggregate at least a majority of the economic and voting interest in Zeus' share capital (for such purpose excluding any Qualified Preferred Stock and any Disqualified Preferred Stock, in each case to the extent same is not Voting Stock) or (ii) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, or any successor statute), other than the Permitted Holders, shall (A) have acquired, directly or indirectly, beneficial ownership on a fully diluted basis of a percentage of the voting and/or economic interest in Zeus' share capital that exceeds the percentage of the voting and/or economic interest in Zeus' share capital then beneficially owned, directly or indirectly, on a fully diluted basis by the Permitted Holders or (B) have obtained the power (whether or not exercised) to elect a majority of Zeus' directors or (iii) the Continuing Directors shall cease to constitute a majority of the Board of Directors of Zeus or (iv) a "change of control" or similar event shall occur as provided in any Senior Note Document or any Permitted Refinancing Indebtedness related thereto or any Disqualified Preferred Stock or the documentation governing the same, in each case, as then in effect, or (b) at any time after a Qualified IPO, (i) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, or any successor statute), other than the Permitted Holders, shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting and/or economic interest in Zeus' share capital and the Permitted Holders shall beneficially own less than such Person or "group" on a fully diluted basis of the economic and voting interest in Zeus' share capital or (ii) the Continuing Directors shall cease or constitute a majority of the Board of Directors of Zeus or (iii) a "change of control" or similar event shall occur as provided in any Senior Note Document or any Permitted Refinancing Indebtedness related thereto or any Disqualified Preferred Stock or the documentation governing the same, in each case, as then in effect or (c) at any time Zeus shall cease to own, directly or indirectly, on a fully diluted basis 100% of the economic and voting interest in Holdings' outstanding Equity Interests or (d) at any time Holdings shall cease to own, directly, on a fully diluted basis 100% of the outstanding Equity Interests of the Borrower (other than (x) Disqualified Preferred Stock and Qualified Preferred Stock, in each case to the extent same is not Voting Stock, and (y) as a result of the consummation of an Intermediate Holdco Transaction) or (e) after the consummation of an Intermediate Holdco Transaction, Holdings shall cease to own, directly, on a fully diluted basis 100% of the outstanding Equity Interests of Intermediate Holdco or Intermediate Holdco shall cease to own, directly, on a fully diluted basis 100% of the outstanding Equity Interests of the Borrower, in each case other than Disqualified Preferred Stock or Qualified Preferred Stock, to the extent not Voting Stock.

            "CHIEF FINANCIAL OFFICER" shall mean either the chief financial officer of Holdings or the Borrower, as the case may be; PROVIDED that if the Borrower does not have a chief financial officer at any time, Chief Financial Officer shall mean the chief financial officer of Holdings.

            "CLASS" shall have the meaning provided in Section 13.12(c).

            "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

            "CO-DOCUMENTATION AGENT" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to any Co-Documentation Agent designated pursuant to Section 12.10.

            "COLLATERAL" shall mean all property (whether real or personal, movable or immovable) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral and all cash and Cash Equivalents delivered as collateral pursuant to any Credit Document.

            "COLLATERAL AGENT" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors and any successor to the Collateral Agent appointed pursuant to the Security Documents.

            "COLLATERAL TRUST AGREEMENT" shall mean the Collateral Trust Agreement dated as of January 28, 2005, among Holdings, the Borrower, certain Subsidiaries of the Borrower, Deutsche Bank Trust Company Americas, as collateral trustee, and the Collateral Agent, as in effect on the Initial Borrowing Date and as amended, modified or supplemented from time to time in accordance with the terms thereof.

            "COLLATERAL TRUSTEE" shall mean the trustee acting for the benefit of the holders of Eurobond 8?% Notes pursuant to the terms of the Collateral Trust Agreement.

            "COMMITMENT" shall mean any of the commitments of any Lender, i.e., whether the Term Loan Commitment or the Revolving Loan Commitment.

            "COMMITMENT FEE" shall mean the RL Commitment Fee and the TL Commitment Fee.

            "COMPANY DISCLOSURE LETTER" shall have the meaning provided in the Acquisition Agreement.

            "CONSOLIDATED DEBT" shall mean, at any time, the sum of (without duplication) (i) all Indebtedness of the Borrower and its Subsidiaries as would be required to be reflected on the liability side of a balance sheet of such Person in accordance with GAAP as determined on a consolidated basis, (ii) unreimbursed drawings on all letters of credit, bank guarantees and surety bonds issued for the account of the Borrower or any of its Subsidiaries and (iii) all Contingent Obligations of the Borrower and its Subsidiaries in respect of Indebtedness of other Persons (I.E., Persons other than the Borrower or any of its Subsidiaries) of the type referred to in preceding clauses (i) and (ii) of this definition; PROVIDED that, for purposes of this definition, (x) any Disqualified Preferred Stock of the Borrower and any Preferred Stock of any of its Subsidiaries shall be treated as Indebtedness, with an amount equal to the greater of the liquidation preference or the maximum mandatory fixed repurchase price of any such outstanding Preferred Stock deemed to be a component of Consolidated Debt and (y) (I) Indebtedness in respect of Interest Rate Protection Agreements and Other Hedging Agreements and (II) the amount available to be drawn under letters of credit, bank guarantees and surety bonds issued for the account of the Borrower or any of its Subsidiaries (other than unreimbursed drawings), in each case shall be excluded in making any determination of "Consolidated Debt."

            "CONSOLIDATED EBITDA" shall mean, for any period, the Consolidated Net Income of the Borrower and its Subsidiaries, determined on a consolidated basis, for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income for such period:

            (a) Consolidated Taxes; PLUS

            (b) Consolidated Interest Expense; PLUS

            (c) Consolidated Non-cash Charges; PLUS

            (d) the amount of any restructuring charges or expenses (which, for the avoidance of doubt, shall include, without limitation, retention, severance, systems establishment costs and excess pension charges); PLUS

            (e) the amount of any fees or expenses incurred or paid in such period for transition services related to satellites or other assets or businesses acquired; PLUS

            (f) the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Equity Investors (or any accruals relating to such fees and related expenses) during such period pursuant to, and in accordance with the requirements of, Section 9.07; PLUS

            (g)  the  fees  and  expenses   incurred  in  connection   with  the
      Transaction during such period;

            LESS, without duplication,


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


            (h) non-cash items increasing Consolidated Net Income for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period and any items for which cash was received in any prior period).

            Notwithstanding anything to the contrary contained above, to the extent Consolidated EBITDA is to be determined for any Test Period which ends prior to the first anniversary of the Initial Borrowing Date, Consolidated EBITDA for all portions of such period occurring prior to the Initial Borrowing Date shall be calculated in accordance with the definition of Test Period contained herein.

            "CONSOLIDATED INTEREST COVERAGE RATIO" for any period shall mean the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period. All calculations of the Consolidated Interest Coverage Ratio shall be made on a PRO FORMA Basis.

            "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, with respect to the Borrower and its Subsidiaries, the sum, without duplication, of:

            (a) consolidated interest expense of the Borrower and its Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to Interest Rate Protection Agreements and Other Hedging Agreements and excluding amortization of deferred financing fees, expensing of any bridge or other financing fees and any interest under satellite purchase agreements); PLUS

            (b) consolidated capitalized interest of the Borrower and its Subsidiaries for such period, whether paid or accrued; PLUS

            (c) commissions, discounts, yield and other fees and charges incurred in connection with any Receivables Financing which are payable to Persons other than the Borrower and its Subsidiaries; PLUS

            (d) the product of (x) the amount of all cash Dividend requirements (whether or not declared or paid) on Disqualified Preferred Stock of the Borrower and on any Preferred Stock of any of its Subsidiaries paid, accrued or scheduled to paid or accrued during such period multiplied by
      (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state, local and foreign tax rate (expressed as a decimal number between one and zero) of the Borrower as reflected in the audited consolidated financial statements of the Borrower for its most recently completed fiscal year, which amounts shall be treated as interest expense of the Borrower and its Subsidiaries for purposes of this definition regardless of the treatment of such amounts under GAAP; PLUS

            (e) Consolidated Interest Expense of any Parent of the Borrower for such period with respect to the Holdings Existing Senior Notes;

            LESS,

            (f) interest income for such period.

            Notwithstanding anything to the contrary contained above, (i) for purposes of calculating Consolidated Interest Expense, no effect shall be given to the effect of any purchase accounting adjustments in connection with the Transaction, (ii) to the extent Consolidated Interest Expense is to be determined for any Test Period which ends prior to the first anniversary of the Initial Borrowing Date, Consolidated Interest Expense for all portions of such period occurring prior to the Initial Borrowing Date shall be calculated in accordance with the definition of Test Period contained herein and (iii) for purposes of calculating Consolidated Interest Expense, no effect shall be given to the discount and/or premium resulting from the bifurcation of derivatives under Statement of Financial Accounting Standards No. 133 and related interpretations as a result of the terms of the Indebtedness to which such Consolidated Interest Expense relates.

            "CONSOLIDATED NET INCOME" shall mean, for any period, the aggregate of the Net Income of the Borrower and its Subsidiaries for such period, on a consolidated basis; PROVIDED, HOWEVER, that:

            (a) any net after-tax extraordinary or nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or income or expense or charge (including, without limitation, any severance, relocation or other restructuring costs) and fees, expenses or charges related to any offering of Equity Interests, Investments permitted under Section 9.05, acquisitions or Indebtedness permitted hereunder (in each case, whether or not successful), including any such fees, expenses, charges or change in control payments related to the Transaction, in each case, shall be excluded;

            (b) any increase in amortization or depreciation or any one-time non-cash charges resulting from purchase accounting in connection with the Transactions or any acquisition that is consummated prior to, on or after the Effective Date shall be excluded;

            (c) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

            (d) any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded;

            (e) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Borrower) shall be excluded;

            (f) any net-after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded;

            (g) the Net Income for such period of any Person that is not a Subsidiary of Borrower, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distrtibutions or other payments paid in cash (or to the extent converted into cash) to the Borrower or a Subsidiary thereof in respect of such period;

          (h) solely for the purpose of determining the amount of Cumulative Credit, the Net Income for such period of any Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; PROVIDED that the Consolidated Net Income shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Subsidiary to the Borrower or any Subsidiary Guarantor, to the extent not already included therein; (i) any non-cash impairment charge or asset write-off resulting from the application of Statement of Financial Accounting Standards No. 142 and 144, and the amortization of intangibles arising pursuant to No. 141, shall be excluded;

          (j) any non-cash expenses realized or resulting from employee benefit plans or post-employment benefit plans, grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of the Borrower or any of its Subsidiaries shall be excluded;

            (k) any (i) severance or relocation costs or expenses, (ii) one-time non-cash compensation charges, (iii) costs and expenses after the Initial Borrowing Date related to employment of terminated employees, (iv) costs or expenses realized in connection with or resulting from or in anticipation of the Transaction or (v) costs and expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Initial Borrowing Date of officers, directors and employees, in each case of the Borrower or any of its Subsidiaries shall be excluded;

            (l) accruals and reserves that are established within twelve months after the Effective Date and that are so required to be established in accordance with GAAP shall be excluded;

            (m) (i) the non-cash portion of "straight-line" rent expense shall be excluded and (ii) the cash portion of "straight-line" rent expense which exceeds the amount expensed in respect of such rent expense shall be included and (ii) non-cash gains, losses, income and expenses resulting from fair value accounting required by Statement of Financial Accounting Standards No. 133 and related interpretations shall be excluded; and

            (n) an amount equal to the amount of tax distributions actually made to the holders of capital stock of the Borrower or any Parent of the Borrower in respect of such period in accordance with Section 9.06(xii) shall be included as though such amounts had been paid as income taxes directly by the Borrower for such period.

            Notwithstanding the foregoing, for the purpose of calculating the "Permitted Restricted Payment Amount" at any time, there shall be excluded from the calculation of Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Borrower or a Subsidiary of the Borrower in respect of or that originally constituted an Investment to the extent such dividends, repayments or transfers increase the amount of such Permitted Restricted Payment Amount under clause (v) or (vi) of the definition of "Cumulative Credit."

            "CONSOLIDATED NON-CASH CHARGES" shall mean, for any period, the aggregate depreciation, amortization, impairment, compensation, rent and other non-cash expenses of the Borrower and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP, but excluding any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period, and the non-cash impact of recording the change in fair value of any embedded derivatives under Statement of Financial Accounting Standards No. 133 and related interpretations as a result of the terms of any agreement or instrument to which such Consolidated Non-cash Charges relate.

            "CONSOLIDATED SENIOR SECURED DEBT" shall mean, at any time, an amount equal to the sum of (x) the aggregate principal amount of the Obligations outstanding under this Agreement PLUS (y) the aggregate principal amount of all other Indebtedness secured by any Lien on any asset of the Borrower or any of its Subsidiaries, that is outstanding at such time and is otherwise included in Consolidated Debt.

            "CONSOLIDATED TAXES" shall mean, for any period, provision for taxes based on income, profits or capital, including, without limitation, franchise and similar taxes with respect to the Borrower and its Subsidiaries on a consolidated basis for such period, and including an amount equal to the amount of tax distributions actually made to the holders of capital stock of the Borrower or any Parent of the Borrower in respect of such period in accordance with Section 9.06(xii) which shall be included as though such amounts had been paid as income taxes directly by the Borrower.

            "CONTINGENT OBLIGATIONS" shall mean as to any Person any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual


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indemnities  or  guarantees  (including  performance  guarantees),  in each case entered into in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "CONTINUING DIRECTORS" shall mean the directors of Zeus on the Effective Date and each other director if such director's nomination for the election to the Board of Directors of Zeus is recommended by a majority of the then Continuing Directors.

            "CONTRIBUTION  INDEBTEDNESS" shall mean Indebtedness of the Borrower or any Subsidiary Guarantor in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Borrower or such Subsidiary Guarantor after the Effective Date (other than any cash contributions in connection with the Transaction), PROVIDED that the aggregate amount of such Contribution Indebtedness (i) is incurred within 210 days after the making of such cash contributions and (ii) is so designated as Contribution Indebtedness pursuant to a certificate of an Authorized Officer on or prior to the incurrence date thereof.

            "CO-SYNDICATION AGENTS" shall have the meaning provided in the first
paragraph  of  this   Agreement   and  shall   include  any   successor  to  the
Co-Syndication Agents designated pursuant to Section 12.10.

            "CREDIT AGREEMENT PARTIES" shall mean Holdings and the Borrower.

            "CREDIT DOCUMENT OBLIGATIONS" shall have the meaning provided in the Security Documents.

            "CREDIT  DOCUMENTS"  shall  mean this  Agreement,  the  Notes,  each
Guaranty, each Security Document, the Intercompany Subordination Agreement and, after the execution and delivery thereof, any other guaranties, pledge agreements, security documents and other agreements executed pursuant to Sections 8.11 and 9.15 and, until such time as all Eurobond Obligations have been paid in full, each Eurobond Guaranty.

            "CREDIT EVENT" shall mean the making of a Loan (other than a Revolving Loan made pursuant to a Mandatory Borrowing) or the issuance of a Letter of Credit.

            "CREDIT  PARTY"  shall  mean  each  Credit  Agreement  Party,   each
Subsidiary Guarantor and any new Person which executes and delivers a Credit Document pursuant to the definition of "Intermediate Holdco Transaction."

            "CUMULATIVE CREDIT" shall mean the sum (without duplication) of:

                  (i) cumulative Consolidated EBITDA of the Borrower for the period (taken as one accounting period) from January 1, 2005 to the end of the Borrower's most recently ended fiscal quarter for which internal financial statements are available (for the purposes of this definition, the "MEASUREMENT


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


            PERIOD") (or, in the case such Consolidated EBITDA for such period is a negative, minus the amount by which cumulative Consolidated EBITDA for such Measurement Period is less than zero), PLUS

                  (ii) 100% of the aggregate net  proceeds,  including  cash and the Fair Market Value of property other than cash, received by the Borrower after the Initial Borrowing Date from the issue or sale of Equity Interests of the Borrower or any Parent of the Borrower (excluding (without duplication) (A) Refunding Share Capital, (B) Designated Preferred Stock, (C) Excluded Contributions, (D) Disqualified Preferred Stock, (E) any Equity Interests the Net Cash Proceeds of which are required to be used to prepay Loans pursuant to Section 4.02(e), (F) any equity interests the proceeds of which have been used to make a Permitted Acquisition or an Investment pursuant to Section 9.05, and (G) the Cash Contribution Amount), including Equity Interests issued upon conversion of Indebtedness or upon exercise of warrants or options (other than an issuance or sale to a Subsidiary of the Borrower or an employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries), PLUS

                  (iii) 100% of the  aggregate  amount of  contributions  to the capital of the Borrower received in cash and the Fair Market Value of property other than cash after the Initial Borrowing Date (subject to the same exclusions as are applicable to clause (ii) above), PLUS

                  (iv) the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Preferred Stock, of the Borrower or any Subsidiary thereof issued after the Initial Borrowing Date (other than Indebtedness or Disqualified Preferred Stock issued to a Subsidiary), which has been converted into or exchanged for Equity Interests in the Borrower or any Parent of the Borrower (other than Disqualified Preferred Stock), PLUS

                  (v) 100% of the aggregate  amount  received by the Borrower or any Subsidiary of the Borrower in cash and the Fair Market Value of property other than cash received by the Borrower or any Subsidiary of the Borrower from:

                        (A) the sale or  other  disposition  (other  than to the
                  Borrower or a Subsidiary of the Borrower) of Investments made by the Borrower and its Subsidiaries under Section 9.05(r) or
                  (u) and from repurchases and redemptions of such Investments from the Borrower and its Subsidiaries by any Person (other than the Borrower or any of its Subsidiaries) and from repayments of loans or advances which constituted such Investments,

                        (B) the sale (other than to the Borrower or a Subsidiary
                  of the Borrower) of the capital stock of an Unrestricted Subsidiary, or

                        (C) a  distribution,  dividend or other  payment from an
                  Unrestricted Subsidiary, PLUS


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


                  (vi) in the event any Unrestricted  Subsidiary of the Borrower has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary of the Borrower, the Fair Market Value of the Investments of the Borrower in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable).

            "DBTCA"  shall mean Deutsche  Bank Trust  Company  Americas,  in its
individual   capacity,   and  any  successor   corporation  thereto  by  merger,
consolidation or otherwise.

            "DC PROPERTY" shall mean current and future fee and leasehold interests in the building and underlying property located at 3400 International Drive, N.W., Washington, D.C., including the parcels designated as Park I and Park III in the International Center Washington, D.C. Lease Agreement between the Government of the United States (Lessor) and The International Telecommunications Satellite Organization (Lessee), entered into on June 8, 1982, as amended.

            "DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "DEFAULTING LENDER" shall mean any Lender with respect to which a Lender Default is in effect.

            "DESIGNATED PREFERRED STOCK" shall mean Preferred Stock of the Borrower or any Parent of the Borrower, as applicable (other than Disqualified Preferred Stock), that is issued for cash (other than to the Borrower or any of its Subsidiaries or an employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to a certificate of an Authorized Officer, on or prior to the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in the definition of "Permitted Restricted Payment Amount."

            "DISQUALIFIED PERSON" shall mean any Person (a) whose access to any of the relevant property or data would breach any law, rule or regulation of any applicable Governmental Authority (including the International Traffic in Arms Regulations), (b) which engages as one of such Person's principal activities in, or is an employee, officer, director or consultant of any other Person engaged in, a business of or relating to the provision of communications services (including satellite launch services and satellite operations services) or (c) which is a party, or is an employee, officer or director of a party, to any pending or overtly threatened action, suit or proceeding before any arbitrator or Governmental Authority and is adverse in interest to the Borrower or any of its Subsidiaries in such action, suit or proceeding.

            "DISQUALIFIED PREFERRED STOCK" shall mean any Preferred Stock of the Borrower other than Qualified Preferred Stock; PROVIDED, HOWEVER, that if such Preferred Stock is issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Preferred Stock shall not constitute Disqualified Preferred Stock solely because it may be required to be repurchased by the Borrower in order to


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satisfy  applicable  statutory or regulatory  obligations or as a result of such employee's termination, death or disability; PROVIDED, FURTHER, that any class of Preferred Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Preferred Stock that is not Disqualified Preferred Stock shall not be deemed to be Disqualified Preferred Stock.

            "DIVIDEND" shall have the meaning provided in Section 9.06.

            "DOCUMENTS" shall mean and include (i) the Credit Documents, (ii) the Equity Financing Documents, (iii) the Acquisition Documents, (iv) the Senior Note Documents, (v) the Refinancing Documents and (vi) the Shareholders' Agreements.

            "DOLLAR EQUIVALENT" shall mean, at any time for the determination thereof in accordance with Section 13.07(c), the amount of U.S. Dollars which could be purchased with the amount of Euros involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent on any date of determination.

            "EFFECTIVE DATE" shall have the meaning set forth in Section 13.10.

            "ELIGIBLE TRANSFEREE" shall mean and include a commercial bank, an insurance company, a mutual fund, a financial institution, a "qualified institutional buyer" (as defined in Rule 144A of the Securities Act), any fund that invests in bank loans or any other "accredited investor" (as defined in Regulation D of the Securities Act) (other than an individual and the Borrower and its Affiliates).

            "EMU LEGISLATION" shall mean the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states of the European Union.

            "END DATE" shall have the meaning provided in the definition of Applicable Commitment Fee Percentage and Applicable Margin.

            "ENVIRONMENTAL CLAIMS" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any violation (or alleged violation) by the Borrower or any of its Subsidiaries under any Environmental Law (hereafter "Claims") or any permit issued to the Borrower or any of its Subsidiaries under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

            "ENVIRONMENTAL LAW" shall mean any federal, state, provincial, foreign or local policy, statute, law, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this


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


definition (collectively, "LAWS")), relating to the environment, or Hazardous Materials or health and safety to the extent such health and safety issues arise under the Occupational Safety and Health Act of 1970, as amended, or any such similar Laws.

            "ENVIRONMENTAL  LIABILITY"  shall mean any liability,  contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "EQUITY  FINANCING"  shall  have the  meaning  provided  in  Section
5.07(c).

            "EQUITY FINANCING DOCUMENTS" shall mean any operative documents and agreements entered into and/or delivered in connection with the Equity Financing and all amendments or modifications to the foregoing.

            "EQUITY INTERESTS" of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

            "EQUITY INVESTORS" shall mean, collectively, (i) one or more investment funds advised, managed or controlled by Apax Partners Worldwide, LLP and Apax Partners, Inc., (ii) one or more investment funds advised, managed or controlled by Apollo Management V, L.P., (iii) one or more investment funds advised, managed or controlled by Madison Dearborn Partners, LLC and (iv) one or more investment funds advised, managed or controlled by Permira Advisers, LLC and, in each case (whether individually or as a group) their Affiliates.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA AFFILIATE" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 414(b), (c),
(m) or (o) of the Code.

            "ERISA EVENT" shall mean (a) any "reportable  event",  as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under


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


Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any withdrawal liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any
Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA, or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA that results in any liability to the Borrower or any ERISA Affiliate; (h) the failure by the Borrower or any Subsidiary of the Borrower to timely make any or all contributions required to be made with respect to a Plan, a Multiemployer Plan or a Foreign Pension Plan; (i) the incurrence, or expected incurrence, by the Borrower or any Subsidiary of the Borrower of any liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i) or 502(l) of ERISA or Section 401(a)(29) or 4971 of the Code; (j) the incurrence, or expected incurrence, by the Borrower or any ERISA Affiliate of any liability (including any indirect, contingent or secondary liability) to or on account of a Plan or Multiemployer Plan pursuant to Section 515, 4063, 4064, 4069, 4204 or 4212 of ERISA or Section 401(a)(29) or 4971 of
the Code; and (k) the existence of a condition which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan or, to the best knowledge of the Borrower or any ERISA Affiliate after due inquiry, a Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code described in clauses
(i) and (j) above.

            "EURO" or "(EURO)" shall mean the single currency of the European Union as constituted by the treaty establishing the European Community being the Treaty of Rome, as amended from time to time and as referred to in the EMU Legislation.

            "EUROBOND CREDITOR" shall have the meaning provided in the Security Documents.

            "EUROBOND 8 1/8% NOTES" shall mean Intelsat, Ltd.'s 8 1/8% Eurobond Notes due 2005.

            "EUROBOND 8 1/8% NOTES REFINANCING" shall mean the repayment of all outstanding principal of Eurobond 8 1/8% Notes (and the payment of all accrued and unpaid interest and all other amounts owing thereon) with proceeds of the Term Loans hereunder in accordance with the documentation governing such Eurobond 8 1/8% Notes.

            "EUROBOND GUARANTY" shall mean and include the Initial Eurobond Guaranty and any other guaranty executed and delivered by any Person pursuant to
Section 13.24(i).

            "EUROBOND OBLIGATIONS" shall have the meaning provided in the Security Documents.

            "EURODOLLAR LOANS" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).


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


            "EURODOLLAR RATE" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotation to first-class banks in the interbank Eurodollar market by the Administrative Agent for U.S. dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of the Administrative Agent for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

            "EVENT OF DEFAULT" shall have the meaning provided in Section 10.

            "EXCLUDED CONTRIBUTIONS" shall mean the Cash Equivalents or other assets (valued at their Fair Market Value as determined by the Borrower in good faith) received by the Borrower after the Initial Borrowing Date from:

            (a) contributions to its ordinary share capital; and

            (b) the sale (other than to a Subsidiary of the Borrower or pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Borrower or any of its Subsidiaries) of the Equity Interests (other than Disqualified Preferred Stock and Designated Preferred Stock) of the Borrower, in each case designated as Excluded Contributions pursuant to an officer's certificate executed by an Authorized Officer, which are excluded from the calculation set forth in the definition of the term "Permitted Restricted Payment Amount."

            "EXCLUDED SATELLITE" shall mean any Satellite (or, if the entire Satellite is not owned by the Borrower or any of its Subsidiaries, as the case may be, the portion of the Satellite it owns or for which it has risk of loss)
(i) that is not expected or intended in the good faith determination of the Board of Directors, of the Borrower as evidenced by a resolution of the Board of Directors to earn revenues from the operation of such Satellite (or portion, as applicable) in excess of $37,500,000 for the immediately succeeding 12-month calendar period or (ii) that has a net book value not in excess of $150,000,000 or (iii) that (1) the procurement of In-Orbit Insurance therefor in the amounts and on the terms required by Section 8.03 would not be available for a price that is, and on other terms and conditions that are, commercially reasonable or
(2) the procurement of such In-Orbit Insurance therefor would be subject to exclusions or limitations of coverage that would make the terms of the insurance commercially unreasonable, in either case, in the good faith determination of the Board of Directors of the Borrower and evidenced by a resolution of the Board of Directors delivered to the Administrative Agent, or (iv) for which In-Orbit Contingency Protection is available or (v) whose primary purpose is to provide In-Orbit Contingency Protection for the Borrower's or its Subsidiaries' other Satellites (or portion) and otherwise that is not expected or intended, in the good faith determination of the Board of Directors of the Borrower as evidenced by a resolution


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


of the Board of Directors, to earn revenues from the operation of such Satellite (or portion, as applicable) in excess of $37,500,000 for the immediately succeeding 12-month calendar period.

            "EXISTING CREDIT AGREEMENT" shall mean the Credit Agreement, dated as of December 17, 2003, among Intelsat, Ltd., the lenders from time to time party thereto and Citicorp North America, Inc., as administrative agent, as in effect on the Initial Borrowing Date (immediately prior to giving effect to the Transaction).

            "EXISTING INDEBTEDNESS" shall have the meaning provided in Section 5.07(g).

            "EXISTING INDEBTEDNESS AGREEMENTS" shall have the meaning provided in Section 7.26(v).

            "FACING FEE" shall have the meaning provided in Section 3.01(d).

            "FAIR MARKET VALUE" shall mean, with respect to any property or asset, the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the management of the Borrower or the Subsidiary of the Borrower selling such asset.

            "FCC" shall mean the Federal Communications Commission or any governmental authority substituted therefor.

            "FCC LICENSES" shall mean all authorizations, orders, licenses and permits issued by the FCC to the Borrower or any of its Subsidiaries, under which the Borrower or any of its Subsidiaries is authorized to launch and operate any of its Satellites or to operate any of its TT&C Earth Stations (other than authorizations, orders, licenses or permits that are no longer in effect).

            "FEDERAL FUNDS RATE" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

            "FEES" shall mean all amounts payable pursuant to, or referred to in, Section 3.01.

            "FLOATING RATE NOTES" shall mean the Borrower's Senior Floating Rate Notes due 2012, as in effect on the Initial Borrowing Date and as the same may be exchanged, modified, supplemented, restated and/or amended from time to time in accordance with the terms hereof and thereof.

            "FLOW THROUGH ENTITY" shall mean an entity that is treated as a partnership not taxable as a corporation, a grantor trust or a disregarded entity for U.S. federal income tax


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purposes or subject to treatment  on a  comparable  basis for purposes of state, local or foreign tax law.

            "FOREIGN PENSION PLAN" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or any of its Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

            "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 9, including defined terms as used therein, are subject (to the extent provided therein) to Section 13.07(a).

            "GERMAN PLEDGE AGREEMENT" shall have the meaning provided in Section 8.11(k).

            "GERMAN SECURITY" shall mean the assets which are the subject of a security document that is governed by German law.

            "GOVERNMENTAL AUTHORITY" shall mean any international, federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body, authority, agency or commission or legislative body or other governmental entity.

            "GROSS-UP  AMOUNT"  shall  have  the  meaning  provided  in  Section
4.04(a).

            "GUARANTEED CREDITORS" shall mean and include each of the Agents, the Lenders and each party (other than any Credit Party) to an Interest Rate Protection Agreement or Other Hedging Agreement to the extent such party constitutes a Secured Creditor under the Security Documents.

            "GUARANTEED  OBLIGATIONS" shall mean all obligations of the Borrower
(i) to each Agent and each Lender for the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by the Borrower to such Lender, and Loans made, under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations and liabilities (including, without limitation, all indemnities, fees and interest thereon as well as all interest accruing after the filing of a petition in a bankruptcy or similar proceeding at the rate provided in the respective documentation, regardless of whether or not such interest is an allowed claim in such a bankruptcy proceeding) of the Borrower to such Agent and such Lender now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower and (ii) to each Lender (even if the respective Lender subsequently ceases to be a Lender under this Agreement for any reason) and each Affiliate of a Lender (and any successor and assigns of each such Lender and each such Affiliate) which enters into an Interest Rate Protection Agreement or Other Hedging Agreement with the Borrower, which by its express terms is entitled to the


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benefit of the Guaranty  pursuant to Section 14 with the written  consent of the
Borrower, the full and prompt payment when due (whether by acceleration or otherwise) of all obligations of the Borrower owing under any such Interest Rate Protection Agreement or Other Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

            "GUARANTIES" shall mean and include each of (i) the Holdings Guaranty, (ii) each Subsidiaries Guaranty and (iii) each guaranty entered into pursuant to the definition of "Intermediate Holdco Transaction."

            "GUARANTORS" shall mean Holdings, each Subsidiary Guarantor and any other Person party to a Guaranty.

            "HAZARDOUS MATERIALS" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic pollutants," "contaminants" or "pollutants" under any Environmental Law, or words of similar meaning and regulatory effect.

            "HEDGING COUNTERPARTY" shall mean each Lender (even if the respective Lender subsequently ceases to be a Lender under this Agreement) or any affiliate of any Lender that enters into an Interest Rate Protection Agreement or Other Hedging Agreement.

            "HISTORICAL FINANCIAL STATEMENTS" shall mean audited financial statements for the fiscal year ended December 31, 2003 and unaudited financial statements for the nine-month period ended September 30, 2004 (which have been reviewed by the independent accountants for Intelsat, Ltd. as provided in Statement on Auditing Standards No. 100), in each case of Intelsat, Ltd. and its consolidated Subsidiaries (including Intelsat (Bermuda), Ltd. and the Subsidiary Guarantors) and financial statements relating to completed or probable acquisitions (including PRO FORMA financial statements), in each case required by and meeting the requirements of Regulation S-X that would apply to a Form S-1 registration statement being filed by Intelsat, Ltd. on such date of delivery under the Securities Act of 1933, as amended (except with respect to the financial statements of the Loral Transferred Satellites (as such term is used in the Form F-1 as filed by Intelsat, Ltd. with the SEC on April 22, 2004) and the PRO FORMA financial information giving effect to Intelsat, Ltd.'s acquisition of the Loral Transferred Satellites, as modified in accordance with the letter of Intelsat, Ltd. to the SEC, dated August 26, 2003.

            "HOLDINGS" shall mean (a) prior to the consummation of the Acquisition, Zeus Merger One, and (b) at all times following the consummation of the Acquisition, the resulting entity of the amalgamation of Zeus Merger One with Intelsat, Ltd. pursuant to the Acquisition.

            "HOLDINGS EXISTING SENIOR NOTE THRESHOLD AMOUNT" at any time shall mean an amount that is $1,000 less than 15% of Consolidated Net Tangible Assets (as defined in the


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Holdings  Existing Senior Notes Indenture as in effect on the Initial  Borrowing
Date) at such time.

            "HOLDINGS EXISTING SENIOR NOTES" shall mean, collectively, (a) the Holdings Existing 5 1/4% Senior Notes, (b) the Holdings Existing 6 1/2% Senior Notes, (c) the Holdings Existing 7 5/8% Senior Notes and (d) the Eurobond
8 1/8% Notes.

            "HOLDINGS EXISTING SENIOR NOTES INDENTURE" shall mean the Indenture, dated as of April 1, 2002, between Intelsat, Ltd. and the Bank of New York, as Trustee, as in effect on the Initial Borrowing Date and as the same may be modified, supplemented and/or amended from time to time in accordance with the terms hereof and thereof.

            "HOLDINGS EXISTING 5 1/4% SENIOR NOTES" shall mean Intelsat, Ltd.'s 5 1/4% Senior Notes due 2008 issued pursuant to the Holdings Existing Senior Notes Indenture, as in effect on the Initial Borrowing Date and as the same may be modified, supplemented and/or amended from time to time in accordance with the terms hereof and thereof.

            "HOLDINGS EXISTING 6 1/2% SENIOR NOTES" shall mean Intelsat, Ltd.'s 6 1/2% Senior Notes due 2013 issued pursuant to the Holdings Existing Senior Notes Indenture, as in effect on the Initial Borrowing Date and as the same may be modified, supplemented and/or amended from time to time in accordance with the terms hereof and thereof.

            "HOLDINGS EXISTING 7 5/8% SENIOR NOTES" shall mean Intelsat, Ltd.'s 7 5/8% Senior Notes due 2012 issued pursuant to the Holdings Existing Senior Notes Indenture, as in effect on the Initial Borrowing Date and as the same may be modified, supplemented and/or amended from time to time in accordance with the terms hereof and thereof.

            "HOLDINGS GUARANTY" shall mean the guaranty issued by Holdings pursuant to Section 14 hereof.

            "HOLDINGS  PLEDGE  AGREEMENT"  shall have the  meaning  provided  in
Section 5.08(a).

            "HOLDINGS/BORROWER   SECURITY  AGREEMENT"  shall  have  the  meaning
provided in Section 5.09(a).

            "HOLDINGS SENIOR DEBT CONDITION" shall mean that, at any time of determination, the sum of (i) the aggregate amount of all Secured Debt (as defined in the Holdings Existing Senior Notes Indenture as in effect on the Initial Borrowing Date) of Holdings and its Restricted Subsidiaries (as defined in the Holdings Existing Senior Notes Indenture as in effect on the Initial Borrowing Date) and Attributable Debt (each as defined in, and pursuant to
Section 1009 of, the Holdings Existing Senior Notes Indenture as in effect on the Initial Borrowing Date) at such time, (ii) the aggregate amount outstanding of all Term Loans at such time, (iii) the aggregate amount outstanding of all Revolving Loans at such time, (iv) the aggregate amount of all Letter of Credit Outstandings and the aggregate amount of any other Indebtedness (as defined in the Holdings Existing Senior Notes Indenture as in effect on the Initial Borrowing Date) in respect thereof (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such


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time and (v) the aggregate amount  outstanding of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, any incurrence of Revolving Loans) at such time, does not exceed the Holdings Existing Senior Note Threshold Amount at such time. For purposes of this definition of "Holdings Senior Debt Condition," the "aggregate amount" of any Revolving Loans, Secured Debt, Attributable Debt, Term Loans, Letter of Credit Outstandings or other Indebtedness relating thereto, and Swingline Loans shall be calculated in the same manner as the amount of "Indebtedness" is calculated pursuant to the definition thereof under the Holdings Existing Senior Notes Indenture as in effect on the Initial Borrowing Date.

            "INDEBTEDNESS" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services payable to the sellers thereof or any of such seller's assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person but excluding deferred rent as determined in accordance with GAAP, (iii) the face amount of all letters of credit, bank guarantees and surety bonds issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed; provided, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset as any date of determination and (b) the amount of such Indebtedness of such other Person, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, I.E., take-or-pay and similar obligations, (vii) all obligations under Interest Rate Protection Agreements and Other Hedging Agreements and (viii) all Contingent Obligations of such Person, PROVIDED that Indebtedness shall not include (1) trade payables and accrued expenses, in each case arising in the ordinary course of business, (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) obligations to make payments to one or more insurers under satellite insurance policies in respect of premiums or the requirement to remit to such insurer(s) a portion of the future revenue generated by a satellite which has been declared a constructive total loss, in each case in accordance with the terms of the insurance policies relating thereto; and (5) any obligations to make progress or incentive payments or risk money payments under any satellite manufacturing contract or to make payments under satellite launch contracts in respect of launch services provided thereunder, in each case, to the extent not overdue by more than 90 days. In addition, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed an incurrence of Indebtedness under this Agreement.

            "INITIAL BORROWING DATE" shall mean the date upon which the initial Borrowing of Loans occurs.


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            "INITIAL EUROBOND GUARANTY" shall mean the Eurobond Guaranty,  dated as of the Initial Borrowing Date, substantially in the form of Exhibit P.

            "INITIAL  SUBSIDIARIES  GUARANTY" shall have the meaning provided in
Section 5.10.

            "IN-ORBIT CONTINGENCY PROTECTION" shall mean transponder capacity that in the good faith determination of the Board of Directors of the Borrower as evidenced by a resolution of the Board of Directors, is available on a contingency basis by the Borrower or its Subsidiaries, directly or by another satellite operator pursuant to a contractual arrangement, to accommodate the transfer of traffic representing at least 25% of the revenue-generating capacity with respect to any Satellite (or, if the entire Satellite is not owned by the Borrower or any Subsidiaries, as the case may be, the portion of the Satellite it owns or for which it has risk of loss) that may suffer actual or constructive total loss and that meets or exceeds the contractual performance specifications for the transponders that had been utilized by such traffic; PROVIDED that the Satellite (or portion, as applicable) shall be deemed to be insured for a percentage of the Satellite's (or applicable portion's) net book value for which In-Orbit Contingency Protection is available.

            "IN-ORBIT INSURANCE" shall mean, with respect to any Satellite (or, if the entire Satellite is not owned by the Borrower or any of its Subsidiaries, as the case may be, the portion of the Satellite it owns or for which it has risk of loss), insurance (subject to a right of co-insurance in an amount up to $150,000,000) or other contractual arrangement providing for coverage against the risk of loss of or damage to such Satellite (or portion, as applicable) attaching upon the expiration of the launch insurance therefor (or, if launch insurance is not procured, upon the initial completion of in-orbit testing) and attaching, during the commercial in-orbit service of such Satellite, (or portion, as applicable), upon the expiration of the immediately preceding corresponding policy or other contractual arrangement, as the case may be, subject to the terms and conditions set forth herein.

            "IN-ORBIT SATELLITE" shall mean a Satellite owned by the Borrower or any of its Subsidiaries that has been launched (or, if the entire Satellite is not owned by the Borrower or any of its Subsidiaries, the portion of the Satellite the Borrower and/or such Subsidiary owns), excluding any such Satellite that has been decommissioned or that has otherwise suffered a constructive or actual total loss.

            "INTELSAT GLOBAL" shall mean Intelsat Global Service Corporation, a Delaware corporation.

            "INTELSAT  GLOBAL  SECURED   OBLIGATIONS"  shall  have  the  meaning
provided in Section 13.23.

            "INTERCOMPANY LOAN" shall have the meaning provided in Section 9.05(f).

            "INTERCOMPANY NOTES" shall mean promissory notes, in the form of Exhibit M, evidencing Intercompany Loans.

            "INTERCOMPANY   SUBORDINATION  AGREEMENT"  shall  have  the  meaning
provided in Section 8.11(j).


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            "INTEREST  DETERMINATION  DATE"  shall  mean,  with  respect  to any
Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

            "INTEREST PERIOD," with respect to any Eurodollar Loan, shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

            "INTEREST RATE PROTECTION AGREEMENT" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

            "INTERMEDIATE  HOLDCO"  shall mean the Person  100% of whose  Equity
Interests are owned by Holdings, and which in turn owns 100% of the Equity Interests of the Borrower, in each case after giving effect to an Intermediate Holdco Transaction.

            "INTERMEDIATE HOLDCO TRANSACTION" shall mean a transaction pursuant to which either (a) Holdings shall create a new, direct Wholly-Owned Subsidiary and shall transfer all or substantially all of its assets (including, without limitation, 100% of the outstanding share capital of the Borrower), but none of its liabilities, to such new Subsidiary OR (b) the Borrower shall create a new, direct Wholly-Owned Subsidiary and shall transfer to such new Subsidiary all or substantially all of its assets and all or substantially all of its liabilities, in each case on the terms and subject to the conditions set forth below.

            In the case of a transaction pursuant to clause (a) above:

                  (i)  such  new  Subsidiary   shall  guaranty  all  Obligations
            pursuant to a guaranty in form and substance reasonably satisfactory to the Administrative Agent;

                  (ii) such new Subsidiary  shall enter into a pledge  agreement with the Collateral Agent for the benefit of the Secured Creditors pursuant to which it will pledge all Equity Interests of the Borrower owned by it, which pledge agreement shall be substantially in the form of the Holdings Pledge Agreement (or in such other form as shall be agreed to by such new Subsidiary and the Collateral Agent);

                  (iii) 100% of the Equity Interests of such new Subsidiary shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Holdings Pledge Agreement;

                  (iv) the Administrative Agent shall have received legal opinions from counsel to the Credit Parties in such jurisdictions as the Administrative Agent shall have reasonably requested, which opinions shall cover such aspects of the Intermediate Holdco Transaction as the Administrative Agent shall have reasonably requested, be addressed to each of the Lenders and be in form and substance reasonably satisfactory to the Administrative Agent;


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


                  (v) the Administrative  Agent shall have received all relevant documentation of the type described in Section 5.04 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Initial Borrowing Date;

                  (vi) on the  date of  consummation  of such  transaction,  and after giving effect thereto, (x) there shall exist no Default or Event of Default and (y) the representations and warranties of the Credit Parties contained in this Agreement and in the other Credit Documents shall be true and correct in all material respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specific date shall be required to be true and correct in all material respects only as of such specified date); and

                  (vii) each  Credit  Party shall have  consented  in writing to such transaction and shall have acknowledged and agreed that all of its obligations under each Credit Document to which it is a party shall remain in full force and effect after giving effect to such transaction.

      In connection with a transaction of the type referred to in clause (b) above:

                  (i) the Administrative Agent shall have received copies of the documents and instruments of transfer in connection with such transaction, certified as true and correct by an Authorized Officer, which documents and instruments shall be reasonably satisfactory in form and substance to the Administrative Agent;

                  (ii) such new Subsidiary shall have duly authorized,  executed and delivered to the Administrative Agent an assumption agreement in form and substance reasonably satisfactory to the Administrative Agent (the "ASSUMPTION AGREEMENT"), pursuant to which such new Subsidiary shall assume all of the Borrower's rights, obligations and liabilities under each Credit Document to which it is a party;

                  (iii) at the  time of such  transaction,  such new  Subsidiary shall have no liabilities other than the liabilities of the Borrower assumed by such new Subsidiary as set forth above;

                  (iv) all  steps  shall  have  been  taken,  to the  reasonably satisfaction of the Administrative Agent, to preserve and protect the security interests created in the transferred assets pursuant to the Credit Documents to which the Borrower is a party;

                  (v) such new Subsidiary  shall have executed and delivered new
            Notes to the Lenders then holding Notes in exchange for such Notes;

                  (vi) Intelsat  (Bermuda),  Ltd. shall guaranty all Obligations pursuant to a guaranty in form and substance reasonably satisfactory to the Administrative Agent;


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


                  (vii) Intelsat (Bermuda), Ltd. shall enter into a pledge agreement with the Collateral Agent for the benefit for the Secured Creditors pursuant to which it will pledge all Equity Interests of such new Subsidiary owned by it, which pledge agreement shall be substantially in the form of the Holdings Pledge Agreement (or in such other form as shall be agreed to by the Borrower and the Collateral Agent);

                  (viii) 100% of the Equity  Interests  of  Intelsat  (Bermuda),
            Ltd. shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Holdings Pledge Agreement;

                  (ix) the Administrative Agent shall have received legal opinions from counsel to the Credit Parties in such jurisdictions as the Administrative Agent shall have reasonably requested, which opinions shall cover such aspects of the Intermediate Holdco Transaction as the Administrative Agent shall have reasonably requested, be addressed to each of the Lenders and be in form and substance reasonably satisfactory to the Administrative Agent;

                  (x) the Administrative  Agent shall have received all relevant documentation of the type described in Section 5.04 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Initial Borrowing Date;

                  (xi) on the  date of  consummation  of such  transaction,  and after giving effect thereto, (x) there shall exist no Default or Event of Default and (y) the representations and warranties of the Credit Parties contained in this Agreement and in the other Credit Documents shall be true and correct in all material respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specific date shall be required to be true and correct in all material respects only as of such specified date); and

                  (xii) each  Credit  Party shall have  consented  in writing to such transaction and shall have acknowledged and agreed that all of its obligations under each Credit Document to which it is a party shall remain in full force and effect after giving effect to such transaction.

            "INVESTMENT"  shall have the  meaning  provided  in the  preamble to
Section 9.05.

            "JOINDER AGREEMENT" shall mean a Joinder Agreement substantially in the form of Exhibit N (appropriately completed).

            "JOINT VENTURE" shall mean any Person, other than an individual or a Wholly-Owned Subsidiary of the Borrower, (i) in which the Borrower or a Subsidiary of the Borrower holds or acquires an ownership interest (whether by way of capital stock, partnership or limited liability company interest, or other evidence of ownership) and (ii) which is engaged in a Permitted Business.

            "JUDGMENT CURRENCY" shall have the meaning provided in Section 13.20(b).


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            "LAW"   shall  mean  any  treaty,   intergovernmental   arrangement,
multinational, national, federal, state, provincial or local law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, determination or arbitration award, of any Governmental Authority.

            "L/C SUPPORTABLE INDEBTEDNESS" shall mean obligations of the Borrower or its Subsidiaries or Unrestricted Subsidiaries (other than the Senior Notes) that are not prohibited pursuant to the terms of this Agreement, PROVIDED that the aggregate Stated Amount of Letters of Credit that may support obligations of Unrestricted Subsidiaries shall not exceed $20 million.

            "LEASEHOLD" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

            "LENDER" shall have the meaning provided in the first paragraph of this Agreement.

            "LENDER CREDITOR" shall have the meaning provided in the Security Documents.

            "LENDER DEFAULT" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing (including a Mandatory Borrowing) or to fund its portion of any unreimbursed payment under
Section 2.03 or (ii) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under
Section 1.01(a), 1.01(b), 1.01(d) or 2.03.

            "LETTER  OF  CREDIT"  shall  have the  meaning  provided  in Section
2.01(a).

            "LETTER OF CREDIT FEE" shall have the meaning provided in Section 3.01(c).

            "LETTER OF CREDIT ISSUER" shall mean (a) Deutsche Bank Trust Company Americas and any Affiliate of DBTCA and (b) any other Lender which, at the request of the Borrower and with the consent of the Administrative Agent, agrees in such Lender's sole discretion to become a Letter of Credit Issuer for purposes of issuing Letters of Credit pursuant to Section 2.

            "LETTER OF CREDIT OUTSTANDINGS" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

            "LETTER  OF CREDIT  REQUEST"  shall  have the  meaning  provided  in
Section 2.02(a).

            "LICENSE SUBSIDIARY" shall mean one or more Wholly-Owned Subsidiaries of the Borrower, including Intelsat North America LLC, (i) that holds, was formed for the purpose of holding or is designated to hold Subject Licenses and (ii) all of the shares of capital stock and other ownership interest of which are held directly by a Credit Party.

            "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien, hypothecation or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice


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


filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

            "LOAN" shall mean each Term Loan, each Revolving Loan and each Swingline Loan.

            "MANAGEMENT AGREEMENTS" shall have the meaning provided in Section 7.26(iii).

            "MANAGEMENT PARTICIPANTS" shall mean members of senior management of the Borrower, any Parent of the Borrower and any Subsidiaries of the Borrower.

            "MANDATORY BORROWING" shall have the meaning provided in Section 1.01(d).

            "MARGIN STOCK" shall have the meaning provided in Regulation U.

            "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, properties, results of operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

            "MATERIAL SUBSIDIARY" shall mean, at any date of determination, any Subsidiary of the Borrower (a) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which financial statements have been delivered pursuant to Section 8.01(a) or (b) were equal to or greater than 2.5% of the consolidated total assets of the Borrower and its Subsidiaries for such date or (b) whose gross revenues for such Test Period were equal to or greater than 2.5% of the consolidated gross revenues of the Borrower and its Subsidiaries for such Test Period, in each case determined in accordance with GAAP; PROVIDED that (i) in any event all Subsidiaries listed on Schedule 5.10 shall constitute Material Subsidiaries for all purposes; PROVIDED that if any Subsidiary Guarantor listed on Schedule 5.10 Transfers all or substantially all of its property and assets to another Person in a transaction permitted under Section 9.02 and the Net Sale Proceeds from any such Transfer are applied in accordance with Section 4.02 (or, to the extent applicable, Section 13.22), then such Subsidiary Guarantor shall (x) be released from its Subsidiaries Guaranty and the other Credit Documents to which it is a party and (y) no longer be deemed a Material Subsidiary unless and until it qualifies as such under clause (a) or (b) above, (ii) all Subsidiaries that guaranty the Senior Notes or provide a guaranty in respect of the Eurobond
8 1/8% Notes shall constitute Material Subsidiaries and (iii) Intelsat General Corporation and its Subsidiaries shall be deemed not to be a Material Subsidiary.

            "MATURITY DATE," with respect to any Tranche of Loans, shall mean the Term Loan Maturity Date, the Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.

            "MAXIMUM SWINGLINE AMOUNT" shall mean $25,000,000.

            "MEASUREMENT   PERIOD"  shall  have  the  meaning  provided  in  the
definition of "Cumulative Credit."


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


            "MINIMUM  BORROWING  AMOUNT"  shall  mean (i) for  Revolving  Loans,
$1,000,000, (ii) for Term Loans, $5,000,000 and (iii) for Swingline Loans, $500,000.

            "MOODY'S" shall mean Moody's Investors Service, Inc.

            "MORTGAGE" shall mean each mortgage, deed of trust or deed to secure debt required to be delivered with respect to any Real Property pursuant to the terms of this Agreement (including, after the execution and delivery thereof, each Additional Mortgage), together with any assignment of leases and rents to be executed in connection therewith (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof).

            "MORTGAGE POLICY" shall mean each mortgage title insurance policy (and all endorsements thereto) for each Mortgaged Property required to be delivered pursuant to this Agreement.

            "MORTGAGED PROPERTY" shall mean any Real Property owned or leased by a Credit Party which is encumbered (or required to be encumbered) by a Mortgage.

            "MULTIEMPLOYER PLAN" shall mean any multiemployer plan as defined in
Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

            "NET ASSET DISPOSITION PROCEEDS" shall mean (a) in the case of any Asset Sale, the Net Sale Proceeds and (b) in the case of Recovery Events, cash proceeds (net of (i) reasonable costs (including, without limitation, legal costs and expenses), (ii) taxes incurred in connection with such Recovery Event,
(iii) the amount of such proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) which is secured by the respective assets subject to such Recovery Event) and (iv) payments (contractually required) in the nature of damages, warranties and third party claims payable as a result of such event).

            "NET CASH PROCEEDS" shall mean, for any event requiring a repayment of Loans pursuant to Section 4.02(d) or (e), the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such event, net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, advisory and other fees and expenses associated therewith) received from any such event.

            "NET INCOME" shall mean, with respect to any Person,  the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

            "NET SALE PROCEEDS" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note,


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receivable or otherwise,  but only as and when received)  received from any sale
of  assets,  net  of  (i)  reasonable  transaction  costs  (including,   without
limitation, any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith) and payments of unassumed liabilities relating to the assets sold at the time of, or within 30 days after, the date of such sale, (ii) the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) which is secured by the respective assets which were sold, and (iii) the estimated marginal increase in income taxes which will be payable by the Borrower's consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale; PROVIDED, HOWEVER, that such gross proceeds shall not include any portion of such gross cash proceeds which the Borrower determines in good faith should be reserved for post-closing adjustments or contingent liabilities (including indemnification payments) (in the event such amount of gross cash proceeds so reserved exceeds $500,000, to the extent the Borrower delivers to the Lenders a certificate signed by an Authorized Officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments or contingent liabilities have been determined (which shall not be later than one year following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments and other contingent liabilities payable by the Borrower or any of its Subsidiaries shall constitute Net Sale Proceeds on such date received by the Borrower and/or any of its Subsidiaries from such sale, lease, transfer or other disposition. The parties hereto acknowledge and agree that Net Sale Proceeds shall not include any trade-in-credits or purchase price reductions received by the Borrower or any of its Subsidiaries in connection with an exchange of equipment for replacement equipment that is the functional equivalent of such exchanged equipment.

            "NON-DEFAULTING   LENDER"  shall  mean  each  Lender  other  than  a
Defaulting Lender.

            "NON-U.S. SUBSIDIARY" of any Person shall mean any Subsidiary of such Person that is not a U.S. Subsidiary.

            "NON-WHOLLY OWNED ENTITY" shall have the meaning provided in the definition of Permitted Acquisition.

            "NON-WHOLLY OWNED SUBSIDIARY" shall mean any Subsidiary other than a Wholly-Owned Subsidiary.

            "NOTE" shall mean each Term Note, each Revolving Note and/or the Swingline Note, as the context may require.

            "NOTICE OF BORROWING" shall have the meaning provided in Section 1.03(a).

            "NOTICE OF CONVERSION/CONTINUATION" shall have the meaning provided in Section 1.06.

            "NOTICE OFFICE" shall mean (i) for credit notices, the office of the Administrative Agent located at 60 Wall Street, New York, New York, 10005,
Attention:  Greg Shefrin,  Telephone No.: (212)  250-6145,  and Telecopier  No.:
(212) 797-5690, and (ii) for operational notices, the office of the Administrative Agent located at 90 Hudson Street, 1st Floor, Jersey


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City, New Jersey 07302, Attention:  James Cullen, Telephone No.: (201) 593-2180,
and Telecopier No.: (201) 593-2308, or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

            "OBLIGATIONS" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents, the Collateral Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

            "ORGANIZATION"   shall  mean  any  corporation,   limited  liability
company, partnership or other business entity (or the adjectival form thereof, where appropriate).

            "OTHER CREDITOR" shall have the meaning provided in the Security Documents.

            "OTHER  HEDGING   AGREEMENTS"   shall  mean  any  foreign   exchange
contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

            "OTHER OBLIGATIONS" shall have the meaning provided in the Security Documents.

            "PARENT" shall mean, with respect to any Person, any direct or indirect parent company of such Person.

            "PARTICIPANT" shall have the meaning provided in Section 2.03(a).

            "PAYMENT OFFICE" shall mean the office of the Administrative Agent located at 90 Hudson Street, 1st Floor, Jersey City, New Jersey 07302 or such other office as the Administrative Agent may designate to the Borrower and the Lenders from time to time.

            "PBGC"  shall  mean  the  Pension   Benefit   Guaranty   Corporation
established pursuant to Section 4002 of ERISA, or any successor thereto.

            "PERMITTED  ACQUIRED  DEBT"  shall  have the  meaning  set  forth in
Section 9.04(d).

            "PERMITTED ACQUISITION" shall mean the acquisition by the Borrower or any Subsidiary of assets constituting a business, division, subdivision or product line of any Person not already a Subsidiary of the Borrower or any of its Wholly-Owned Subsidiaries or of 100% of the capital stock or other Equity Interests of any such Person, PROVIDED that (a) those acquisitions that are structured as equity acquisitions shall be effected through a purchase of 100% of the capital stock or other Equity Interests of such Person by the Borrower or such Subsidiary or through a merger between such Person and a Subsidiary, so that after giving effect to such merger, 100% of the capital stock or other Equity Interests of the surviving entity of such merger is owned by the Borrower or a Subsidiary, (b) in the case of the acquisition of 100% of the capital stock or other Equity Interests of any Person, such Person (the "ACQUIRED PERSON") shall own no capital stock or other Equity Interests of any other Person unless either (i) the Acquired Person owns 100% of the capital stock or other equity interests of such other Person or (ii) if the Acquired Person owns capital stock or Equity Interests in any other Person which is not a Wholly-Owned Subsidiary of the Acquired Person (a "NON-WHOLLY OWNED ENTITY"), both (A)


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the Acquired Person shall not have been created or established in  contemplation of, or for purposes of, the respective Permitted Acquisition and (B) any Non-Wholly Owned Entity of the Acquired Person shall have been non-wholly-owned prior to the date of the respective Permitted Acquisition and not created or established in contemplation thereof, (c) the assets acquired, or the business of the Acquired Person and its Subsidiaries, shall be in a Permitted Business and (d) all applicable requirements of Sections 8.14 and 9.02 applicable to Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of "PERMITTED ACQUISITION" shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

            "PERMITTED ACQUISITION ADDITIONAL COST SAVINGS" shall mean, in connection with each Permitted Acquisition, those demonstrable cost-savings and other adjustments (in each case not included pursuant to clause (iii) or (iv) of the definition of PRO FORMA Basis contained herein) reasonably anticipated by the Borrower to be achieved in connection with such Permitted Acquisition for the 12-month period following the consummation of such Permitted Acquisition, which cost-savings and other adjustments shall be estimated on a good faith basis by the Borrower and, if requested by the Administrative Agent, be verified by a nationally recognized accounting firm or as otherwise agreed to by the Administrative Agent.

            "PERMITTED BUSINESS" shall mean any business or activity of the Borrower or any of its Subsidiaries currently conducted or proposed as of the Effective Date, after giving effect to the Transaction, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof, or is complementary, incidental, ancillary or related thereto.

            "PERMITTED ENCUMBRANCES" shall mean (i) those liens, encumbrances, hypothecations and other matters affecting title to any Real Property and found reasonably acceptable by the Administrative Agent, (ii) as to any particular Real Property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which would not reasonably be expected to materially impair such Real Property for the purpose for which it is held by the mortgagor or grantor thereof, or the lien or hypothecation held by the Collateral Agent, (iii) zoning and other municipal ordinances which are not violated in any material respect by the existing improvements and the present use made by the mortgagor or grantor thereof of the premises, (iv) general real estate taxes and assessments not yet delinquent, and
(v) such other similar items as the Administrative Agent may consent to (such consent not to be unreasonably withheld).

            "PERMITTED   HOLDERS"  shall  mean  the  Equity  Investors  and  the
Management Participants.

            "PERMITTED LIENS" shall have the meaning provided in Section 9.03.

            "PERMITTED REFINANCING INDEBTEDNESS" shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to "REFINANCE"), the Indebtedness being Refinanced (or previous


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refinancing thereof constituting Permitted Refinancing  Indebtedness);  PROVIDED that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium thereon), (b) the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness at the time such Refinancing Indebtedness is incurred or issued is greater than or equal to the Weighted Average Life to Maturity at such time of the Indebtedness being Refinanced, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under the Credit Documents, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing Indebtedness shall have different obligors, or greater guarantees or security, than the Indebtedness being Refinanced and (e) if the Indebtedness being Refinanced is secured by any Collateral (whether equally and ratably with, or junior to, the Secured Creditors or otherwise), such Permitted Refinancing Indebtedness may be secured by such collateral on terms no less favorable to the Secured Parties than those contained in the documentation governing the Indebtedness being Refinanced.

            "PERMITTED RESTRICTED PAYMENT AMOUNT" shall mean, on any date of determination, an amount equal to the remainder of:

            (a) the  Cumulative  Credit  for  the  then  applicable  Measurement
Period;

            LESS,

            (b) the sum (without duplication) of:

                  (i) the product of (x) Consolidated  Interest Expense for such
            Measurement Period multiplied by (y) 1.4, PLUS

                  (ii) the aggregate amount of Dividends theretofore paid pursuant to Section 9.06(ix), PLUS

                  (iii) the aggregate amount of all payments, prepayments, redemptions, repurchases and acquisitions made pursuant to clause
            (iii) of the proviso contained in Section 9.12(b).

            "PERMITTED SALE-LEASEBACK TRANSACTION" shall mean any sale by the Borrower or any of its Subsidiaries of any Satellite owned by the Borrower or such Subsidiary (or, if the entire Satellite is not owned by the Borrower or any of its Subsidiaries, the portion of the Satellite the Borrower and/or such Subsidiary owns) which Satellite (or portion, as applicable) is then leased back to the Borrower or such Subsidiary, PROVIDED that (i) the proceeds of the respective sale shall be at least 75% cash and (ii) the respective transaction is otherwise effected in accordance with the applicable requirements of Section 9.02(m).

            "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.


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


            "PLAN" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan but excluding all Multiemployer Plans and Foreign Pension Plans.

            "PLEDGE AGREEMENT COLLATERAL" shall mean all of the "Collateral" as defined in the Pledge Agreements and all other Equity Interests or other property similar to that pledged pursuant to any Pledge Agreement which is pledged pursuant to one or more Additional Security Documents.

            "PLEDGE AGREEMENTS" shall mean the Holdings Pledge Agreement, the U.S. Pledge Agreement, the U.K. Pledge Agreement, the German Pledge Agreement and, after the execution and delivery thereof, each pledge agreement entered into pursuant to the definition of "Intermediate Holdco Transaction."

            "PREFERRED STOCK," as applied to the capital stock of any Person, shall mean capital stock of such Person (other than common stock or ordinary shares of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of capital stock of any other class of such Person, and shall include any Qualified Preferred Stock and any Disqualified Preferred Stock.

            "PRESUMED TAX RATE" shall mean the highest effective marginal statutory combined U.S. federal, state and local income tax rate prescribed for an individual residing in New York City (taking into account (i) the deductibility of state and local income taxes for U.S. federal income tax purposes, assuming the limitation of Section 68(a)(2) of the Code applies and taking into account any impact of Section 68(f) of the Code, and (ii) the character (long-term or short-term capital gain, dividend income or other ordinary income) of the applicable income).

            "PRIMARY OBLIGATIONS" shall mean (i) in the case of the Lenders, all principal of, premium, fees and interest on, all Loans, all Unpaid Drawings, the maximum amount available to be drawn under all outstanding Letters of Credit and all Fees, (ii) in the case of the Hedging Counterparties, all amounts due under each Interest Rate Protection Agreement and Other Hedging Agreement with a Hedging Counterparty (other than indemnities, fees (including, without limitation, attorneys' fees) and similar obligations and liabilities) and (iii) in the case of the Eurobond Obligations, all principal of, and premium, fees and interest on, the Eurobond 8 1/8% Notes.

            "PRIME LENDING RATE" shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.


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            "PRIVATE  ACT" shall mean  separate  legislation  enacted in Bermuda with the intention that such legislation apply specifically to a Credit Party, in whole or in part.

            "PRO FORMA BASIS" shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a PRO FORMA basis to (v) restructurings of the business of the Borrower or any of its Subsidiaries that are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments the Borrower determines are reasonable as set forth in a certificate of an Authorized Officer, (w) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness (including to refinance any outstanding Indebtedness of an Unrestricted Subsidiary at the time same is designated as a Subsidiary pursuant to a Subsidiary Redesignation) or to finance Permitted Acquisitions) or Preferred Stock (other than Qualified Preferred Stock of the Borrower) after the first day of the relevant Calculation Period as if such Indebtedness or Preferred Stock had been incurred or issued (and the proceeds thereof applied) on the first day of the relevant Calculation Period, (x) the permanent repayment of any Indebtedness (other than revolving Indebtedness except to the extent paid with Disqualified Preferred Stock) or Preferred Stock (other than Qualified Preferred Stock of the Borrower) after the first day of the relevant Calculation Period as if such Indebtedness or Preferred Stock had been retired or redeemed on the first day of the relevant Calculation Period, (y) the Subsidiary Redesignation, if any, then being designated as well as any other Subsidiary Redesignation after the first day of the relevant Calculation Period and on or prior to the date of the respective Subsidiary Redesignation then being designated and (z) the Permitted
Acquisition, if any, then being consummated as well as any other Permitted Acquisition consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Permitted Acquisition then being effected, with the following rules to apply in connection therewith:

            (i) Indebtedness and Preferred Stock (other than Qualified Preferred Stock of the Borrower) (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness, (including to refinance any outstanding Indebtedness of an Unrestricted Subsidiary at the time same is designated as a Subsidiary pursuant to a Subsidiary Redesignation), or to finance Permitted Acquisitions) incurred or issued after the first day of the relevant Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination (and thereafter in the case of projections) and (y) (other than revolving Indebtedness except to the extent paid with Disqualified Preferred Stock) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination (and thereafter in the case of projections);

            (ii) all Indebtedness, Attributable Debt or Preferred Stock (other than Qualified Preferred Stock of the Borrower) assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest or accrued dividends, as the


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      case may be, at (x) the rate applicable thereto, in the case of fixed rate
      Indebtedness or Preferred Stock, (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness or Preferred Stock (although interest expense with respect to any Indebtedness or Preferred
      Stock  for  periods  while  same  was  actually   outstanding  during  the
      respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding) or (z) the rate applicable to Revolving Loans maintained as Eurodollar Loans in the case of Attributable Debt not constituting Capitalized Lease Obligations; PROVIDED that for purposes of calculations pursuant to Section 8.14(a)(iv), all Indebtedness or Preferred Stock (whether actually outstanding or deemed outstanding) bearing interest at a floating rate of interest shall be tested on the basis of the rates applicable at the time the determination is made pursuant to said provisions;

            (iii) in making any determination of Consolidated EBITDA on a PRO FORMA Basis, PRO FORMA effect shall be given to any Permitted Acquisition or Subsidiary Redesignation effected during the respective Calculation Period (or thereafter to the extent provided in the definition of
      Applicable Commitment Fee Percentage and Applicable Margin, for determinations of the Applicable Commitment Fee Percentage or Applicable Margins, or as provided in Section 8.14, for determinations pursuant to
      Section 8.14 only) consummated after the first day of the respective period being tested, in the case of a Permitted Acquisition, taking into account, for any portion of the relevant period being tested occurring prior to the consummation of any Permitted Acquisition, demonstrable cost savings actually achieved simultaneously with, or to be achieved within the one-year period following, the closing of the respective Permitted Acquisition, which cost savings would be permitted to be recognized in PRO FORMA statements prepared in accordance with Regulation S-X under the Securities Act, as if such cost-savings were realized on the first day of the relevant period;

            (iv) without duplication of adjustments provided above, in case of any Permitted Acquisition consummated after the first day of the relevant period being tested, PRO FORMA effect shall be given to the termination or replacement of operating leases with Capitalized Lease Obligations or other Indebtedness, and to any replacement of Capitalized Lease Obligations or other Indebtedness with operating leases, in each case effected at the time of the consummation of such Permitted Acquisition or thereafter, in each case if effected after the first day of the period being tested and prior to the date the respective determination is being made, as if such termination or replacement had occurred on the first day of the relevant period; and

            (v) in making any determination of Consolidated EBITDA for purposes of any calculation of the Total Leverage Ratio, the Senior Secured Leverage Ratio and the Consolidated Interest Coverage Ratio only, (x) for any Permitted Acquisition which occurred during the last two fiscal quarters comprising the respective Calculation Period (and, in the case of Section 8.14, thereafter and on or prior to the relevant date of determination), there shall be added to Consolidated EBITDA the amount of Permitted Acquisition Additional Cost Savings, determined in accordance with the definition thereof contained herein, expected to be realized with respect to such Permitted Acquisition, (y) for any Permitted Acquisition effected in the second fiscal quarter of the


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      respective  Calculation Period, the Consolidated EBITDA shall be increased by 50% of the Permitted Acquisition Additional Cost Savings estimated to arise in connection with the respective Permitted Acquisition and (z) for any Permitted Acquisition effected in the first fiscal quarter of the respective Test Period, the Consolidated EBITDA shall be increased by 15% of the Permitted Acquisition Additional Cost Savings estimated to arise in connection with the respective Permitted Acquisition; PROVIDED that the aggregate additions to Consolidated EBITDA, for any period being tested, pursuant to this clause (v) shall not exceed 15% of the amount which would have been Consolidated EBITDA in the absence of the adjustment pursuant to this clause (v).

Notwithstanding anything to the contrary contained above, (x) for purposes of Sections 9.09 and 9.10 and, for purposes of all determinations of the Applicable Commitment Fee Percentage and Applicable Margins, PRO FORMA effect (as otherwise provided above) shall only be given for events or occurrences which occurred during the respective Test Period but not thereafter, (y) for purposes of
Section 8.14, PRO FORMA effect (as otherwise provided above) shall be given for events or occurrences which occurred during the respective Test Period and thereafter but on or prior to the respective date of determination and (z) Indebtedness incurred to finance the Refinancing shall not be given PRO FORMA effect for purposes of this definition.

            "PRO RATA SHARE" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be.

            "PROJECTIONS" shall have the meaning provided in Section 5.13.

            "PROXY AGREEMENT" shall have the meaning provided in Section 8.17.

            "QUALIFIED IPO" shall mean an underwritten public offering of Zeus Ordinary Shares (i) after giving effect to which, at least 17.5% of the outstanding Zeus Ordinary Shares are publicly traded or (ii) resulting in gross proceeds in respect of Zeus Ordinary Shares equal to or greater than $300,000,000.

            "QUALIFIED PREFERRED STOCK" shall mean any Preferred Stock of the Borrower or any Parent of the Borrower, the express terms of which shall provide that dividends thereon shall not be required to be paid at any time (and to the extent) that such payment would be prohibited by the terms of this Agreement or any other agreement of the Borrower or such Parent or any of its Subsidiaries relating to outstanding indebtedness and which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including any Change of Control Event), cannot mature and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of a Change of Control Event), in whole or in part, on or prior to the date occurring one year after the Term Loan Maturity Date.


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


            "QUALIFIED   RECEIVABLES   FINANCING"  shall  mean  any  Receivables
Financing of a Receivables Subsidiary that meets the following conditions:

            (1) the Board of Directors of the Borrower shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the Receivables Subsidiary,

            (2) all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Borrower), and

            (3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings.

            "QUARTERLY PAYMENT DATE" shall mean the last Business Day of each March, June, September and December.

            "REAL PROPERTY" of any Person shall mean all of the right, title and interest of such Person in and to land, immovable property, improvements and fixtures, including Leaseholds.

            "RECEIVABLES FEES" shall mean distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Subsidiary of the Borrower in connection with, any Receivables Financing.

            "RECEIVABLES FINANCING" shall mean any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any hedging obligations entered into by the Borrower or any such Subsidiary in connection with such accounts receivable; PROVIDED that (i) the aggregate outstanding principal amount of Indebtedness of the Receivables Subsidiaries incurred in connection with such transactions shall not exceed $300,000,000 at any time outstanding and (ii) there shall be no recourse under such securitization to the Borrower or any of its other Subsidiaries other than pursuant to Standard Securitization Undertakings (as defined below).

            "RECEIVABLES REPURCHASE OBLIGATION" shall mean any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty, or covenant or otherwise, including as a result of a


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receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

            "RECEIVABLES SUBSIDIARY" shall mean a Wholly-Owned Subsidiary of the Borrower (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Borrower in which the Borrower or any Subsidiary of the Borrower makes an Investment and to which the Borrower or any Subsidiary of the Borrower transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Borrower and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Borrower (as provided below) as a Receivables Subsidiary and:

            (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any other Subsidiary of the Borrower (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any other Subsidiary of the Borrower in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Borrower or any other Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

            (b) with which neither the Borrower nor any other Subsidiary of the Borrower has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower, and

            (c) to which neither the Borrower nor any other Subsidiary of the Borrower has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

            Any such designation by the Board of Directors of the Borrower shall be evidenced to the Administrative Agent by delivery to the Administrative Agent a certified copy of the resolution of the Board of Directors of the Borrower giving effect to such designation and a certificate signed by an Authorized Officer certifying that such designation complied with the foregoing conditions.

            "RECOVERY EVENT" shall mean the receipt by the Borrower or any of its Subsidiaries of any insurance or condemnation proceeds (other than proceeds from business interruption insurance, third party liability insurance, rent insurance and other payments for interruption of operations) payable (i) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of the Borrower or any of its Subsidiaries, (whether under any policy of insurance required to be maintained under Section


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


8.03 or otherwise) and (ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of the Borrower or any of its Subsidiaries.

            "REFINANCE" shall have the meaning provided in the definition of the term "Permitted Refinancing Indebtedness," and "Refinanced" shall have a meaning correlative thereto.

            "REFINANCING" shall have the meaning provided in Section 5.07(f).

            "REFINANCING DOCUMENTS" shall mean each of the agreements, documents and instruments entered into in connection with the Refinancing.

            "REFUNDING SHARE CAPITAL" shall have the meaning provided in Section 9.06(xiii).

            "REGISTER" shall have the meaning provided in Section 13.17.

            "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "REGULATION T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from to time in effect and any successor to all or any portion thereof.

            "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "REGULATION X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

            "RELATED  SECURITY  PROVISIONS"  shall mean (a)  Section  4.01,  (b)
Section 4.02, (c) Section 5.08, (d) Section 5.09, (e) Section 7.11, (f) Sections 8.03(c) and 8.03(d), (g) Section 8.11 (to the extent that additional security or additional guaranties are actually provided to the Collateral Agent for the benefit of the Secured Creditors pursuant to that Section), (h) Section 9.02,
(i) Section 9.05(p), (j) Section 9.16, (k) Section 10.07, (l) the remedial provisions appearing at the end of Section 10 following Section 10.10 thereof,
(m) Sections 12.03,  12.04,  12.05, 12.11 and 12.12 and such other provisions of
Section 12 of this Agreement insofar as they relate to the rights, duties and obligations of the Collateral Agent, (n) Section 13.12(c), (o) Section 13.21,
(p) Section 13.22, (q) Section 13.23, (r) Section 13.24 (s) Section 14, and (t) terms defined in Section 11 and used in the foregoing provisions, as well as terms defined in Section 11 and used in the Security Documents, in each case as such defined terms are so used; provided that the Sections specified in clauses
(f), (h), (i), (j), (k) and (l) shall be considered "Related Security Provisions" within the meaning of this definition only for purposes of Section 13.24(b).

            "RELEASE" shall mean disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.


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            "REPAYMENT  DATE" shall mean the date on which  Holdings has paid in full all of its obligations, including all principal of, and any accrued and unpaid interest and premium on, its Eurobond 8 1/8% Notes.

            "REPLACED LENDER" shall have the meaning provided in Section 1.13.

            "REPLACEMENT  LENDER"  shall have the  meaning  provided  in Section
1.13.

            "REPRESENTATIVE"   shall  have  the  meaning   provided  in  Section
13.22(d).

            "REQUIRED EUROBOND CREDITORS" shall mean the holders of a majority of the outstanding Eurobond Obligations.

            "REQUIRED LENDERS" shall mean Non-Defaulting Lenders the sum of whose outstanding Term Loans (and, if prior to the termination of the Total Term Loan Commitment, Term Loan Commitments) and Revolving Loan Commitments (or, if after the termination thereof, outstanding Revolving Loans and Adjusted RL Percentage of outstanding Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of (i) the total outstanding Term Loans (and, if prior to the termination of the Total Term Loan Commitment, Term Loan Commitments) of Non-Defaulting Lenders and (ii) the Adjusted Total Revolving Loan Commitment (or, if after termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate Adjusted RL Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

            "REQUIRED SECURED CREDITORS" shall mean (a) at any time when any Eurobond Obligations are outstanding, (i) when no Triggering Event has occurred and is continuing, the Required Lenders (or, to the extent provided in Section 13.12, each of the Lenders) and (ii) when a Triggering Event has occurred and is continuing, BOTH (x) the Required Lenders (or, to the extent provided in Section 13.12, each of the Lenders) AND (y) the Collateral Trustee acting upon the written instruction of the Required Eurobond Creditors, PROVIDED, that for purposes of this clause (a), regardless of whether a Triggering Event has occurred and is continuing, where any action, direction, amendment or waiver could reasonably be expected to materially adversely affect the right and ability of the Eurobond Creditors to fully receive the benefit of their equal and ratable share of the Collateral (unless, in the case of directions, amendments or waivers occurring when no Triggering Event has occurred and is continuing, the benefit to all Secured Creditors from the Collateral and related Guarantees and any Eurobond Guaranty would be equally affected), for purposes of such action, direction, amendment or waiver the Required Secured Creditors shall constitute both (A) the Required Lenders (or, to the extent provided in Section 13.12, each of the Lenders) AND (B) the Collateral Trustee acting upon the written instruction of the Required Eurobond Creditors, and (b) at any time when no Eurobond Obligations are outstanding, (i) at any time when any Credit Document Obligations or Letters of Credit are outstanding or any Commitments exist, the Required Lenders (or, to the extent provided in Section 13.12, each of the Lenders) and (ii) at any time after all of the Credit Document Obligations have been paid in full and all Commitments and all Letters of Credit have been terminated, the holders of a majority of the Other Obligations.


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            "REQUISITE  CREDITORS"  shall have the  meaning  provided in Section
13.12(c).

            "RESTRICTED SUBSIDIARY" shall mean any Subsidiary other than an Unrestricted Subsidiary.

            "RETIRED CAPITAL STOCK" shall have the meaning provided in Section 9.06(xiii).

            "RETURNS" shall have the meaning provided in Section 7.20.

            "REVOLVING LOAN" shall have the meaning provided in Section 1.01(b).

            "REVOLVING LOAN COMMITMENT" shall mean, with respect to each RL Lender, the amount set forth opposite such Lender's name in Schedule 1.01 directly below the column entitled "Revolving Loan Commitment," as the same may be reduced from time to time pursuant to Sections 3.02, 3.03 and/or Section 10.

            "REVOLVING LOAN MATURITY DATE" shall mean January 28, 2011.

            "REVOLVING NOTE" shall have the meaning provided in Section 1.05(a).

            "RL COMMITMENT FEE" shall have the meaning provided in Section 3.01(a).

            "RL LENDER" shall mean at any time each Lender with a Revolving Loan Commitment or with outstanding Revolving Loans.

            "RL PERCENTAGE" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, PROVIDED that if the RL Percentage of any Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

            "S&P" shall mean Standard & Poor's Ratings Services, a division of McGraw Hill, Inc.

            "SATELLITE" shall mean any satellite owned by or for which a contract to purchase has been entered into by the Borrower or any of its Subsidiaries, whether such satellite is in the process of manufacture, has been delivered for launch or is in orbit (whether or not in operational service).

            "SATELLITE HEALTH REPORT" shall mean a satellite health report, prepared by the Borrower and certified by an Authorized Officer, in the form of Exhibit O (appropriately completed).

            "SATELLITE MANUFACTURER" shall mean, with respect to any Satellite Under Construction, the prime contractor and manufacturer of such Satellite Under Construction.


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


            "SATELLITE PURCHASE AGREEMENT" shall mean, with respect to any Satellite Under Construction, the agreement between the applicable Satellite Purchaser and the applicable Satellite Manufacturer relating to the manufacture, testing and delivery of such Satellite Under Construction.

            "SATELLITE PURCHASER" shall mean the Borrower or one of its Subsidiaries that is a party to a Satellite Purchase Agreement.

            "SATELLITE UNDER CONSTRUCTION" shall mean any satellite owned by the Borrower or any of its Subsidiaries and any satellite purchased by the Borrower or any of its Subsidiaries pursuant to the terms of a Satellite Purchase Agreement, or, if the entire Satellite is not owned or purchased by the Borrower or any of its Subsidiaries, the portion of the Satellite that is owned by the Borrower and/or such Subsidiaries, that is in the process of manufacture or has been manufactured but not yet launched, including if delivered to the launch site for the purposes of launch, but excluding any satellite (or portion, as applicable) that has suffered an actual or constructive total loss.

            "SCHEDULED REPAYMENT" shall have the meaning provided in Section 4.02(b).

            "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

            "SECONDARY OBLIGATIONS" shall mean all Secured Obligations other than Primary Obligations.

            "SECURED CREDITORS" shall have the meaning provided in the Security Documents.

            "SECURED OBLIGATIONS" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, in each case which are, or are purported pursuant to the terms thereof to be, secured by the Security Documents, including without limitation all Credit Document Obligations, all Eurobond Obligations and all Other Obligations.

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "SECURITY AGREEMENT COLLATERAL" shall mean all of the "Collateral" as defined in the Security Agreements and all other property similar to that which a security interest is granted pursuant to any Security Agreement which a security interest is granted pursuant to one or more Additional Security Documents.

            "SECURITY AGREEMENTS" shall mean the Holdings/Borrower Security Agreement, the U.S. Security Agreement and the U.K. Security Agreement.

            "SECURITY DOCUMENTS" shall mean and include the Pledge Agreements, the Security Agreements, each Mortgage and, after the execution and delivery thereof, each Additional Security Document (including each Additional Mortgage) and each pledge agreement


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and  other  security  document  entered  into  pursuant  to  the  definition  of
"Intermediate Holdco Transaction."

            "SENIOR NOTE DOCUMENTS" shall mean the Senior Notes and the Indenture, dated January 28, 2005, governing the Senior Notes (including the exhibits thereto), each as in effect on the Initial Borrowing Date and as the same may be modified, supplemented, restated and/or amended from time to time in accordance with the terms hereof and thereof.

            "SENIOR NOTES" shall mean, collectively, the 8 1/4% Senior Notes, the 8 5/8% Senior Notes and the Floating Rate Notes.

            "SENIOR SECURED  LEVERAGE RATIO" shall mean on any date the ratio of
(i) Consolidated Senior Secured Debt on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date. All calculations of the Senior Secured Leverage Ratio shall be made on a PRO FORMA Basis.

            "SHAREHOLDERS'  AGREEMENTS"  shall  have  the  meaning  provided  in
Section 7.26(ii).

            "SPECIFIED DEFAULT" shall mean a Default under Section 10.01 or 10.05.

            "SPECIFIED PERMITTED SALE-LEASEBACK TRANSACTION" shall mean one Permitted Sale-Leaseback Transaction pursuant to which the Borrower or any of its Subsidiaries sells one Satellite and related assets that is designated as a Specified Permitted Sale-Leaseback Transaction pursuant to a certificate of an Authorized Officer delivered to the Administrative Agent.

            "STANDARD SECURITIZATION UNDERTAKINGS" shall mean representations, warranties, covenants, indemnities and guarantees of performance entered into by the Borrower or any Subsidiary of the Borrower which the Borrower has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables
Subsidiary, it being understood that any Receivables Repurchase Obligations shall be deemed to be a Standard Securitization Undertaking.

            "STANDBY  LETTER OF  CREDIT"  shall  have the  meaning  provided  in
Section 2.01(a).

            "START DATE" shall have the meaning provided in the definition of Applicable Commitment Fee Percentage and Applicable Margin.

            "STATED AMOUNT" shall mean at, any time, as to any Letter of Credit,
(i) if the Letter of Credit is denominated in U.S. Dollars, the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met) and (ii) if the Letter of Credit is denominated in Euros, the Dollar Equivalent of the maximum amount available to be drawn under the Letter of Credit (regardless of whether any conditions for drawing could then be met).

            "SUB-AMALGAMATION"   shall  have  the   meaning   provided   in  the
Acquisition Agreement.


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            "SUB-AMALGAMATION  AGREEMENT" shall have the meaning provided in the
Acquisition Agreement.

            "SUBJECT LICENSES" shall mean all FCC Licenses for the launch and operation of Satellites or for the operation of any TT&C Earth Station (other than any FCC License held by Intelsat General Corporation or any of its Subsidiaries).

            "SUBORDINATED INDEBTEDNESS" shall mean all Indebtedness of the Borrower or any other Credit Party that is subordinated in right of payment to the Obligations of such Credit Party hereunder or under the other Credit Documents.

            "SUBSIDIARIES   GUARANTY"   shall  mean  and  include  each  Initial
Subsidiaries Guaranty and any other guaranty executed and delivered by any Subsidiary of the Borrower pursuant to any of Sections 8.11 and/or 9.15.

            "SUBSIDIARY" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity (other than a corporation) in which such Person directly or indirectly through Subsidiaries, has more than a 50% Equity Interest at the time. Notwithstanding the foregoing (and except for purposes of Sections 7.12, 7.16, 7.17, 7.20, 8.07, 8.08 and 10.06, and the definition of Unrestricted Subsidiary contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its other Subsidiaries for purposes of this Agreement.

            "SUBSIDIARY GUARANTOR" shall mean each Subsidiary of the Borrower which has executed and delivered any Subsidiaries Guaranty.

            "SUBSIDIARY REDESIGNATION" shall have the meaning provided in the definition of "Unrestricted Subsidiary" contained in this Section 11.

            "SUPERMAJORITY LENDERS" of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated and (y) the percentage "50%" contained therein were changed to "66 2/3%."

            "SWINGLINE EXPIRY DATE" shall mean the date which is five Business Days prior to the Revolving Loan Maturity Date.

            "SWINGLINE LENDER" shall mean DBTCA, or any Person serving as a successor Administrative Agent hereunder, in its capacity as a lender of Swingline Loans.

            "SWINGLINE LOAN" shall have the meaning provided in Section 1.01(c).

            "SWINGLINE NOTE" shall have the meaning provided in Section 1.05(a).


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


            "SYNDICATION DATE" shall mean that date upon which the Administrative Agent determines (and notifies the Borrower and the Lenders) that the primary syndication of the Loans and Commitments (and resultant addition of Persons as Lenders pursuant to Section 13.04(b)) has been completed.

            "TAX-AFFECTED INVESTOR" shall mean any holder of capital stock in any Parent of the Borrower that is subject (or if such holder is a Flow Through Entity, any partner in which is subject) to a tax regime (for example, as a United States shareholder within the meaning of section 951(b) of the Code) that requires such Person to recognize on a current basis taxable income attributable to earnings and profits of the Borrower or its Subsidiaries or Unrestricted Subsidiaries in advance of any distribution of such earnings and profits.

            "TAX BENEFIT" shall have the meaning provided in Section 4.04(c).

            "TAXES" shall have the meaning provided in Section 4.04(a).

            "TERM LOAN" shall have the meaning provided in Section 1.01(a).

            "TERM LOAN COMMITMENT" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Schedule 1.01 directly below the column entitled "Term Loan Commitment," as the same may be reduced or terminated pursuant to Sections 3.03, 4.02 and/or 10.

            "TERM LOAN  COMMITMENT  TERMINATION  DATE" shall mean the earlier of
(i) the Repayment Date and (ii) February 28, 2005.

            "TERM LOAN MATURITY DATE" shall mean July 28, 2011.

            "TERM NOTE" shall have the meaning provided in Section 1.05(a).

            "TERMINATION DATE" shall have the meaning provided in Section 5.2(b) of the Acquisition Agreement.

            "TEST PERIOD" shall mean each period of four consecutive fiscal quarters then last ended, in each case taken as one accounting period. Notwithstanding anything to the contrary contained in this Agreement, for any Test Period ending prior to March 31, 2006, (a) Consolidated EBITDA shall be deemed to be (i) for the fiscal quarter ending December 31, 2004, $197,700,000, and (ii) for the period beginning January 1, 2005 through to and excluding the Initial Borrowing Date, the amount equal to (A) the quotient of $197,700,000, divided by 91, (B) multiplied by the number of days from and including January 1, 2005 to and excluding the Initial Borrowing Date, and (b) Consolidated Interest Expense shall be deemed to be (i) for each of the fiscal quarters ending, June 30, 2004, September 30, 2004 and December 31, 2004, $89,000,000,
and (ii) for the period beginning January 1, 2005 through to and excluding the Initial Borrowing Date, the amount equal to (A) the quotient of $89,000,000, divided by 91, (B) multiplied by the number of days from and including January 1, 2005 to and excluding the Initial Borrowing Date.

            "TL COMMITMENT FEE" shall have the meaning provided in Section 3.01(b).


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


            "TL PERCENTAGE" shall mean for any Lender, a fraction (expressed as a percentage) the numerator of which is the Term Loan Commitment of such Lender on the Initial Borrowing Date (without giving effect to any reduction thereto pursuant to Sections 3.03 and/or 10) and the denominator is the Total Term Loan Commitment on the Initial Borrowing Date (without giving effect to any reduction to the Term Loan Commitments pursuant to Sections 3.03 and/or 10).

            "TOTAL COMMITMENT" shall mean, at any time, the sum of the Total Term Loan Commitment and the Total Revolving Loan Commitment.

            "TOTAL LEVERAGE RATIO" shall mean on any date the ratio of (i) Consolidated Debt on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date. All calculations of the Total Leverage Ratio shall be made on a PRO FORMA Basis.

            "TOTAL REVOLVING LOAN COMMITMENT" shall mean the sum of the Revolving Loan Commitments of each of the Lenders.

            "TOTAL TERM LOAN COMMITMENT" shall mean the sum of the Term Loan Commitments of each of the Lenders.

            "TOTAL UNUTILIZED REVOLVING LOAN COMMITMENT" shall mean, at any time, (i) the Total Revolving Loan Commitment at such time LESS (ii) the sum of
(I) the aggregate principal amount of all Revolving Loans and Swingline Loans outstanding at such time PLUS (II) the Letter of Credit Outstandings at such time.

            "TRADE LETTER OF CREDIT" shall have the meaning set forth in Section 2.01(a).

            "TRANCHE"  shall  mean  the  respective   facility  and  commitments
utilized in making Loans hereunder, with there being three separate Tranches, I.E., Term Loans, Revolving Loans and Swingline Loans.

            "TRANSACTION" shall mean, collectively, (i) the consummation of the Acquisition, (ii) the consummation of the Equity Financing, (iii) the consummation of the Refinancing, (iv) the entering into of the Credit Documents and the incurrence of all Loans hereunder, (v) the issuance of the Senior Notes and (vi) the payment of fees and expenses in connection with the foregoing.

            "TRANSFER" shall have the meaning provided in Section 9.02.

            "TRIGGERING EVENT" shall mean the occurrence of any of the following: (i) the failure to pay the principal amount of any Secured Obligation upon final maturity, (ii) the occurrence of any event of default under any Secured Obligation, (iii) the acceleration of the principal amount of any of the Secured Obligations, (iv) the occurrence of any Event of Default under Section
10.05 or (v) the issuance of any direction to the Collateral Agent, following the occurrence and during the continuance of any event of default under any Secured Obligation, to commence exercise of any of the Collateral Agent's rights and remedies under any Security Document.


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


            "TT&C EARTH STATION" shall mean any earth station licensed for operation by the FCC or by any Governmental Authority outside of the United States used for the provision of TT&C Services that is owned and operated by the Borrower or any of its Subsidiaries.

            "TT&C SERVICES" shall mean the provision of tracking, telemetry and command services for the purposes of operational control of any Satellite.

            "TYPE" shall mean any type of Loan determined with respect to the interest option applicable thereto, I.E., a Base Rate Loan or a Eurodollar Loan.

            "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

            "U.K.  PLEDGE  AGREEMENT"  shall have the same  meaning  provided in
Section 5.08(c).

            "U.K.  SECURITY  AGREEMENT"  shall have the same meaning provided in
Section 5.09(c).

            "UNITED STATES" and "U.S." shall each mean the United States of America.

            "UNPAID DRAWING" shall have the meaning provided in Section 2.04(a).

            "UNRESTRICTED SUBSIDIARY" shall mean any Subsidiary of the Borrower that is acquired or created after the Initial Borrowing Date and designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent, PROVIDED that the Borrower shall only be permitted to so designate a new Unrestricted Subsidiary after the Initial Borrowing Date and so long as (i) no Default or Event of Default exists or would result therefrom, and
(ii) all of the provisions of Section 9.15 shall have been complied with in respect of such newly-designated Unrestricted Subsidiary and such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Borrower or any of its Subsidiaries) through Investments as permitted by, and in compliance with, Sections 9.05(k) and (u), with any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof to be treated as Investments pursuant to Section 9.05(k) or (u). The Borrower may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement (each a "SUBSIDIARY REDESIGNATION"), PROVIDED that (i) such Unrestricted Subsidiary, both before and after giving effect to such designation, shall be a Wholly-Owned Subsidiary of the Borrower, (ii) no Default or Event of Default then exists or would occur as a consequence of any such Subsidiary Redesignation (including but not limited to, under Sections 9.03 and 9.04), (iii) all actions which would be required to be taken pursuant to Section 9.15(a) in connection with the establishment, creation or acquisition of a new Subsidiary are taken at the time of the respective Subsidiary Redesignation, (iv) calculations are made by the Borrower of compliance with the covenants contained in Sections 9.09 and 9.10 (in each case, giving effect to the last sentence appearing therein) for the relevant Calculation Period, on a PRO FORMA Basis as if the respective
Subsidiary Redesignation (as well as all other Subsidiary Redesignations theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such calculations shall show that such financial covenants would have been complied with if the Subsidiary Redesignation had occurred on the first day of such Calculation Period (for this


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purpose,  if the first day of the respective  Calculation Period occurs prior to the Initial Borrowing Date, calculated as if the covenants contained in Sections
9.09 and 9.10 (in each case, giving effect to the last sentence appearing therein) had been applicable from the first day of the Calculation Period, (v) based on good faith projections prepared by the Borrower for the period from the date of the respective Subsidiary Redesignation to the date which is one year thereafter, the level of financial performance measured by the covenants set forth in Sections 9.09 and 9.10 (in each case, giving effect to the last sentence appearing therein) shall be better than or equal to such level as would be required to provide that no Default or Event of Default would exist under the financial covenants contained in Sections 9.09 and 9.10 (in each case, giving effect to the last sentence appearing therein), (vi) all representations and warranties contained herein and in the other Credit Documents shall be true and
correct  in  all  material   respects  with  the  same  effect  as  though  such
representations and warranties had been made on and as of the date of such Subsidiary Redesignation (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and (vii) the Borrower shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Officer, certifying to the best of such officer's knowledge, compliance with the requirements of preceding clauses (i) through (vi), inclusive, and containing the calculations required by the preceding clauses (iv) and (v).

            "UNUTILIZED REVOLVING LOAN COMMITMENT" with respect to any RL Lender at any time shall mean such RL Lender's Revolving Loan Commitment at such time LESS the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such RL Lender and (ii) such RL Lender's RL Percentage of the total Letter of Credit Outstandings at such time.

            "U.S. CREDIT PARTY" shall mean each Subsidiary Guarantor organized under the laws of the United States (or any State thereof) or the District of Columbia.

            "U.S. DOLLARS" and the sign "$" shall each mean freely transferable lawful money of the United States of America.

            "U.S. PLEDGE AGREEMENT" shall have the meaning provided in Section 5.08(b).

            "U.S. SECURITY AGREEMENT" shall have the meaning provided in Section 5.09(b).

            "U.S. SUBSIDIARY" of any Person shall mean any Subsidiary of such Person incorporated or organized in the United States or any State or territory thereof.

            "VOTING STOCK" shall mean, as to any Person, any class or classes of capital stock of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person

            "WAIVABLE  MANDATORY  PREPAYMENT" shall have the meaning provided in
Section 4.02(i).

            "WEIGHTED AVERAGE LIFE TO MATURITY" shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (x) the amount of each then remaining installment or other required scheduled


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payments of principal,  including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

            "WHOLLY-OWNED SUBSIDIARY" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares and/or other nominal amounts of shares required to be held other than by such Person under applicable law) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time; PROVIDED that except as provided in the last sentence of the definition of Subsidiary, no Unrestricted Subsidiary shall be considered a Wholly-Owned Subsidiary.

            "WRITTEN" (whether lower or upper case) or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

            "ZEUS" shall mean Zeus Holdings Limited, a Bermuda company.

            "ZEUS MERGER ONE" shall have the meaning provided in the first paragraph of this Agreement.

            "ZEUS MERGER TWO" shall have the meaning provided in the first paragraph of this Agreement.

            "ZEUS ORDINARY SHARES" shall mean the ordinary shares of Zeus, $.001 par value.

            SECTION 12. THE AGENTS.

            12.01  APPOINTMENT.  Each Lender hereby  irrevocably  designates and appoints  DBTCA as  Administrative  Agent of such Lender  (for  purposes of this
Section 12 and Section 13.01, the term "ADMINISTRATIVE AGENT" shall mean DBTCA (and its affiliates) in its (or their) capacity as Administrative Agent hereunder and Collateral Agent as agent for the Secured Creditors pursuant to the Security Documents), Credit Suisse First Boston and Lehman Brothers Inc., as Co-Syndication Agents, and Bank of America, N.A., Bear Stearns Corporate Lending Inc., BNP Paribas and Merrill Lynch Capital Corporation, as Co-Documentation Agents, to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed to irrevocably authorize the
Administrative Agent, the Collateral Agent, the Co-Syndication Agents and the Co-Documentation Agents to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and perform such duties as are specifically delegated to or required of the Administrative Agent, the Collateral Agent, the Co-Syndication Agents and the Co-Documentation Agents by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each of the Agents agrees to act as such upon the express conditions contained in this Section 12. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Credit Document, the Administrative Agent, the Co-Syndication Agents and the Co-Documentation


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Agents shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent (solely in its capacity as Administrative Agent and not in its capacity as Collateral Agent), the Co-Syndication Agents or the Co-Documentation Agents. The provisions of this Section 12 are solely for the
benefit  of  the   Administrative   Agent,  the   Co-Syndication   Agents,   the
Co-Documentation Agents and the Secured Creditors, and neither Holdings nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, each of the Administrative Agent, the Co-Syndication Agents and the Co-Documentation Agents shall act solely as agent of the Lenders and the Collateral Agent solely as the agent of the Secured Creditors and each Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for Holdings, the Borrower or any of their respective Subsidiaries.

            12.02 DELEGATION OF DUTIES. Each Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            12.03  EXCULPATORY  PROVISIONS.  Neither  any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such person in its capacity as an Agent under or in connection with this Agreement or the other Credit Documents (except for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Holdings, any of its Subsidiaries or any of their respective officers contained in this Agreement or the other Credit Documents, any other Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Document or for any failure of Holdings or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Documents, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries (except to the extent expressly requested to do so by the Required Lenders). No Agent shall be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by such Agent to the Lenders or by or on behalf of Holdings or any of its Subsidiaries to any Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.


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            12.04 RELIANCE BY AGENTS.  Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Holdings or any of its Subsidiaries), independent accountants and other experts selected by it. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders (or, in the case of the Collateral Agent, the Required Secured Creditors) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders (or, in connection with the Collateral Agent, the Secured Creditors) against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders (or, in the case of the Security Documents, the Required Secured Creditors), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (or, in connection with the Security Documents, the Secured Creditors).

            12.05 NOTICE OF DEFAULT. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has actually received notice from a Lender or a Credit Agreement Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that any Agent receives such a notice, such Agent shall give prompt notice thereof to the Lenders. The Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, in the case of the Collateral Agent, by the Required Secured Creditors); PROVIDED that, unless and until any Agent, shall have received such directions, such Agent, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders (or, in the case of the Collateral Agent, by the Required Secured Creditors).

            12.06 NONRELIANCE ON AGENTS AND OTHER LENDERS. Each Lender expressly acknowledges that no Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of Holdings or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of Holdings and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other


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condition,  prospects and creditworthiness of Holdings and its Subsidiaries.  No
Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of Holdings or any of its Subsidiaries which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

            12.07 INDEMNIFICATION. The Lenders agree to indemnify each Agent in its capacity as such ratably according with its "percentage" as used in determining the Required Lenders at such time or, if the Commitments have terminated and all Loans have been repaid in full, as determined immediately prior to such termination and repayment (with such "percentages" to be determined as if there are no Defaulting Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against such Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by such Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by Holdings or any of its Subsidiaries; PROVIDED that no Lender shall be liable to any Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting primarily from the gross negligence or willful misconduct of such Agent. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 12.07 shall survive the payment of all Obligations.

            12.08 AGENTS IN THEIR INDIVIDUAL CAPACITIES. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with Holdings and its Subsidiaries as though such Agent were not an Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, each Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not an Agent and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

            12.09 HOLDERS. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            12.10 RESIGNATION OF THE AGENTS. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 30 Business Days' prior written notice to the Lenders and, unless a Default or an Event of Default under
Section 10.05 then exists, the Borrower. Any such resignation by an Agent hereunder shall also constitute its resignation (if applicable) as a Letter


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of Credit Issuer and  Swingline  Lender,  in which case the resigning  Agent (x)
shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Letter of Credit Issuer or Swingline Lender, as the case may be, with respect to any Letter of Credit issued by it, or Swingline Loans made by it, prior to the
date  of  such  resignation.   Such  resignation  shall  take  effect  upon  the
appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

            (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed.

            (c) If a successor Administrative Agent shall not have been so appointed within such 30 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

            (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

            (e) Any Co-Syndication Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving five Business Days' prior written notice to the Lenders. Such resignation shall take effect at the end of such five Business Day period. Upon the effectiveness of the resignation of any Co-Syndication Agent, the Administrative Agent shall assume all of the functions and duties of such Co-Syndication Agent hereunder and/or under the other Credit Documents.

            (f) Any Co-Documentation Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving five Business Days' prior written notice to the Lenders. Such resignation shall take effect at the end of such five Business Day period. Upon the effectiveness of the resignation of such Co-Documentation Agent, the Administrative Agent shall assume all of the functions and duties of such Co-Documentation Agent hereunder and/or under the other Credit Documents.

            (g) Upon a resignation of any Agent pursuant to this Section 12.10, such Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 shall continue in effect for the benefit of such Agent for all of its actions and inactions while serving as such Agent.


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            12.11 COLLATERAL MATTERS. (a) Each Lender authorizes and directs the
Collateral Agent to enter into the Security Documents for the benefit of the Lenders and the other Secured Creditors. Each Lender hereby agrees, and each holder of any Note or participant in Letters of Credit by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Secured Creditors, without the necessity of any notice to or further consent from any Secured Creditor, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

            (b) The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby (other than those arising from indemnities for which no claim has been made), (ii) constituting property being sold or disposed of (to Persons other than the Borrower and its Subsidiaries) upon the sale thereof in compliance with, or as otherwise permitted in connection with a transaction permitted under, Section 9.02 or (iii) if approved, authorized or ratified in writing by the Required Lenders (or all Lenders, if such release is required to be approved by all of the Lenders hereunder). Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 12.11.

            (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, or consented to in writing by the Required Secured Creditors, or all of the Lenders, as applicable, and upon at least five Business Days' (or such shorter period as is reasonably acceptable to the Collateral Agent) prior written request by the Borrower, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Secured Creditors herein or pursuant hereto upon the Collateral that was sold or transferred, PROVIDED that
(i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's reasonable opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse, representation or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations, the Eurobond Obligations or any Liens upon (or obligations of Holdings or any of its Subsidiaries in respect of) all interests retained by Holdings or any of its Subsidiaries, including, without limitation, the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any foreclosure or similar enforcement action with respect to any of the Collateral, the Collateral Agent shall be authorized to deduct all of the costs and expenses reasonably incurred by the Collateral Agent from the proceeds of any such sale, transfer or foreclosure.


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            (d) The Collateral Agent shall have no obligation  whatsoever to the
Lenders or to any other Person to assure that the Collateral exists or is owned by any Credit Party or any of its Subsidiaries or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 12.11 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its reasonable discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

            12.12 SPECIAL APPOINTMENT OF COLLATERAL AGENT FOR GERMAN PLEDGE AGREEMENT.

            Without limitation of the generality of Section 12.11:

            (a)(i) Each Lender that is or will become party to this Agreement hereby appoints the Collateral Agent as trustee (TREUHAENDER) and administrator for the purpose of holding in trust (TREUHAND), administering, enforcing and releasing the German Security for the benefit of the Secured Creditors, (ii) the Collateral Agent accepts its appointment as a trustee and administrator of the German Security on the terms and subject to the conditions set out in this Agreement and (iii) the Lenders, the Collateral Agent and all other parties to this Agreement agree that, in relation to the German Security, no Lender shall exercise any independent power to enforce any German Security or take any other action in relation to the enforcement of the German Security, or make or receive any declarations in relation thereto.

            (b) The Collateral Agent shall hold and administer any German Security which is security assigned, transferred or pledged under German law to it as a trustee for the benefit of the Secured Creditors.

            (c) Each Lender hereby instructs the Collateral Agent (with the right of sub-delegation) to enter into any documents evidencing German Security and to make and accept all declarations and take all actions as it considers necessary or useful in connection with any German Security on behalf of the Secured Creditors. The Collateral Agent shall further be entitled to rescind, release, amend and/or execute new and different documents securing the German Security in accordance with Section 13.12.

            (d) The Secured Creditors and the Collateral Agent agree that all rights and claims constituted by the abstract acknowledgement of indebtedness pursuant to Section 13.23 and all proceeds held by the Collateral Agent pursuant to or in connection with such abstract acknowledgement of indebtedness are held by the Collateral Agent with effect from the date of such abstract acknowledgement of indebtedness in trust for the Secured Creditors and will be administered in accordance with Section 13.22. The Secured Creditors and the Collateral Agent agree
      further  that   Intelsat   Global's   obligations


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      under such abstract acknowledgement of indebtedness shall not increase the total amount of the Intelsat Global Secured Obligations and shall not result in any additional liability to or otherwise prejudice the rights of Intelsat Global. Accordingly, payment of the obligations under such abstract acknowledgement of indebtedness shall, to the same extent, discharge the corresponding Intelsat Global Secured Obligations and vice versa.

            12.13 THE CO-DOCUMENTATION AGENTS AND THE CO-SYNDICATION AGENTS. Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, each of the Co-Syndication Agents and the Co-Documentation Agents are named as such for recognition purposes only, and in their respective capacities as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby; it being understood and agreed that (x) the Co-Syndication Agents and the
Co-Documentation Agents shall be entitled to all indemnification and reimbursement rights in favor of "Agents" as provided for under Sections 12.07 and 13.01 and (y) the Agents shall have all approval rights specifically provided in this Agreement. Without limitation of the foregoing, none of the Co-Documentation Agents, the Co-Syndication Agents or Joint Lead Arrangers shall, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.

            SECTION 13.  MISCELLANEOUS.

            13.01 PAYMENT OF EXPENSES, ETC. The Borrower hereby agrees to: (i) pay all reasonable out-of-pocket costs and expenses of the Agents and their affiliates (including, without limitation, the reasonable fees and disbursements of White & Case LLP and the Agent's other counsel and consultants) in connection with the negotiation, preparation, execution, delivery and administration of the Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto and thereto and in connection with the Agents' syndication efforts with respect to this Agreement;
(ii) pay all reasonable out-of-pocket costs and expenses of each Agent, each Letter of Credit Issuer and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings and, after an Event of Default shall have occurred and be continuing, the protection of the rights of each Agent, each Letter of Credit Issuer and each of the Lenders thereunder (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) and consultants for each Agent, for each Letter of Credit Issuer and for each of the Lenders); (iii) pay and hold the Agents, each Letter of Credit Issuer and each of the Lenders harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save the Agents, each Letter of Credit Issuer and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Agents, each Letter of Credit Issuer or such Lender) to pay such taxes; and (iv) indemnify each Agent, the Collateral Agent, each Letter of Credit Issuer and each Lender, their respective officers, directors, employees, representatives, trustees, affiliates, investment advisors and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by


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reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent, the Collateral Agent, any Letter of Credit Issuer or any Lender is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among any Agent, the Collateral Agent, any Letter of Credit Issuer, any Lender, any Credit Party or any third Person or otherwise) related to the entering into and/or performance of this Agreement or any other Document or the use of the proceeds of any Loans hereunder or any drawing on any
Letter  of  Credit  or  the  Transaction  or  the   consummation  of  any  other
transactions contemplated in any Document (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified), or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property or any Environmental Claim, in each case, including, without limitation, the reasonable fees and disbursements of counsel and independent consultants incurred in connection with any such investigation, litigation or other proceeding. To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. No person to be indemnified shall be liable for any damages arising from the use by others of any information or other materials obtained through Intralinks or other similar transmission systems in connection with this Agreement. All amounts due under this Section 13.01 shall be payable promptly after written demand therefore. The agreements in this Section 13.01 shall survive the payment of all Obligations.

            13.02 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Agent, each Letter of Credit Issuer and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Holdings or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Agent, such Letter of Credit Issuer or such Lender (including, without limitation, by branches and agencies of such Agent, such Letter of Credit Issuer and such Lender wherever located) to or for the credit or the account of Holdings or any of its Subsidiaries against and on account of the Obligations of Holdings or any of its Subsidiaries to such Agent, such Letter of Credit Issuer or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of Holdings or any of its Subsidiaries purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Agent, such Letter of Credit Issuer or such Lender shall have made any demand hereunder and although said Obligations shall be contingent or unmatured.

            13.03 NOTICES. (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including facsimile or cable communication) and mailed, telecopied, cabled or delivered, if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Lender, at its address specified for such Lender on Schedule 13.03; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative


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Agent,  at such other  address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the cable company or overnight courier, as the case may be, or sent by telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

            (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or the Swingline Lender (in the case of a Borrowing of Swingline Loans) or any Letter of Credit Issuer (in the case of the issuance of a Letter of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent or the Swingline Lender or any Letter of Credit Issuer in good faith to be from an Authorized Officer. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's, the Swingline Lender's or such Letter of Credit Issuer's record of the terms of such telephonic notice.

            13.04 BENEFIT OF AGREEMENT;  ASSIGNMENTS;  PARTICIPATIONS.  (a) This
Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, no Credit Agreement Party may, except with respect to an Intermediate Holdco Transaction, assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of each of the Lenders and, PROVIDED FURTHER, that, although any Lender may grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments or Loans hereunder except as provided in Sections
1.13 and 13.04(b)) and the participant shall not constitute a "Lender" hereunder and, PROVIDED FURTHER, that no Lender shall grant any participation under which the participant shall have direct or indirect rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or of a mandatory repayment of Loans shall not constitute a change in the terms of such participation, and that an increase in any Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Agreement Party of any of its rights and obligations under this Agreement or other Credit Document to which it is a Party or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Security Documents) supporting


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the  Loans  or  Letters  of  Credit  hereunder  in  which  such  participant  is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

            (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) and/or its outstanding Term Loans (and if prior to the termination of the Total Term Loan Commitment, Term Loan Commitments) to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company, (ii) one or more Lenders or (iii) in the case of any Lender that is a fund that invests in bank loans or that manages or advises (directly or through an Affiliate) any fund that invests in bank loans, any fund that invests in bank loans and is managed or advised by the same investment advisor as a Lender, by an Affiliate of such investment advisor or by a Lender, as the case may be, or (y) assign all, or if less than all, a portion equal to at least (A) $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Revolving Loan Commitments (and related outstanding Obligations hereunder) and (B) $1,000,000 in the aggregate for the assigning Lender or assigning Lenders, of outstanding principal amount of Term Loans (and if prior to the termination of the Total Term Loan Commitment, Term Loan Commitments) to one or more Eligible Transferees (treating (x) any fund that invests in bank loans and
(y) any other fund that invests in bank loans and is managed or advised by the same investment advisor as such fund or by an Affiliate of such investment advisor, as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, PROVIDED that, (i) at such time Schedule 1.01 shall be deemed modified to reflect the Commitments and/or outstanding Term Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon surrender of the old Notes (or the furnishing of a standard indemnity letter from the respective assigning Lender in respect of any lost Notes reasonably acceptable to the Borrower), new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Term Loans, as the case may be, (iii) the consent of the Administrative Agent and, so long as no Specified Default and no Event of Default is then in existence, the Borrower shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) of this Section 13.04(b) (which consent, in each case, shall not be unreasonably withheld or delayed), PROVIDED that the consent of the Borrower shall not be required in connection with assignments by DBTCA pursuant to clause (y) of this Section 13.04(b) consummated within 45 days of the Initial Borrowing Date to financial institutions previously identified by DBTCA to the Borrower and (iv) the Administrative Agent shall receive at the time of each assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and, PROVIDED FURTHER, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.17. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and/or outstanding Term Loans. At the time of each assignment pursuant to this
Section  13.04(b)  to a Person  which is not  already


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a Lender hereunder, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate documents described in Section 4.04(b). To the extent that an assignment of all or any portion of a Lender's Revolving Loan Commitment and outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, due to circumstances existing at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.05 or
4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). Notwithstanding anything to the contrary contained above, at any time after the termination of the Total Revolving Loan Commitment, if any Revolving Loans or Letters of Credit remain outstanding, assignments may be made as provided above, except that the respective assignment shall be of a portion of the outstanding Revolving Loans of the respective RL Lender and its participation in Letters of Credit and its obligation to make Mandatory Borrowings, although any such assignment effected after the termination of the Total Revolving Loan Commitment shall not release the assigning RL Lender from its obligations as a Participant with respect to outstanding Letters of Credit or to fund its share of any Mandatory Borrowing (although the respective assignee may agree, as between itself and the respective assigning RL Lender, that it shall be responsible for such amounts).

            (c) Nothing in this Agreement shall prevent or prohibit any Lender or DBTCA from at any time pledging or assigning a security interest in all or any portion of its Loans and Notes hereunder to secure obligations of such Lender, including, without limitation, (i) any pledge or assignment to secure obligations to a Federal Reserve Bank and (ii) any pledge or assignment with notice to the Administrative Agent, to any holder of obligations owed, or securities issued, by such Lender as collateral security for such obligations or securities, or to any trustee for, or any other representative of, such holders in support of its obligations to its trustee. No pledge or assignment pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

            13.05 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Agent, the Collateral Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and any Agent, the Collateral Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any Agent, the Collateral Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents, the Collateral Agent or the Lenders to any other or further action in any circumstances without notice or demand.

            13.06 PAYMENTS PRO RATA. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to


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waive its PRO RATA share of such  payment) PRO RATA based upon their  respective shares, if any, of the Obligations with respect to which such payment was received.

            (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            13.07 CALCULATIONS; COMPUTATIONS. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); PROVIDED that, except as otherwise specifically provided herein, all computations determining the Consolidated Interest Coverage Ratio, the Total Leverage Ratio and the Senior Secured Leverage Ratio and compliance with Sections 4.02, 8.14 and 9, including definitions used therein shall, in each case, utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the December 31, 2003 financial statements of Intelsat, Ltd. delivered to the Lenders pursuant to Section 7.10(b); PROVIDED FURTHER, that (i) to the extent expressly required pursuant to the provisions of this Agreement, certain calculations shall be made on a PRO FORMA Basis, (ii) any determination of Consolidated Interest Expense or Consolidated EBITDA for any portion of any Test Period which ends prior to the Initial Borrowing Date shall be calculated in accordance with the definition of Test Period contained herein and (iii) for purposes of calculating the Applicable Margins, financial ratios, financial terms, all covenants and related definitions, all such calculations based on the operations of the Borrower and its Subsidiaries on a consolidated basis shall be made without giving effect to the operations of any Unrestricted Subsidiaries.

            (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days (365-366 days in the case of interest on Base Rate Loans maintained at the Prime Lending Rate).

            (c) For purposes of this Agreement, the Dollar Equivalent of the Stated Amount of each Letter of Credit denominated in Euros shall be calculated on the date when such Letter of Credit is issued, on the first Business Day of each month and at such other times as designated by the Administrative Agent. Such Dollar Equivalent shall remain in effect until the same is recalculated by the Administrative Agent as provided above and notice of such recalculation is received by the Borrower, it being understood that until such notice of such recalculation is received, the Dollar Equivalent shall be that Dollar Equivalent as last reported to


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the  Borrower  by the  Administrative  Agent.  The  Administrative  Agent  shall promptly notify the Borrower and the Lenders of each such determination of the Dollar Equivalent.

            13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Agreement Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Agreement Party hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 111 Eighth Avenue, New York, New York, 10011, as its authorized designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such authorized designee, appointee and agent shall cease to be available to act as such, each Credit Agreement Party agrees to designate a new authorized designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Administrative Agent under this Agreement. Each Credit Agreement Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Credit Agreement Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Agreement Party. Each Credit Agreement Party further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Agreement Party, at its address for notices pursuant to Section 13.03, such service to become effective 30 days after such mailing. Each Credit Agreement Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any Agent, the Collateral Agent, any Lender or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

            (b) Each Credit Agreement Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            13.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the


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same  instrument.  A complete  set of  counterparts  executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

            13.10  EFFECTIVENESS.  This Agreement shall become  effective on the date (the "EFFECTIVE DATE") on which each Credit Agreement Party, the Administrative Agent, and each Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same (including by way of facsimile transmission) to the Administrative Agent at the Notice Office or at the office of Administrative Agent's counsel. The
Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

            13.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            13.12 AMENDMENT OR WAIVER; ETC. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected thereby in the case of the following clause
(i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest (other than as a result of any waiver of the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i), notwithstanding the fact that such amendment or modification actually results in such a reduction), (ii) release
(x) all or substantially all of the Collateral (except as expressly provided in the Security Documents) under all the Security Documents or (y) all or substantially all of the Guarantors from the Subsidiaries Guaranty, (iii) amend, modify or waive any provision of this Section 13.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Term Loans and the Revolving Loan Commitments on the Effective Date), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date), (v) amend or modify Section 13.06 in a manner that would alter the pro rata sharing of payments required thereby, or (vi) consent to the assignment or transfer by any Credit Agreement Party of any of its rights and obligations under this Agreement or any other Credit Document (except in accordance with the terms hereof) PROVIDED FURTHER, that no such change, waiver, discharge or termination shall (t) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any


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Commitment of any Lender shall not  constitute an increase in the  Commitment of such Lender), (u) without the consent of each Letter of Credit Issuer, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (v) without the consent of the Swingline Lender, alter its rights or obligations with respect to Swingline Loans, (w) without the consent of the respective Agent, amend, modify or waive any provision of Section 12 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent, (x) without the consent of the Supermajority Lenders of a relevant Tranche, reduce the amount of or extend the date of, any Scheduled Repayment (except that, if additional Loans are made pursuant to a given Tranche, the Scheduled Repayments of such Tranche may be increased on a proportionate basis without the consent otherwise required by this clause (x)), (y) amend the definition of Supermajority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Effective Date) and (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

            (b) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, on and after the Term Loan Commitment Termination Date, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of the Borrower if the respective Lender's consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the Revolving Loan Commitments and/or Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender's individual consent) with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Revolving Loan Commitment (if such Lender's consent is required as a result of its Revolving Loan Commitment) and/or repay each Tranche of outstanding Loans of such Lender which gave rise to the need to obtain such Lender's consent and/or cash collateralize its applicable Adjusted RL Percentage of the Letter of Credit of Outstandings, in accordance with Sections 3.02(b) and/or 4.01(b), PROVIDED that, unless the Commitments which are terminated and Loans which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause
(B), the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, PROVIDED FURTHER, that the Borrower shall not have the right to replace a Lender, terminate its Commitment or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

            (c) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, no Security Document shall be amended, modified or


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supplemented  without the consent of the Required Secured  Creditors;  PROVIDED,
HOWEVER, that any amendment, modification or supplement affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) also shall require the written consent of the Requisite Creditors of such affected Class. For the purpose of this Agreement and the Security Documents, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations, (y) the Other Creditors as the holders of the Other Obligations or (z) the Eurobond Creditors as the holders of the Eurobond Obligations. For the purpose of this Agreement and the Security Documents, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Lenders (or, to the extent provided in this Section 13.12, each of the Lenders), (y) with respect to the Other Obligations, the holders of at least a majority of all Other Obligations outstanding from time to time and (z) with respect to the Eurobond Obligations, the Required Eurobond Creditors.

            13.13 SURVIVAL. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.05, 4.04, 12.07 and 13.01, shall, subject to the provisions of Section 13.18 (to the extent applicable), survive the execution and delivery of this Agreement and the making and repayment of the Loans.

            13.14 DOMICILE OF LOANS AND COMMITMENTS. Each Lender may transfer and carry its Loans and/or Commitments at, to or for the account of any branch office, subsidiary or affiliate of such Lender; PROVIDED that the Borrower shall not be responsible for costs arising under Section 1.10, 1.11, 2.05 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent such costs would not otherwise be applicable to such Lender in the absence of such transfer.

            13.15 CONFIDENTIALITY. (a) Each of the Lenders agrees that it will use its reasonable efforts not to disclose without the prior consent of Holdings (other than to its directors, trustees, employees, officers, auditors, counsel or other professional advisors, to affiliates or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, PROVIDED that such persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender) any information with respect to Holdings or any of its Subsidiaries which is furnished by Holdings or any of its Subsidiaries pursuant to this Agreement; PROVIDED that any Lender may disclose any such information
(a) which is publicly known at the time of the disclosure or which has become generally available to the public, (b) as may be required or appropriate (x) in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or (y) in connection with any request or requirement of any such regulatory body (including any securities exchange or self-regulatory organization), (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation or other legal process, (d) to comply with any law, order, regulation or ruling applicable to such Lender, and
(e) to any pledgee referred to in Section 13.04(c) or any prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Lender; PROVIDED that such pledgee or prospective transferee agrees to be bound by this Section 13.15 to the same extent as such Lender.


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            (b) Each Credit Agreement Party hereby  acknowledges and agrees that each Lender may share with any of its affiliates, directors, trustees, employees, officers, auditors, counsel or other professional advisors any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings and its Subsidiaries), PROVIDED that such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender.

            13.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            13.17 REGISTER. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 13.17, to maintain a register (the "REGISTER") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of any Commitment of such Lender and the rights to the principal of, and interest on, any Loan shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Commitment and/or Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Commitment and/or Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.17.

            13.18 LIMITATION ON ADDITIONAL AMOUNTS, ETC. Notwithstanding anything to the contrary contained in Section 1.10, 1.11, 2.05 or 4.04 of this Agreement, unless a Lender gives notice to the Borrower that it is obligated to pay an amount under such Section within 90 days after the later of (x) the date the Lender incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be, to the extent of the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable


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or  reduction in return on capital that are incurred or suffered on or after the date which occurs 90 days prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be. This Section 13.18 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11, 2.05 and 4.04.

            13.19 USA PATRIOT ACT. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act, and the Borrower agrees to provide such information from time to time to any Lender.

            13.20 CONVERSION OF CURRENCIES. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

            (b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "APPLICABLE CREDITOR") shall, notwithstanding any judgment in a currency (the "JUDGMENT
CURRENCY") other than the currency in which such sum is stated to be due hereunder (the "AGREEMENT CURRENCY"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this Section 13.20 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

            13.21 REGULATORY MATTERS. The Agents and the Lenders hereby agree that they will not take action pursuant to the Security Documents with respect to any item of Collateral unless and until such time as all applicable requirements (if any) of the FCC or other Governmental Authority and the respective laws, rules and regulations thereof have been satisfied or that would constitute or result in an assignment or a change of control of the FCC or other governmental permits, licenses, or other authorizations now held by or to be issued to the Borrower or any of its Subsidiaries, or otherwise would require prior notice to or approval from a Governmental Authority, without first providing such notice or obtaining such prior approval. The Borrower agrees to take any action which the Collateral Agent may reasonably request consistent with and subject to and in accordance with applicable law in order to obtain from the FCC or any other relevant Governmental Authority such approval as may be necessary to enable the Lenders to exercise the full rights and benefits granted to the Lenders pursuant to this Agreement, including the use of the Borrower's commercially reasonable efforts to assist in


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obtaining the approval of the FCC or any other relevant  Governmental  Authority for any action or transaction contemplated by the Security Documents for which such approval is required by law and specifically, without limitation, upon request, to prepare, sign and file with the FCC or any other relevant Governmental Authority the assignor's or transferor's and licensee's portions of any application or applications for consent to the assignment or transfer of control of any FCC or other governmental satellite construction permit, license or other authorization to operate that may be necessary or appropriate under the rules of the FCC or such other Governmental Authority for approval of any sale or transfer of control of the Collateral pursuant to the exercise of the Secured Creditors' rights and remedies under the Security Documents. The Borrower
further  consents,   subject  to  obtaining  any  necessary  approvals,  to  the assignment or transfer of control of any FCC or other governmental satellite construction permit, license, or other authorization to operate to a receiver, trustee, or similar official or to any purchaser of the Collateral pursuant to any public or private sale, judicial sale, foreclosure, or exercise of other remedies available to the Lenders as permitted by applicable law.

            13.22 APPLICATION OF PROCEEDS. (a) All moneys collected by the Collateral Agent upon any sale or other disposition of any Collateral, together with all other moneys received by the Collateral Agent under any Security Document, shall be applied as follows:

            (i) first, to the payment of all amounts owing the Collateral Agent in its capacity as such for (x) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral, (y) the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights under this Agreement or any Security Document, together with reasonable attorneys' fees and court costs, in each case, in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of Holdings or its Subsidiaries and after an Event of Default shall have occurred and be continuing and (z) all amounts paid by the Collateral Agent for which the Collateral Agent is indemnified by the Borrower or any of its Subsidiaries and for which the Collateral Agent is entitled to reimbursement pursuant to Section 12.07 or the indemnification provisions contained in the Security Documents;

            (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), to the payment of (A) all amounts owing to any Agent in its capacity as such for (x) all amounts paid by such Agent for which such Agent is indemnified by the Borrower or any of its Subsidiaries and for which such Agent is entitled to reimbursement pursuant to Section 12.07 or the indemnification provisions contained in the Security Documents and (y) all amounts owing to any Agent pursuant to any of the Credit Documents in its capacity as such and (B) all amounts owing to the Collateral Trustee pursuant to the Collateral Trust Agreement in its capacity as such;

            (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 13.22(d), with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the


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      proceeds are insufficient to pay in full all such Primary Obligations, its
      Pro Rata Share of the amount remaining to be distributed;

            (iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 13.22(d), with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

            (v) fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), inclusive, and following the termination of this Agreement and the Security Documents, to the Borrower or its relevant Subsidiary or to whomever may be lawfully entitled to receive such surplus.

            (b) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors shall be applied (for purposes of making determinations under this Section 13.22 only)
(i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

            (c) Each of the Secured Creditors, by their acceptance of the benefits of the Security Documents, agrees and acknowledges that if the Lenders receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under this Agreement (which shall only occur after all outstanding Revolving Loans and Unpaid Drawings have been paid in full), such amounts shall be paid to the Administrative Agent and held by it, for the equal and ratable benefit of the Lenders, as cash security for the repayment of all obligations owing to the Lenders as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all obligations owing to the Lenders after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Collateral Agent for distribution in accordance with Section 13.22(a).

            (d) All payments  required to be made hereunder shall be made (x)
if to the Lenders,  to the Administrative  Agent for the account of the Lenders,
(y) if to the Hedging Counterparties, to the trustee, paying agent or other similar representative (each, a "REPRESENTATIVE") for the Hedging Counterparties or, in the absence of such a Representative, directly to the Hedging Counterparties and (z) if to the Eurobond Creditors, to the Collateral


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Trustee to be held in trust by the  Collateral  Trustee  for the  benefit of the
Eurobond Creditors at the scheduled maturity of the Eurobond Obligations.

            (e) For  purposes of applying  payments  received in  accordance with this Section 13.22, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent, (ii) the Representative or, in the absence of such a Representative, upon the Hedging Counterparties and (iii) the Collateral Trustee, in each case for a determination (which the Administrative Agent, each Representative, the Hedging Counterparties and the Collateral Trustee agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Lenders, the Hedging Counterparties or the Eurobond Creditors, as the case may be. Unless it has received written notice from a Lender, a Hedging Counterparty or a Eurobond Creditor to the contrary, the Administrative Agent, each Representative and the Collateral Trustee, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has written notice from a Hedging Counterparty to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Hedging Agreements are in existence.

            (f) It is understood that Holdings and the other Credit Parties shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

            13.23 ACKNOWLEDGMENT OF INDEBTEDNESS AND JOINT CREDITORSHIP. (a) Notwithstanding any other provision of this Agreement, Intelsat Global hereby irrevocably and unconditionally agrees and covenants with the Collateral Agent by way of an abstract acknowledgement of indebtedness that it owes to the Collateral Agent as creditor in its own right and not as a representative of the Secured Creditors, sums equal to, and in the currency of, each and every obligation of Intelsat Global under this Agreement, the other Credit Documents and Intelsat Global's guaranty in respect of the Eurobond 8 1/8% Notes (the "INTELSAT GLOBAL SECURED OBLIGATIONS"), as and when that amount falls due for payment. The Collateral Agent shall be the joint creditor (together with the Secured Creditors) of all obligations of Intelsat Global towards each of the Secured Creditors in respect of the Intelsat Global Secured Obligations.

            (b) Intelsat Global undertakes to pay to the Collateral Agent upon first written demand after the amount payable by Intelsat Global to each of the Secured Creditors with respect to the Intelsat Global Secured Obligations has become due and payable.

            (c) The Collateral Agent has the independent right to demand and receive full or partial payment of the amounts payable by Intelsat Global under this Section 13.23, irrespective of any discharge of Intelsat Global's obligation to pay those amounts to the other Secured Creditors resulting from failure by them to take appropriate steps, in insolvency proceedings affecting Intelsat Global, to preserve their entitlement to be paid those amounts.

            (d) Any amount due and payable by Intelsat Global to the Collateral Agent for the benefit of the Secured Creditors under this Section 13.23 shall be decreased to the extent that the Secured Creditors have received (and are able to retain) payment in full of the corresponding amount in respect of the Intelsat Global Secured Obligations and any amount due and payable by


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Intelsat  Global  to the  Secured  Creditors  under  those  provisions  shall be decreased to the extent that the Collateral Agent has received (and is able to retain) payment in full of the corresponding amount under this Section 13.23, PROVIDED that Intelsat Global may not consider its obligations towards a Secured Creditor to be so discharged by virtue of any set-off, counterclaim or similar defense that it may invoke vis-a-vis the Collateral Agent.

            (e) The rights of the Secured Creditors (other than the Collateral Agent) to receive payment of amounts payable by Intelsat Global in respect of the Intelsat Global Secured Obligations are several and are separate and independent from, and without prejudice to, the rights of the Collateral Agent to receive payment under this Section 13.23.

            13.24 PROVISIONS RELATING TO EUROBONDS. At any time when any Eurobond Obligations are outstanding, the following provisions shall apply notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Credit Document:

            (a)  The  Eurobond  Creditors   (together  with  all  other  Secured
Creditors) shall be deemed to be third party beneficiaries of the Eurobond Guaranties, Security Documents and the Related Security Provisions.

            (b) No Security Document may be amended, modified or supplemented except as provided in Section 13.12(c). In addition to the requirements of
Section 13.12, no Related Security Provision or any Guaranty may be amended, modified or supplemented in a manner that could reasonably be expected to materially adversely affect the right and ability of Eurobond Creditors to fully receive the benefit of their equal and ratable share in the Collateral without the consent of the Collateral Trustee, acting upon the instructions of the Required Eurobond Creditors (unless, in the case of amendments, modifications or supplements occurring when no Triggering Event has occurred and is continuing, the benefit to all Secured Creditors from the Collateral would be equally adversely affected by such amendment, modification or supplement).

            (c) Asset  Dispositions shall continue to be subject to the terms of
Section 4.02(c), PROVIDED that any Net Asset Disposition Proceeds therefrom shall be applied PRO RATA to the Secured Obligations in the manner set forth in
Section 13.22.

            (d) Equity  Interests  shall  continue to be subject to the terms of
Section 4.02(e), PROVIDED that any Net Cash Proceeds from any sale or issuance of Equity Interests that have been pledged as Collateral pursuant to the Security Documents shall be applied PRO RATA to the Secured Obligations in the manner set forth in Section 13.22.

            (e) The  Borrower  may  voluntarily  prepay  any Loans  pursuant  to
Section 4.01, PROVIDED that any amounts so prepaid shall be applied PRO RATA to the Secured Obligations in the manner set forth in Section 13.22, PROVIDED FURTHER that voluntary prepayments may be applied solely to the Loans and not PRO RATA to all Secured Obligations so long as (i) no Triggering Event has occurred and is continuing and (ii) such voluntary prepayment is made from the proceeds of assets sold or generated (such as, but not limited to, proceeds received from accounts receivable) in the ordinary course of business by the Borrower or the other Credit Parties.


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            (f) In the event that the  operation  of clauses (b), (c) and/or (d)
above results in any amount being distributed to the Collateral Trustee pursuant to Section 13.22(d), then on the date of such distribution the Total Term Loan Commitment shall be permanently reduced by an equivalent amount (with such reduction applied PRO RATA to the Term Loan Commitment of each Lender).

            (g) At any time when no Triggering Event has occurred and is continuing, any Lien granted to or held by the Collateral Agent upon any Collateral and Guarantees may be released at the direction of the Required Lenders (or, to the extent provided in Section 13.12, each of the Lenders), PROVIDED that either (i) substitute Collateral and/or a Guarantee, as the case may be, is provided for the equal and ratable benefit of all Secured Creditors or (ii) such release is effected in a manner so that none of the Secured Creditors (A) continue to be entitled to the benefits of such Lien or Guarantee (or become entitled to the benefits of a substitute Lien or guarantee) or (B) share in any proceeds realized upon the sale or other distribution of such Collateral on other than an equal and ratable basis within 90 days following the release (other than with respect to the proceeds of assets sold or generated (such as, but not limited to, the proceeds from accounts receivable) in the ordinary course of business by the Borrower or the other Credit Parties). At any time when a Triggering Event has occurred and is continuing, releases of any Lien granted to or held by the Collateral Agent upon any Collateral or any Guaranty may only be effected upon the written consent of both (i) the Required Lenders (or, to the extent provided in Section 13.12, each of the Lenders) and
(ii) the Collateral Trustee acting upon the written instruction of the Required Eurobond Creditors.

            (h) The Administrative Agent may control the decision to exclude assets or property as Collateral based on a balancing of the expense, tax or regulatory consequence or difficulty of subjecting such assets or property to the lien of the Security Documents against the benefits that would accrue to the Secured Creditors, PROVIDED that the excluded assets or property shall not be pledged for the sole benefit of the Lender Creditors or the sole benefit of the Lender Creditors and the Other Creditors.

            (i) In the event that, after the Initial Borrowing Date, any Credit Party creates any new Lien or any Person shall guaranty any of the Credit Document Obligations, such Credit Party and the Borrower shall, and shall request the Collateral Agent to, take all actions necessary to ensure that such Lien or guaranty is also provided for the equal and ratable benefit of the Eurobond Creditors in a manner substantially the same as provided by the Credit Documents as in effect on the Initial Borrowing Date.

            (j) The parties hereto hereby recognize that the Collateral Trustee has irrevocably designated and appointed DBTCA as Collateral Agent pursuant to the Collateral Trust Agreement to act as specified herein and in the other Security Documents, has authorized and directed the Collateral Agent to enter into the Security Documents for the benefit of itself and the Eurobond Creditors and has appointed the Collateral Agent as trustee (TREUHAENDER) and administrator for the purpose of holding in trust (TREUHAND), administering, enforcing and releasing the German Security for the benefit of itself and the Eurobond Creditors.


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


            SECTION 14.  HOLDINGS GUARANTY.

            14.01 THE HOLDINGS GUARANTY. In order to induce the Agents and the Lenders to enter into this Agreement and to extend credit hereunder, to induce Lenders or any of their respective Affiliates to enter into the Interest Rate Protection Agreements or Other Hedging Agreements, and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans, the issuance of the Letters of Credit, and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements, Holdings hereby agrees with the Guaranteed Creditors as follows: Holdings hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors becomes due and payable hereunder, Holdings irrevocably and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Guaranteed Obligations. This Holdings Guaranty is a guaranty of payment and not of collection. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected in good faith by such payee with any such claimant (including the Borrower), then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation of this Holdings Guaranty or other instrument evidencing any liability of the Borrower, and Holdings shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

            14.02 BANKRUPTCY. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence of an Event of Default under Section 10.05, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

            14.03 NATURE OF LIABILITY. (a) The liability of Holdings hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by any other guarantor or by any other party, and the liability of Holdings hereunder shall not be affected or impaired by (i) any direction as to application of payment by the Borrower or by any other party, or (ii) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (iii) any payment on or in reduction of any such other guaranty or undertaking, or (iv) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (v) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by


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


reason of any such proceeding, or (vi) the lack of validity or enforceability of any Credit Document or any instrument relating thereto.

            (b) The liability of Holdings shall not be affected nor shall this Holdings Guaranty be discharged or reduced by reason of:

            (i) the incapacity or any change in the name, style or constitution of the Borrower or any other person liable;

            (ii) the Collateral Agent granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, the Borrower or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from the Borrower or any other person liable;

            (iii) any novation of any Credit Document (including, without limitation, any novation arising on the amalgamation of companies); or

            (iv) any act or omission which would not have discharged or affected the liability of Holdings had it been a principal debtor instead of a guarantor or by anything done or omitted which but for this provision might operate to exonerate or discharge Holdings.

            14.04 INDEPENDENT OBLIGATION. The obligations of Holdings hereunder are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. Holdings waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Holdings.

            14.05 AUTHORIZATION. Holdings authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

            (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Holdings Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

            (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

            (c) exercise or refrain from exercising any rights against the Borrower, any other Credit Party or others or otherwise act or refrain from acting;

            (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

            (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

            (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of Holdings or the Borrower remain unpaid;

            (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements;

            (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Holdings Guaranty;

            (i) release any collateral security for the Guaranteed Obligations; and/or

            (j) change its corporate structure.

            14.06 RELIANCE. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

            14.07 SUBORDINATION. Any of the indebtedness of the Borrower now or hereafter owing to Holdings is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to Holdings shall be collected, enforced and received by Holdings for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Holdings Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any of the indebtedness of the Borrower to Holdings, Holdings shall mark such note or negotiable


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


instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Holdings hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Holdings Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

            14.08  WAIVERS.  (a) Holdings  waives any right  (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Holdings waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by any Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guaranteed Obligations have been paid. Holdings waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against the Borrower or any other party or any security.

            (b) Holdings waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Holdings Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Holdings assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that neither the Agents nor any Lender shall have any duty to advise Holdings of information known to them regarding such circumstances or risks.

            (c) Holdings warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law."

            14.09 MAXIMUM LIABILITY. It is the desire and intent of Holdings and the Guaranteed Creditors that this Holdings Guaranty shall be enforced against Holdings to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Holdings under this Holdings Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including,


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


without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of Holdings shall be deemed to be reduced and Holdings shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

                                     * * *


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



            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


                                    ZEUS MERGER ONE LIMITED


                                    By__________________________________________
                                      Name:
                                      Title:


                                    ZEUS MERGER TWO LIMITED


                                    By__________________________________________
                                      Name:
                                      Title:


                                    DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                       Individually, as
                                       Administrative Agent and as Collateral
                                       Agent


                                    By__________________________________________
                                      Name:
                                      Title:

                                                                   SCHEDULE 1.01


                         LIST OF LENDERS AND COMMITMENTS


                                            REVOLVING LOAN        TERM LOAN
LENDER                                        COMMITMENT          COMMITMENT
------                                        ----------          ----------

Deutsche Bank Trust Company Americas            $               $350,000,000









      Total                                $300,000,000         $350,000,000
                                           ============         ============

                                                                  SCHEDULE 13.03


                                LENDER ADDRESSES


Lenders                                  Addresses